Exhibit 10.1

EXECUTION VERSION

ELEVENTH AMENDMENT

ELEVENTH AMENDMENT, dated as of July 27, 2022 (this “Agreement”), among Anywhere Intermediate Holdings LLC (formerly known as Realogy Intermediate Holdings LLC) (“Holdings”), Anywhere Real Estate Group LLC (formerly known as Realogy Group LLC) (the “Borrower”), the Extending Lenders (as defined below), the Issuing Banks and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Agreement, the “Amended Credit Agreement”), among Holdings, the Borrower, the several lenders from time to time parties thereto (the “Lenders”), the Administrative Agent and the other agents parties thereto;

WHEREAS, the Borrower has (i) existing Revolving Facility Commitments and Revolving Facility Loans with a maturity date of February 8, 2023 (the “Non-Extended 2023 Revolving Commitments” and the “Non-Extended 2023 Revolving Loans”, respectively) and (ii) existing Revolving Facility Commitments and Revolving Facility Loans with a maturity date of February 8, 2025 (the “Extended 2025 Revolving Commitments” and the “Extended 2025 Revolving Loans”, respectively);

WHEREAS, the lenders party hereto with outstanding Extended 2025 Revolving Commitments (collectively, the “Extending Lenders”; and any Revolving Lenders with Extended 2025 Revolving Commitments who are not Extending Lenders, collectively, the “Non-Extending 2025 Revolving Lenders”; the commitments of such Non-Extending 2025 Revolving Lenders, the “Non-Extended 2025 Revolving Commitments” and the loans made thereunder, the “Non-Extended 2025 Revolving Loans”; the Non-Extended 2025 Revolving Commitments, together with the Non-Extended 2023 Revolving Commitments, the “Non-Extended Revolving Commitments” and the Non-Extended 2025 Revolving Loans, together with the Non-Extended 2023 Revolving Loans, the “Non-Extended Revolving Loans”) are severally willing to extend the maturity date of all of their Extended 2025 Revolving Commitments and Extended 2025 Revolving Loans as set forth in Section 3 of this Amendment, subject to the terms and conditions set forth in this Agreement and the Amended Credit Agreement (the “Amended Revolving Facility”);

WHEREAS, the Borrower will terminate the Non-Extended Revolving Commitments and prepay the Non-Extended Revolving Loans;

WHEREAS, the Revolving Facility Loans made pursuant to the Extended 2027 Revolving Commitments (as defined below) (the “Extended 2027 Revolving Loans”) will replace and refinance the currently outstanding Extended 2025 Revolving Loans;

WHEREAS, except as otherwise provided herein, the Extended 2027 Revolving Commitments and Extended 2027 Revolving Loans will have the same terms as the Extended 2025 Revolving Commitments and Extended 2025 Revolving Loans, as the case may be, outstanding under the Credit Agreement immediately prior to the Eleventh Amendment Effective Date (such existing Extended 2025 Revolving Commitments, the “Existing Revolving Commitments”; such existing Extended 2025 Revolving Loans, collectively, the “Existing Revolving Loans”; and the Lenders holding such Existing Revolving Commitments, collectively, the “Existing Revolving Lenders”);

WHEREAS, pursuant to Section 10.08 of the Credit Agreement, Holdings, the Borrower, each Lender party hereto wish to make certain other amendments to the Credit Agreement as set forth in Section 2 herein; and

WHEREAS, J.P. Morgan Chase Bank, N.A. is the lead arranger and bookrunner for the Agreement and Bank of America, N.A., Barclays Bank PLC, Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, Truist Bank, BMO Capital Markets Corp., Santander Bank, N.A., and Goldman Sachs Bank USA are each Extending Lenders and are joint lead arrangers and joint bookrunners for the Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2. Amendments.

(a) Holdings, the Borrower, the Administrative Agent and the Required Lenders, party hereto, agree to amend the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto and, pursuant to and in accordance with the terms and conditions set forth in this Agreement and the Credit Agreement.

(b) The Revolving Facility Commitments set forth in Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

(c) Schedules 1.01A, 1.01AA, 1.01D, 1.01F, 1.01H, 1.01I, 3.08, 6.01, 6.02(a), 6.04 and 10.01 to the Credit Agreement are hereby amended and restated in their respective entirety as set forth in Exhibit C hereto.

(d) The Credit Agreement is hereby amended to include a new Schedule 3.09(a), attached hereto as Exhibit D, in the correct numerical order.

(e) Exhibit B-1 to the Credit Agreement is hereby amended by adding “or Term Benchmark Borrowings” immediately after “Eurocurrency Borrowing”.

(f) Exhibit C to the Credit Agreement is hereby amended by adding “or Term Benchmark Loans” immediately after “Eurocurrency Loans”.

SECTION 3. Extended 2027 Revolving Commitments.

(a) The Extended 2027 Revolving Commitment of each Extending Lender will be available to the Borrower on and after the Eleventh Amendment Effective Date. The “Extended 2027 Revolving Commitment” of any Extending Lender will be the amount set forth opposite such Lender on Schedule 2.01 (as amended pursuant to Section 2(b) hereof) to the Credit Agreement and each Extending Lender’s participation in Revolving Letters of Credit is equal to the product of (A) such Extending Lender’s Pro Rata Share and (B) the aggregate amount available to be drawn under such Revolving Letter of Credit.

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For the avoidance of doubt, Revolving Facility Lenders with Non-Extended Revolving Commitments shall not have any participation in Revolving Letters of Credit after the Eleventh Amendment Effective Date. The obligation of each Extending Lender to make Extended 2027 Revolving Loans and to provide Extended 2027 Revolving Commitments on the Eleventh Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Agreement.

(b) On and after the Eleventh Amendment Effective Date, each reference in the Amended Credit Agreement to (i) “Revolving Facility Commitments” shall be deemed a reference to the Extended 2027 Revolving Commitments contemplated hereby and (ii) “Revolving Facility Loans” shall be deemed a reference to Extended 2027 Revolving Loans contemplated hereby, as the case may be, except as the context may otherwise require.

(c) A Person shall become a party to the Amended Credit Agreement (including all of the rights and obligations thereunder) as a Revolving Facility Lender thereunder and an Extending Lender as of the Eleventh Amendment Effective Date by executing and delivering, on or prior to the Eleventh Amendment Effective Date, a signature page hereto in its capacity as an Extending Lender.

SECTION 4. Effectiveness. This Agreement (including the Extended 2027 Revolving Commitments provided herein) shall become effective as of the date (the “Eleventh Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received a duly executed and completed counterpart hereof that bears the signature of (i) the Borrower, (ii) Holdings, (iii) the Administrative Agent, (iv) each Extending Lender and (v) the Issuing Banks.

(b) The Administrative Agent shall have received (i) for its own account, all fees due and payable thereto, (ii) for the account of each Extending Lender, an upfront fee in an amount equal to 0.25% of such Lender’s Existing Revolving Commitments and (iii) for the account of each Extending Lender, a fee in an amount equal to 0.40% of such stated principal amount of Extended 2027 Revolving Commitments provided by such Extending Lender on the Eleventh Amendment Effective Date in excess of such Lender’s Existing Revolving Commitments on the Eleventh Amendment Effective Date.

(c) To the extent invoiced, the Administrative Agent shall have received reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) in connection with this Agreement and any other reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under the Amended Credit Agreement or under any Loan Document.

(d) No Default or Event of Default shall have occurred and be continuing.

(e) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (i) after giving effect to this Agreement, the representations and warranties set forth in Section 5 of this Agreement are true and correct in all material respects on and as of the Eleventh Amendment Effective Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date (other than the representations and warranties contained in Section 3.18 of the Amended Credit Agreement, which shall be true and correct in all material respects as of the Eleventh Amendment Effective Date)); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects, and (ii) no Default or Event of Default has occurred and is continuing on the Eleventh Amendment Effective Date after giving effect to this Agreement.

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(f) The Administrative Agent shall have received, on behalf of itself, the Lenders party hereto and the Issuing Banks on the Eleventh Amendment Effective Date (after giving effect hereto), a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (ii) local counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.02(b) to the Amended Credit Agreement, in each case (A) dated the Eleventh Amendment Effective Date, (B) addressed to the Administrative Agent, the Lenders party hereto and the Issuing Banks and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement and the Loan Documents as the Administrative Agent shall reasonably request.

(g) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii) and (iii) below:

(i) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Eleventh Amendment Effective Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Eleventh Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Eleventh Amendment Effective Date,

(C) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, and

(D) as to the incumbency and specimen signature of each officer executing any Loan Document (including this Agreement) or any other document delivered in connection herewith on behalf of such Loan Party; and

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(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(h) The Administrative Agent shall have received a solvency certificate in form and substance reasonably satisfactory to the Administrative Agent and signed by the Chief Financial Officer of the Borrower.

(i) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, requested not less than five business days prior to the date hereof.

(j) The Borrower will terminate the Non-Extended Revolving Commitments and prepay the Non-Extended Revolving Loans.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Lenders party hereto, the Issuing Banks and the Administrative Agent that as of the Eleventh Amendment Effective Date:

(a) This Agreement has been duly authorized, executed and delivered by it, and this Agreement and the Amended Credit Agreement constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Eleventh Amendment Effective Date with the same effect as though made on and as of the Eleventh Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date (other than the representations and warranties contained in Section 3.18 of the Amended Credit Agreement, which shall be true and correct in all material respects as of the Eleventh Amendment Effective Date)); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.

(c) No Default or Event of Default shall have occurred and be continuing.

SECTION 6. Effect of this Agreement.

(a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) On and after the Eleventh Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit

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Agreement as amended hereby. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7. Reaffirmation. Holdings and the Borrower hereby confirm and agree, on behalf of each of the Loan Parties, with respect to each Loan Document to which such Loan Parties are party to, that (i) all of their obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Agreement and (ii) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Agreement, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and related guarantees.

SECTION 8. General.

(a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent.

(c) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(d) Headings. The headings of this Agreement are used for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(e) FATCA Grandfathered Status. Solely for purposes of determining withholding Taxes under FATCA, from and after the Eleventh Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and each Extending Lender hereby authorizes the Administrative Agent to treat) the Extended 2027 Revolving Commitments established hereby as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

ANYWHERE REAL ESTATE GROUP LLC, as Borrower

By:	/s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title: Executive Vice President, Chief Financial Officer and Treasurer

ANYWHERE INTERMEDIATE HOLDINGS LLC, as Holdings

By:	/s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title: Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Extending Lender and an Issuing Bank

By:	/s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

Bank of America, N.A., as an Extending Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

BARCLAYS BANK PLC, as an Extending Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Director

Citizens Bank, N.A., as an Extending Lender

By:	/s/ Angela Reilly
Name: Angela Reilly
Title: Senior Vice President

Crédit Agricole Corporate and Investment Bank, as an Extending Lender and an Issuing Bank

By:	/s/ Paul Arens
Name: Paul Arens
Title: Director

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

TRUIST BANK, as an Extending Lender

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Managing Director

Bank of Montreal, as an Extending Lender and an Issuing Bank

By:	/s/ Sean Ball
Name: Sean Ball
Title: Managing Director

Santander Bank, N.A., as an Extending Lender

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Senior Vice President

GOLDMAN SACHS BANK USA, as an Extending Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Fifth Third Bank, National Association, as an Extending Lender

By:	/s/ J. David Izard
Name: J. David Izard
Title: Senior Vice President

MANUFACTURERS & TRADERS TRUST
COMPANY, as an Extending Lender

By:	/s/ Monika Aleksoska
Name:	Monika Aleksoska
Title:	Senior Vice President

Comerica Bank, as an Extending Lender

By:	/s/ Robert Yates
Name: Robert Yates
Title: VP, Relationship Manager

Crédit Industriel et Commercial, New York Branch, as an Extending Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

By:	/s/ Garry Weiss
Name: Garry Weiss
Title: Managing Director

Texas Capital Bank as an Extending Lender

By:	/s/ Claire Harrison
Name: Claire Harrison
Title: EVP

WEBSTER BANK, N.A., as an Extending Lender

By:	/s/ Steven W. Collins
Name: Steven W. Collins
Title: Vice President

~~CONFORMED COPY~~EXHIBIT A

~~through Ninth Amendment (dated as of July 24, 2020)~~

TO ELEVENTH AMENDMENT

~~This Composite Copy has been prepared solely for convenience of reference and is not a legal document. Reference should be made to the Credit Agreement as originally executed, the First Amendment, (dated as of March 10, 2014, the Second Amendment, dated as of October 23, 2015, the Third Amendment, dated as of July 20, 2016, the Fourth Amendment, dated as of January 23, 2017, the Fifth Amendment, dated as of February 8, 2018, the Sixth Amendment, dated as of February 8, 2018, the Eighth Amendment, dated as of August 2, 2019, the Ninth Amendment, dated as of July 24, 2020 and the Incremental Assumption Agreements entered into from time to time, as it is those documents, and not this Composite Copy, that set forth the rights and obligations of the parties thereto with respect to the Credit Agreement.~~

$2,395,000,000

Term and Revolving Loans

$155,000,000

Synthetic Letter of Credit Facility

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 5, 2013,

as amended by the First Amendment, dated as of March 10, 2014,

as amended by the Second Amendment, dated as of October 23, 2015,

as amended by the Third Amendment, dated as of July 20, 2016,

as amended by the Fourth Amendment, dated as of January 23, 2017,

as amended by the Fifth Amendment, dated as of February 8, 2018,

as amended by the Sixth Amendment, dated as of February 8, 2018,

as amended by the 2019 Incremental Assumption Agreement, dated as of March 27, 2019,

as amended by the Eighth Amendment, dated as of August 2, 2019,

as amended by the Ninth Amendment, dated as of July 24, 2020,

as amended by the Tenth Amendment, dated as of January 27, 2021, and as amended by the Eleventh Amendment, dated as of July 27, 2022

~~Among~~

among

ANYWHERE INTERMEDIATE HOLDINGS LLC (f/k/a REALOGY INTERMEDIATE HOLDINGS LLC),

ANYWHERE REAL ESTATE GROUP LLC (f/k/a REALOGY GROUP LLC),

as Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Co-Syndication Agents and Co-Documentation Agents,

GOLDMAN SACHS LENDING PARTNERS LLC,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.,

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Joint Bookrunners,

J.P. MORGAN SECURITIES LLC,

as Lead Arranger

GOLDMAN SACHS LENDING PARTNERS LLC,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Joint Lead Arrangers

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TABLE OF CONTENTS

Article I Definitions		1
Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	~~53~~64
Section 1.03	Effectuation of Transfers	~~54~~65
Section 1.04	Limited Condition Transactions	65
Section 1.05	Calculations	66

Article II The Credits		~~54~~66
Section 2.01	Commitments	~~54~~66
Section 2.02	Loans and Borrowings	~~54~~67
Section 2.03	Requests for Borrowings	~~55~~68
Section 2.04	Swingline Loans	~~56~~68
Section 2.05	Letters of Credit	~~57~~70
Section 2.06	Funding of Borrowings	~~64~~77
Section 2.07	Interest Elections	~~65~~78
Section 2.08	Termination and Reduction of Commitments; Return of Credit-Linked Deposits	79
	~~Deposits~~	~~66~~
Section 2.09	Repayment of Loans; Evidence of Debt	~~67~~80
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~67~~80
Section 2.11	Prepayment of Loans	~~69~~81
Section 2.12	Fees	~~71~~84
Section 2.13	Interest	~~73~~85
Section 2.14	Term Loan Alternate Rate of Interest	~~73~~86
Section 2.15	Increased Costs	~~74~~87
Section 2.16	Break Funding Payments	~~75~~88
Section 2.17	Taxes	~~75~~89
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~78~~91
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~79~~93
Section 2.20	Incremental Commitments	~~80~~94
Section 2.21	Credit-Linked Deposit Account	~~86~~99
Section 2.22	Currency Equivalents	~~86~~100
Section 2.23	Defaulting Lenders	~~87~~100
Section 2.24	Revolving Facility Alternate Rate of Interest	102

Article III Representations and Warranties		~~88~~104
Section 3.01	Organization; Powers	~~88~~104
Section 3.02	Authorization	~~89~~105
Section 3.03	Enforceability	~~89~~105
Section 3.04	Governmental Approvals	~~89~~105
Section 3.05	Financial Statements	~~89~~105
Section 3.06	No Material Adverse Effect	~~90~~106
Section 3.07	Title to Properties; Possession Under Leases	~~90~~106
Section 3.08	Subsidiaries	~~90~~106
Section 3.09	Litigation; Compliance with Laws	~~90~~106
Section 3.10	Federal Reserve Regulations	~~91~~107
Section 3.11	Investment Company Act	~~91~~107
Section 3.12	Use of Proceeds	~~91~~107
Section 3.13	Tax Returns	~~91~~107

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Section 3.14	No Material Misstatements	~~92~~108
Section 3.15	Employee Benefit Plans	~~92~~108
Section 3.16	Environmental Matters	~~93~~109
Section 3.17	Security Documents	~~93~~110
Section 3.18	Solvency	~~94~~110
Section 3.19	Labor Matters	~~95~~111
Section 3.20	Intellectual Property; Licenses, Etc	~~95~~111
Section 3.21	Senior Debt	~~95~~112
Section 3.22	Anti-Corruption Laws and Sanctions	~~95~~112
Section 3.23	~~EEA~~Affected Financial Institutions	~~96~~112
Section 3.24	ERISA Matters	112

Article IV Conditions of Lending		~~96~~112
Section 4.01	All Credit Events	~~96~~112
Section 4.02	Effectiveness of Commitments	~~96~~113

Article V Affirmative Covenants		~~98~~115
Section 5.01	Existence; Businesses and Properties	~~99~~115
Section 5.02	Insurance	~~99~~116
Section 5.03	Taxes	~~100~~116
Section 5.04	Financial Statements, Reports, etc	~~100~~117
Section 5.05	Litigation and Other Notices	~~102~~119
Section 5.06	Compliance with Laws	~~102~~119
Section 5.07	Maintenance of Records; Access to Properties and Inspections	~~102~~119
Section 5.08	Compliance with Environmental Laws	~~103~~119
Section 5.09	Further Assurances; Additional Security	~~103~~120
Section 5.10	Ratings	~~105~~122
Section 5.11	Compliance with Material Contracts	~~105~~122
Section 5.12	Post-Closing Covenant	~~105~~122

Article VI Negative Covenants		~~105~~122
Section 6.01	Indebtedness	~~106~~122
Section 6.02	Liens	~~110~~127
Section 6.03	Sale and Lease-Back Transactions	~~115~~132
Section 6.04	Investments, Loans and Advances	~~115~~133
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~119~~137
Section 6.06	Restricted Payments	~~122~~140
Section 6.07	Transactions with Affiliates	~~124~~142
Section 6.08	Business of the Borrower and the Subsidiaries	~~126~~145
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc	~~126~~145
Section 6.10	Senior Secured Leverage Ratio	~~129~~148
Section 6.11	Use of Proceeds	~~129~~152

Article VII Holdings Covenants		~~130~~153

Article VIII Events of Default		~~130~~153
Section 8.01	Events of Default	~~130~~153
Section 8.02	Exclusion of Immaterial Subsidiaries	~~133~~156
Section 8.03	Right to Cure	~~133~~156

Article IX The Agents		~~134~~157
Section 9.01	Appointment	~~134~~157
Section 9.02	Delegation of Duties	~~135~~158
Section 9.03	Exculpatory Provisions	~~136~~159
Section 9.04	Reliance by Administrative Agent	~~136~~159
Section 9.05	Notice of Default	~~137~~160
Section 9.06	Non-Reliance on Agents and Other Lenders	~~137~~160
Section 9.07	Indemnification	~~137~~161
Section 9.08	Agent in Its Individual Capacity	~~138~~161
Section 9.09	Successor Administrative Agent	~~138~~161
Section 9.10	Agents and Arrangers	~~139~~162
Section 9.11	Intercreditor Agreements and Collateral Matters	~~139~~162

Article X Miscellaneous		~~139~~162
Section 10.01	Notices; Communications	~~139~~162
Section 10.02	Survival of Agreement	~~140~~163
Section 10.03	Binding Effect	~~140~~164
Section 10.04	Successors and Assigns	~~140~~164
Section 10.05	Expenses; Indemnity	~~146~~169
Section 10.06	Right of Set-off	~~147~~171
Section 10.07	Applicable Law	~~148~~171
Section 10.08	Waivers; Amendment	~~148~~171
Section 10.09	Interest Rate Limitation	~~151~~175
Section 10.10	Entire Agreement	~~151~~175
Section 10.11	WAIVER OF JURY TRIAL	~~151~~175
Section 10.12	Severability	~~152~~175
Section 10.13	Counterparts	~~152~~176
Section 10.14	Headings	~~152~~177
Section 10.15	Jurisdiction; Consent to Service of Process	~~152~~177
Section 10.16	Confidentiality	~~153~~177
Section 10.17	Platform; Borrower Materials	~~154~~178
Section 10.18	Release of Liens and Guarantees	~~154~~179
Section 10.19	Judgment Currency	~~154~~179
Section 10.20	USA PATRIOT Act Notice	~~155~~180
Section 10.21	No Liability of the Issuing Banks	~~155~~180
Section 10.22	Securitization Acknowledgement	~~155~~180
Section 10.23	Lender Action	~~155~~180
Section 10.24	No Fiduciary Duty, etc	~~156~~181
Section 10.25	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~156~~181
Section 10.26	Acknowledgement Regarding Any Supported QFCs	182

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance

Exhibit B-1	Form of Borrowing Request

Exhibit B-2	Form of Swingline Borrowing Request

Exhibit C	Form of Interest Election Request

Exhibit D	Form of Amended and Restated Guarantee and Collateral Agreement

Exhibit E	Tax Certificate

Schedule 1.01A	Certain Subsidiaries

Schedule 1.01AA	Certain Domestic Subsidiaries

Schedule 1.01B	Mortgaged Properties

Schedule 1.01C	Existing Letters of Credit

Schedule 1.01C-1	Specified Letters of Credit

Schedule 1.01D	Immaterial Subsidiaries

Schedule 1.01F	Subsidiary Loan Parties

Schedule 1.01G	Unrestricted Subsidiaries

Schedule 1.01H	Joint Ventures

Schedule 1.01 I	Ineligible Institution

Schedule 2.01	Commitments

Schedule 3.01	Organization and Good Standing

Schedule 3.04	Governmental Approvals

Schedule 3.07(b)	Intellectual Property

Schedule 3.08	Subsidiaries

Schedule 3.09(a)	Litigation

Schedule 3.13	Taxes

Schedule 3.16	Environmental Matters

Schedule 3.20(d)	Intellectual Property Licenses and Franchises

Schedule 4.02(b)	Local Counsel

Schedule 5.12	Post-Closing Matters

Schedule 6.01	Indebtedness

Schedule 6.02(a)	Liens

Schedule 6.04	Investments

Schedule 6.07	Transactions with Affiliates

Schedule 10.01	Notice Information

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 5, 2013 and as amended by the First Amendment as of March 10, 2014, the Second Amendment, dated as of October 23, 2015, the Third Amendment, dated as of July 20, 2016, the Fourth Amendment, dated as of January 23, 2017, the Fifth Amendment, dated as of February 8, 2018, the Sixth Amendment, dated as of February 8, 2018, the 2019 Incremental Assumption Agreement, dated as of March 27, 2019, the Eighth Amendment, dated as of August 2, 2019, the Ninth Amendment, dated as of July 24, 2020, the Tenth Amendment, dated as of January 27, 2021, the Eleventh Amendment, dated as of July 27, 2022 and as further amended, supplemented or otherwise modified from time to time (this “Agreement”), among ANYWHERE INTERMEDIATE HOLDINGS LLC (f/k/a REALOGY INTERMEDIATE HOLDINGS LLC~~, a Delaware limited liability company (“Holdings”), REALOGY GROUP LLC~~), a Delaware limited liability company (“Holdings”), ANYWHERE REAL ESTATE GROUP LLC (f/k/a REALOGY GROUP LLC), a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, GOLDMAN SACHS LENDING PARTNERS LLC, BARCLAYS BANK PLC, CREDIT SUISSE SECURITIES (USA) LLC, CITIGROUP GLOBAL MARKETS INC. and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as co-syndication agents (in such capacities, the “Syndication Agents”) and as co-documentation agents (in such capacities, the “Documentation Agents”).

WHEREAS, Holdings, the Borrower, certain Lenders parties hereto and the Administrative Agent are parties to the Credit Agreement dated as of April 10, 2007 (as amended and in effect immediately before giving effect to the amendment and restatement contemplated hereby, the “Previous Credit Agreement”);

WHEREAS, the Borrower has requested that the Previous Credit Agreement be amended and restated in its entirety to read as provided herein;

NOW THEREFORE, effective as of the Closing Date (as defined below), the Previous Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms . As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the ~~Federal Funds Effective~~NYFRB Rate plus 1/2 of 1%, (b)  ~~the~~Prime ~~r~~ Rate ~~of interest~~ in effect ~~for~~on such day ~~as announced from time to time by JPMCB as its “prime rate” at its principal office in New York, New York and (c) the~~, (c) solely with respect to the Term Facility, the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0% and (d) solely with respect to the Revolving Facility, the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the next preceding U.S. Government Securities Business Day) plus 1.0%, provided that (i) the ABR shall be at all times not less than 1.75% with respect to the Term Facility~~. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the announcement of such change~~, (ii) the ABR shall be at all times not less than 1.0% with respect to the Revolving Facility and (iii) or the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR

Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Sections 2.14 or 2.24 hereof, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Accepting Lender” shall have the meaning assigned to such term in Section 2.11(f).

“Additional ~~Mortgage~~Debt “ shall have the meaning assigned to such term in Section ~~5.09~~6.01(~~c~~gg).

“Additional ~~Notes~~Mortgage ” shall have the meaning assigned to such term in Section ~~6.01~~5.09(~~gg~~c).

“Additional Term Lender” shall mean a Lender with an Initial Term B Loan Commitment that is not an “Initial Term B Lender” under and as defined in the Previous Credit Agreement on the Closing Date. An Additional Term Lender makes Initial Term B Loans to the Borrower under this Agreement on the Closing Date pursuant to Section 2.01(a).

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Adjusted ~~LIBO~~Term SOFR Rate” shall mean, with respect to any ~~Eurocurrency~~Term Benchmark Revolving Facility Borrowing, for any Interest Period, an interest rate per annum equal to (a) the ~~LIBO~~Term SOFR Rate ~~in effect~~ for such Interest Period ~~divided by~~, plus (b) ~~one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.~~0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Synthetic L/C Applicable Margin.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(d).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliated Debt Fund” shall mean a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and that exercises investment discretion independent from the private equity business of the Permitted Holders.

“Affiliated Lender” shall mean any Affiliate of Holdings.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agents and the Documentation Agents.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.

“Alternative Currency” shall mean any currency other than Dollars in which an Issuing Bank is willing to issue a Letter of Credit.

“Amendment Effective Date” shall mean March 10, 2014.

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and other similar laws, rules and regulations of any jurisdiction that may be applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Apple Ridge Documents” shall mean the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation, the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation, the Master Indenture, dated as of April 25, 2000, as amended, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and U.S. Bank National Association, the Performance Guaranty, dated as of May 12, 2006, as amended, by Realogy Corporation in favor of Apple Ridge Funding, LLC and Cartus Financial Corporation, the Eighth Omnibus Amendment, dated as of September 11, 2013, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Realogy Corporation, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the

other managing agents party thereto, the Ninth Omnibus Amendment, dated as of June 11, 2015, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, the managing agents party to the Note Purchase Agreement and Crédit Agricole Corporate and Investment Bank, the Tenth Omnibus Amendment, dated as of June 9, 2017, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, the managing agents party to the Note Purchase Agreement and Crédit Agricole Corporate and Investment Bank, the Eleventh Omnibus Amendment, dated as of June 8, 2018, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Twelfth Omnibus Amendment, dated as of June 7, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Thirteenth Omnibus Amendment, dated as of December 6, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fourteenth Omnibus Amendment and Payoff and Reallocation Agreement, dated as of June 4, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fifteenth Omnibus Amendment, dated as of August 5, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Sixteenth Omnibus Amendment, dated as of June 4, 2021, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Seventeenth Omnibus Amendment, dated as of June 3, 2022, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Note Purchase Agreement, dated as of December 14, 2011, as amended, by and among Apple Ridge Funding LLC, Cartus Corporation, the purchasers and the managing agents from time to time parties thereto, and Crédit Agricole Corporate and Investment Bank (the “Note Purchase Agreement”), the Series 2011-1 Indenture Supplement, dated as of December 16, 2011, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Instrument of Resignation, Appointment and Acceptance, dated as of December 16, 2011, by and among The Bank of New York Mellon, as resigning indenture trustee, paying agent, authentication agent, and transfer agent and registrar, U.S. Bank National Association, as replacement indenture trustee, paying agent, authentication agent, and transfer agent and registrar, Cartus Corporation, Cartus Financial Corporation and Apple Ridge Service Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented ~~on or prior to the Closing Date~~from time to time.

“Applicable Commitment Fee” shall mean for any day 0.40% per annum, provided, that on and after the first Revolving Facility Adjustment Date after the Second Amendment Effective Date, the Applicable Commitment Fee will be determined pursuant to the Applicable Pricing Grid.

“Applicable Insurance Regulatory Authority” shall mean, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created in the future and that asserts regulatory jurisdiction over such Insurance Subsidiary.

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, 2.25% per annum in the case of any Eurocurrency Loan and 1.25% per annum in the case of any ABR Loan and (ii) with respect to any Revolving Facility Loan, 2.25% per annum in the case of any ~~Eurocurrency~~Term Benchmark Loan and 1.25% per annum in the case of any ABR Loan, provided, that on and after the first Revolving Facility Adjustment Date after the Second Amendment Effective Date, the Applicable Margin with respect to Revolving Facility Loans will be determined pursuant to the Applicable Pricing Grid.

“Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.

“Applicable Pricing Grid” shall mean, with respect to Revolving Facility Loans and the Commitment Fee, the table set forth below:

Senior Secured Leverage Ratio	Applicable Margin for ~~Eurocurrency~~Term Benchmark Revolving Loans	Applicable Margin for ABR Revolving Loans	Applicable Commitment Fee
Greater than 3.50:1.00	2.50%	1.50%	0.45%
Less than or equal to 3.50:1.00 but greater than or equal to 2.50:1.00	2.25%	1.25%	0.40%
Less than 2.50:1.00 but greater than or equal to 2.00:1.00	2.00%	1.00%	0.35%
Less than 2.00:1.00	1.75%	0.75%	0.35%

For purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Senior Secured Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.04 (the “Revolving Facility Adjustment Date”) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Senior Secured Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b).

“Arbitrage Programs” shall mean Indebtedness and Investments relating to operational escrow accounts of NRT or Title Resources Group.

“Arrangers” shall mean J.P. Morgan Securities LLC, in its capacity as Lead Arranger, and Goldman Sachs Lending Partners LLC, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Credit Agricole Corporate and Investment Bank, in their capacities as joint lead arrangers and joint bookrunners, as applicable.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets ~~and any mortgage or lease of Real Property~~) to, any person of any asset or assets of the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 10.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Availability Period” shall mean the period from and including the Closing Date to but excluding (a) in the case of the Revolving Facility (including Swingline Loans and Revolving Letters of Credit thereunder), the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments, and (b) in the case of Synthetic Letters of Credit, the Synthetic L/C Maturity Date.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.24.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender at any time, an amount equal to the amount by which (i) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (ii) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Available Unused Credit Linked Deposits” shall mean, with respect to a Synthetic L/C Lender, an amount equal to the amount by which (i) the Credit Linked Deposits of such Synthetic L/C Lender at such time exceeds (ii) the Synthetic L/C Exposure of such Synthetic L/C Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” shall mean, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.24.

“Benchmark LIBOR Rate” shall have the meaning assigned to such term in Section 2.21(b).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the Adjusted Daily Simple SOFR;

(2)

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility and made on a single date and, in the case of Eurocurrency Loans or Term Benchmark Loans, as applicable, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $5.0 million, except in the case of Swingline Loans, $1.0 million.

“Borrowing Multiple” shall mean $1.0 million, except in the case of Swingline Loans, $500,000.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (i) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market~~.~~ and (ii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include, without duplication:

(a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings or any Parent Entity after the Closing Date or funds that would have constituted any Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but for the application of the first proviso to such clause (a)),

(b) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries within 15 months of receipt of such proceeds (or, if not made within such period of 15 months, are committed to be made during such period),

(c) interest capitalized during such period,

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings, the Borrower or any Subsidiary thereof) and for which neither Holdings, the Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

(g) Investments in respect of a Permitted Business Acquisition, or

(i) the purchase of property, plant or equipment made within 18 months of the sale of any asset (other than inventory) to the extent purchased with the proceeds of such sale (or, if not made within such period of 18 months, to the extent committed to be made during such period and actually made within a one-year period following such 18-month period).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on the Closing Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Closing Date shall always be treated as an operating lease for all purposes and at all times under this Agreement.

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any debt issuance costs, commissions, financing fees and other fees (including fees with respect to Swap Agreements) paid by, or on behalf of, Holdings or any Subsidiary in connection with the incurrence of Indebtedness, including such fees paid in connection with the Transactions or upon entering into a Permitted Securitization Financing, (c) the amortization of debt discounts included in Interest Expense and (d) cash interest income of the Borrower and the Subsidiaries for such period.

“Cash Management Line” shall have the meaning assigned to such term in Section 6.01(w).

“Cendant Contingent Assets” shall have the meaning assigned to “Cendant Contingent Asset” in the Separation and Distribution Agreement and shall also include any tax benefits and attributes allocated or inuring to the Borrower and its subsidiaries under the Tax Sharing Agreement.

“Cendant Contingent Liabilities” shall have the meaning assigned to “Assumed Cendant Contingent Liabilities” as defined in the Separation and Distribution Agreement and shall also include any liabilities that are related or attributable to or arising in connection with the Taxes or Tax Returns as defined the Tax Sharing Agreement.

A “Change in Control” shall be deemed to occur if:

(a) at any time, (i) Holdings (or any successor thereof as permitted by Article VII hereof) shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding

Equity Interests of the Borrower, (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the Board of Directors of Holdings or a Permitted Holder, (B) appointed by directors so nominated nor (C) appointed by a Permitted Holder or (iii) a “change of control” (or similar event) shall occur under the Senior Unsecured Notes Indenture, the Senior ~~Subordinated~~Exchangeable Notes Indenture~~, the indentures governing the First Lien Notes or the First and a Half Lien Refinancing Notes~~ or any Permitted Refinancing Indebtedness in respect of any of the foregoing; or

(b) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Equity Interests of Holdings and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Equity Interests of Holdings.

“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date, provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.09.

“Closing Date” shall mean March 5, 2013.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent or any Subagent for the benefit of the Lenders pursuant to any Security Documents.

“Collateral Agent” shall mean the party acting as collateral agent for the Secured Parties under the Security Documents. On the Closing Date, the Collateral Agent shall mean the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent” shall include the Collateral Agent, notwithstanding any express reference to the Collateral Agent herein.

“Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit D, among Holdings, the Borrower, each Subsidiary Loan Party and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on the Closing Date, the Collateral Agent shall have received (i) from Holdings, the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such person and (ii) an Acknowledgment and Consent in the form attached to the Collateral Agreement, executed and delivered by each issuer of Pledged Collateral, if any, that is a Subsidiary of the Borrower but is not a Loan Party;

(b) on the Closing Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests of (x) the Borrower and (y) each Wholly Owned Domestic Subsidiary and Special Purpose Securitization Subsidiary (other than Subsidiaries listed on Schedule 1.01A) owned on the Closing Date directly by or on behalf of the Borrower or any Subsidiary Loan Party and (B) a pledge of 65% of the outstanding Equity Interests of each (1) “first tier” Wholly Owned Foreign Subsidiary directly owned by any Loan Party and (2) each “first tier” Qualified CFC Holding Company directly owned by any Loan Party (in each case, other than Subsidiaries listed on Schedule 1.01A) and (ii) subject to Section 5.12, the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness of Holdings, the Borrower and each Wholly-Owned Domestic Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities in connection with the cash management operations of Holdings and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (ii) the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e) after the Closing Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.09(g), all the Equity Interests that are acquired by a Loan Party after the Closing Date (other than (x) the Equity Interests of any Insurance Subsidiary established after the Closing Date or (y) to the extent that a pledge of such Equity Interests would violate applicable law or regulation), shall have been pledged pursuant to the Collateral Agreement; provided, that in no event shall more than 65% of the issued and outstanding Equity Interests of (1) any “first tier” Foreign Subsidiary or (2) any “first tier” Qualified CFC Holding Company directly owned by such Loan Party be pledged to secure the Obligations, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Loan Party or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party be pledged to secure Obligations, and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements and other similar statements or forms used in any other relevant jurisdiction, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) evidence of the insurance required by the terms of this Agreement;

(h) except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(i) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.09, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.09.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean with respect to any Lender, such Lender’s (a) Revolving Facility Commitment (including any Incremental Revolving Facility Commitment), (b) Term Loan Commitment (including any Initial Term B Loan Commitment and Incremental Term Loan Commitment), (c) Synthetic L/C Commitment and (d) with respect to any Swingline Lender, its Swingline Commitment.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (excluding (i) any letters of credit or bank guarantees, to the extent undrawn and (ii) Indebtedness in respect of Permitted Securitization Financings) consisting of Indebtedness for borrowed money (including any L/C Disbursements), Capital Lease Obligations and Disqualified Stock, and Indebtedness incurred in connection with notes and earn-out obligations (to the extent shown as a liability on a consolidated balance sheet of the Borrower and the Subsidiaries) payable to sellers in joint ventures and Permitted Business Acquisitions, in each case, of the Borrower and the Subsidiaries and determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i)

any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to new product lines, plant, store and office closure, consolidation, downsizing and/or shutdown costs (including future lease commitments and contract termination costs with respect thereto), curtailments or modifications to pension and post-retirement employee benefit plans, acquisition integration costs, and expenses or charges related to any offering of Equity Interests or debt securities of Holdings or any Parent Entity, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any transition-related expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii)

any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations (in each case other than any asset, property or operation pending disposal, abandonment, divesture and/or termination thereof) and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations (in each case other than any asset, property or operation pending disposal, abandonment, divesture and/or termination thereof) shall be excluded,

(iii)

any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded,

(iv)

any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Agreements or other derivative instruments shall be excluded,

(v)

(A) except with respect to joint ventures related to Title Resources Group and the mortgage origination business (whether conducted through PHH Home Loans, LLC or other joint ventures of the Borrower or the Subsidiaries), the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi)	Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)	any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded,

(ix)

any non-cash costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, long-term incentive plans or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x)	[reserved];

(xi)	non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded,

(xii)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(xiii)

(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,

(xiv)	non-cash charges for deferred tax asset valuation allowances shall be excluded, and

(xv)	any expenses or income (including increases or reversals of reserves) relating to the Cendant Contingent Assets or Cendant Contingent Liabilities shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Continuing Term Lender” shall mean a Lender with an Initial Term B Loan Commitment that is an “Initial Term B Lender” under and as defined in the Previous Credit Agreement on the Closing Date. A Continuing Term Lender continues its Existing Term Loans under the Previous Credit Agreement as Initial Term B Loans to the Borrower under this Agreement on the Closing Date pursuant to Section 2.01(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covered	Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.26.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit-Linked Deposit” shall mean, as to each Synthetic L/C Lender, the cash deposit made by such Lender pursuant to Section 2.05, as such deposit may be (a) reduced from time to time pursuant to Section 2.05(e)(iii) or Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) increased from time to time pursuant to Section 2.05(e) and Section 2.21. The amount of each Synthetic L/C Lender’s Credit-Linked Deposit on the Closing Date is set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Synthetic L/C Lender shall have acquired its Credit-Linked Deposit, as applicable. The initial Dollar Amount of Credit-Linked Deposits is $155.0 million.

“Credit-Linked Deposit Account” shall mean the account established by the Administrative Agent under its sole and exclusive control maintained at the office of JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, designated as the “Credit-Linked Deposit Account” that shall be used solely to hold the Credit-Linked Deposits.

“Credit Party” shall mean the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $175.0 million, plus

(b) the greater of (i) 50% of the cumulative Consolidated Net Income (but not less than zero in any period) of the Borrower for the period commencing with the fiscal year ended December 31, 2012 and ending on the last day of the most recent fiscal year for which financial statements have been delivered and (ii) the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c) the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x), (y) or (z) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash) from the sale of Equity Interests of Holdings or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and common Equity Interests of the Borrower issued upon a conversion or exchange of Indebtedness of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude (i) Permitted Cure Securities and the proceeds thereof, (ii) sales of Equity Interests financed as contemplated by Section 6.04(e) and (iii) any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b)(i)(C), plus

(e) 100% of the aggregate amount of contributions to the common capital of the Borrower received in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above), plus

(f) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrower, Holdings or any Parent Entity, plus

(g) without duplication of any amounts included in the calculation of Cumulative Retained Excess Cash Flow Amount pursuant to clause (b) above, 100% of the aggregate amount received by Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary) after the Closing Date from:

(A)	the sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)	any dividend or other distribution by an Unrestricted Subsidiary, plus

(h) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j) (other than any amounts thereof used to increase the amount of Investments permitted to be made pursuant to Section 6.04(j)(i)), minus

(j) any amounts thereof used to make Investments pursuant to Section 6.04(b)(y) after the Closing Date prior to such time, minus

(k) any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) after the Closing Date prior to such time, minus

(l) the cumulative amount of Restricted Payments made pursuant to Section 6.06(e) prior to such time, minus

(m) any amounts thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d)(iii) above); minus

(n) the cumulative amount of acquisitions and investments made pursuant to clause (vi)(y) of the definition of “Permitted Business Acquisition” prior to such date;

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount determined on a cumulative basis (but not less than zero in any period) equal to:

(a) the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date, plus

(b) for the Excess Cash Flow Interim Period (if any) most recently ended prior to such date but as to which the corresponding Excess Cash Flow Period has not ended, an amount equal to the Retained Percentage of Excess Cash Flow for such Excess Cash Flow Interim Period.

“Cure Amount” shall have the meaning assigned to such term in Section 8.03.

“Cure Right” shall have the meaning assigned to such term in Section 8.03.

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Securitization Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Securitization Assets subject to such Permitted Securitization Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the ~~Closing~~Eleventh Amendment Effective Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(vi) of the definition of such term.

“Customary Bridge Facility” shall mean any customary bridge facility, so long as the long-term debt into which any customary bridge facility is to be converted satisfies any maturity and weighted average life limitations.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Term B Facility Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Documentation Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Dollar Amount” shall mean, at any time, (a) with respect to any L/C Exposure (or any risk participation therein), (i) if denominated in Dollars, the amount thereof and (ii) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.22, and (b) with respect to the Credit-Linked Deposit, the principal amount thereof in Dollars then held in the Credit-Linked Deposit Account.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary, a Qualified CFC Holding Company, a Special Purpose Securitization Subsidiary, an Insurance Subsidiary or a subsidiary listed on Schedule 1.01AA.

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)

provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes, and Tax Distributions made by the Borrower during such period,

(ii)

Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of Disqualified Capital Stock and (y) costs of surety bonds in connection with financing activities and insurance) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and its Subsidiaries for such period),

(iii)	depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs, actuarial gains and losses related to pensions and other post-employment benefits, and, for the avoidance of doubt, amortization of expenses attributable to pending real estate brokerage transactions and property listings of acquired persons or acquired operations,

(iv)

any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (w) such fees, expenses or charges related to this Agreement and the Obligations, (x) any amendment or other modification of the Obligations or other Indebtedness, (y) any “additional interest” with respect to the Senior Unsecured Notes and Senior ~~Subordinated~~Exchangeable Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing,

(v)	storefront conversion costs relating to acquired stores by the Borrower or any Subsidiary,

(vi)	restructuring charges including those relating to NRT and Title Resource Group office consolidation and closure,

(vii)

other business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of store closure, office closure, plant closure, facility consolidations, retention, severance and systems establishment costs); provided, that with respect to each business optimization expense or other restructuring charge or reserve, the Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense, charge or reserve,

(viii)

any other non-cash charges; provided, that, for purposes of this subclause (viii) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(ix)

the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals related to such fees and related expenses) on and prior to the Closing Date,

(x)

the amount of loss on any sale of Securitization Assets to a Special Purpose Securitization Subsidiary in connection with any Permitted Securitization Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP,

(xi)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit, ~~and~~

(xii)	non-operating expenses, ~~and~~

(xiii)

so long as either (i) the Term A Loans have been prepaid or repaid in full or (ii) the Term A Credit Agreement has been amended to include the addback in this clause (xiii), any costs, expenses, payments or losses in connection with actual litigation or regulatory proceedings, legal settlements, judgments, fines or orders,

(xiv)

so long as either (i) the Term A Loans have been prepaid or repaid in full or (ii) the Term A Credit Agreement has been amended to include the addback in this clause (xiv), any earn-out obligations and contingent considerations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case incurred in connection with any Investments permitted hereunder,

(xv)

so long as either (i) the Term A Loans have been prepaid or repaid in full or (ii) the Term A Credit Agreement has been amended to include the addback in this clause (xv), any minority interest expense associated with non-wholly owned Restricted Subsidiaries, and minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth	Amendment Effective Date” shall mean August 2, 2019.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eleventh	Amendment Effective Date” shall mean July 27, 2022.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, treaties, directives, judgments, or legally binding agreements promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that any instrument evidencing Indebtedness convertible into or exchangeable for any of the foregoing shall not be deemed Equity Interests unless and until any such instruments are so converted or exchanged.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group of entities that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Single Employer Plan; (b) any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA and including any minimum funding standards as a result of any Single Employer Plan being in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA)) applicable to such plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan, the failure of Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or to make any required contribution to a Multiemployer Plan, including any contribution required as the result of such Multiemployer Plan being in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430(i)(4)(A) of the Code or Section 303(i)(4)(a) or ERISA), (f) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA; (g) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Single Employer Plan or Multiemployer Plan; (h) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate (A) of any notice, concerning the impending imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA (or, that a Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the failure by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (j) with respect to any Foreign Plan, (A) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; or (C) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; (k) Holdings, the Borrower, a Subsidiary or any ERISA Affiliate shall engage in a non-exempt Prohibited Transaction; or (l) the imposition of an excise tax under Sections 4971(a),(b), (f) or (g) of the Code on Holdings, the Borrower, a Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II. For avoidance of doubt, Eurocurrency Revolving Loans shall not be available from and after the Eleventh Amendment Effective Date.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication,

(a) Debt Service for such Applicable Period,

(b) (i) the amount of any prepayment, repurchase or redemption permitted hereunder of Indebtedness (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction of commitments thereunder) during such Applicable Period (other than any voluntary prepayment of the Loans, which shall be the subject of Section 2.11(c)), so long as the amount of such prepayment is not already reflected in Debt Service and (ii) the aggregate consideration paid in cash (to the extent permitted under this Agreement) during such Applicable Period with respect to liabilities classified as long-term liabilities in accordance with GAAP so long as the amount of such cash payments are not already reflected in Debt Service,

(c) (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash (to the extent permitted under this Agreement) and

(ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder,

(d) (i) Capital Expenditures, Permitted Business Acquisitions or other Investments that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make in cash but that are not made during such Applicable Period (to the extent permitted under this Agreement) and (ii) the aggregate cash consideration that the Borrower or any Subsidiary shall be required to pay pursuant to binding contracts (a “Binding Contract”) entered into prior to or during such Applicable Period relating to Permitted Business Acquisitions and other Investments permitted hereunder to be consummated or made during the twelve month period after the signing of such Binding Contract; provided, that (x) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and cash payments and the delivery of the related equipment or Permitted Business Acquisitions or other Investments are reasonably anticipated to be made in cash in the following Applicable Period, and (y) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e) Taxes and Tax Distributions paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f) an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for the second, third and fourth fiscal quarters of such Applicable Period, plus the good faith estimate of management of any increase in Working Capital of the Borrower and its Subsidiaries for the first fiscal quarter of the next succeeding 12-month period,

(g) cash expenditures made in respect of Swap Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h) permitted Restricted Payments made in cash by the Borrower during such Applicable Period and permitted Restricted Payments made by any Subsidiary to any person other than Holdings, the Borrower or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Section 6.06(e)),

(i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

(k) the aggregate amount of items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period,

(l) increases in long-term assets funded with cash during such Applicable Period, and without duplication, increases in underwriting reserves funded in cash or in Permitted Investments during such Applicable Period for title insurance,

(m) cash expenditures with respect to Cendant Contingent Liabilities in excess of cash received in respect of Cendant Contingent Assets and (i) not otherwise deducted from Consolidated Net Income during such Applicable Period or (ii) reasonably expected by management of the Borrower during the first fiscal quarter of the next Applicable period; provided that, any amount so deducted shall not be deducted again in a subsequent Applicable Period, and

(n) payments of Indebtedness that is junior to the Term B Loans reasonably anticipated to be paid in cash by the Borrower and its Subsidiaries during the twelve-month period after such Applicable Period, provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying the amount anticipated to be paid pursuant to this clause (n), and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period, plus, without duplication,

(a) an amount equal to any decrease in Working Capital of the Borrower and its Subsidiaries for the second, third and fourth fiscal quarters of such Applicable Period, plus the good faith estimate of management of any decrease in Working Capital of the Borrower and its Subsidiaries for the first fiscal quarter of the next succeeding 12-month period,

(b) all amounts referred to in clauses (b), (c), (d) and (h) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of Revolving Facility Loans), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c) to the extent any permitted Capital Expenditures or Permitted Business Acquisitions or cash consideration in respect of other permitted Investments referred to in clause (d) above and the delivery of the related equipment do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures or cash consideration in respect of Permitted Business Acquisitions or other permitted Investments that were not so made in such following Applicable Period,

(d) cash payments received in respect of Swap Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(e) any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)),

(f) to the extent deducted in the computation of EBITDA, cash interest income,

(g) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period, and

(h) to the extent that all or a portion of the payments of Indebtedness referred to in clause (n) above do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (n) above, such amount of payments that were not so made in such following Applicable Period.

“Excess Cash Flow Interim Period” shall mean, (x) during any Excess Cash Flow Period, any one-, two-, or three-quarter period (a) commencing on the end of the immediately preceding Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Closing Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter for which financial statements are available.

“Excess Cash Flow Period” shall mean any of each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2013.

“Excess Credit-Linked Deposits” shall mean, at any time, the amount by which the total Credit-Linked Deposits of all Synthetic L/C Lenders at such time exceeds the Synthetic L/C Exposure at such time. The Excess Credit-Linked Deposit of any Synthetic L/C Lender at any time shall mean its Pro Rata Share of the Excess Credit-Linked Deposits at such time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean~~s~~ on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States, any state or locality thereof, or the District of Columbia (including any political subdivision thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging (or having engaged) in a trade or business in such jurisdiction for tax purposes, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) any withholding tax (including any backup withholding tax) imposed by the United States (or the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or in which its applicable lending office is located or any other jurisdiction as a result of such Lender engaging (or having engaged) in a trade or business in such jurisdiction for tax purposes) that (x) is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new lending office) except to the extent that such Lender’s assignor (if any) was entitled at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (y) is attributable to such Lender’s failure to comply with Section 2.17(e) with respect to such Loan and (d) any withholding tax imposed by the United States pursuant to FATCA.

“Existing Joint Ventures” shall mean the persons set forth on Schedule 1.01H.

“Existing Letters of Credit” shall mean those Letters of Credit issued and outstanding as of the Closing ~~d~~Date ~~hereof~~ and set forth on Schedule 1.01C.

“Existing Revolving Commitments” shall mean the “Revolving Facility Commitments” under and as defined in the Previous Credit Agreement that are outstanding immediately prior to the effectiveness of this Agreement.

“Existing Revolving Facility” shall mean the Revolving Facility Commitments (excluding any Incremental Revolving Facility Commitments) and the extensions of credit made thereunder by the applicable Revolving Facility Lenders.

“Existing Revolving Loans” shall mean the “Revolving Facility Loans” under and as defined in the Previous Credit Agreement that are outstanding immediately prior to the effectiveness of this Agreement.

“Existing Securitization Documents” shall mean the Apple Ridge Documents and the UK Securitization Documents.

“Existing Securitization Financings” shall mean the financing programs pursuant to the Apple Ridge Documents and the UK Securitization Documents, each as amended, restated, refinanced, modified or supplemented ~~prior~~from time to ~~the Closing Date~~time.

“Existing Synthetic L/C Facility” shall mean the Credit-Linked Deposits and the Synthetic Letters of Credit other than with respect to the Extended Synthetic L/C Commitments.

“Existing Term Loans” shall mean the “Term Loans” under and as defined in the Previous Credit Agreement that are outstanding immediately prior to the effectiveness of this Agreement.

“Extended 2023 Revolving Commitments” shall have the meaning assigned to such term in the Sixth Amendment.

“Extended 2023 Revolving Loans” shall have the meaning assigned to such term in the Sixth Amendment.

“Extended 2025 Revolving Commitments” shall have the meaning assigned to such term in the Tenth Amendment.

“Extended 2025 Revolving Loans” shall have the meaning assigned to such term in the Tenth Amendment.

“Extended 2027 Revolving Commitments” shall have the meaning assigned to such term in the Eleventh Amendment.

“Extended 2027 Revolving Loans” shall have the meaning assigned to such term in the Eleventh Amendment.

“Extended 2025 Term Loans” shall have the meaning assigned to such term in the Fifth Amendment.

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.20(e).

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.20(e).

“Extended Synthetic L/C Commitment” shall have the meaning assigned to such term in Section 2.20(e).

“Extended Synthetic Commitments” shall have the meaning assigned to such term in the Synthetic L/C Incremental Assumption Agreement.

“Extending Lender” shall have the meaning assigned to such term in Section 2.20(e).

“Extending Prepayment Accepting Lender” shall have the meaning assigned thereto in Section 2.11(g).

“Extending Prepayment Declining Lender” shall have the meaning assigned thereto in Section 2.11(g).

“Extension” shall have the meaning assigned to such term in Section 2.20(e).

“Extension Offers” shall have the meaning assigned to such term in Section 2.20(e).

“Facility” shall mean any of (a) any Term Facility (which, as applicable, shall include any Term B Facility and/or any Incremental Term Facility), (b) any Revolving Facility (which, as applicable, shall include the Existing Revolving Facility and/or any Incremental Revolving Facility) or (c) the Synthetic L/C Facility (which, as applicable, shall include the Existing Synthetic L/C Facility or any Incremental Synthetic L/C Facility), as the context may require.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate ~~per annum equal to the weighted average of the rates on overnight~~calculated by the NYFRB based on such day’s ~~F~~federal funds transactions ~~with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day~~

~~shall be such rate on such transactions on the next preceding Business Day as so~~by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day~~, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent~~by the NYFRB as the effective federal funds rate; provided~~, further,~~ that if the Federal Funds Effective Rate ~~shall~~as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter dated March 1, 2013 by and among Holdings, the Borrower and the Arrangers.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, amounts payable by the Borrower to the Synthetic L/C Lenders pursuant to Section 2.12(c) or Section 2.21(b), the Issuing Bank Fees and the Administrative Agent Fees.

“Fifth Amendment” shall mean the Fifth Amendment, dated as of the Fifth Amendment Effective Date, to this Agreement.

“Fifth Amendment Effective Date” shall mean February 8, 2018.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.10.

“First Amendment” shall mean the First Amendment, dated as of the Amendment Effective Date, to this Agreement.

“First Amendment to Previous Credit Agreement Effective Date” shall mean January 26, 2011.

“First and a Half Lien Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement dated as of February 2, 2012, among the Administrative Agent, The Bank of New York Mellon Trust Company, N.A. as collateral agent for the holders of the First and a Half Lien Refinancing Notes and the First Lien Notes, the Borrower and the other Loan Parties party thereto.

“First and a Half Lien Refinancing Notes” shall mean, collectively, (a) the 7.875% Senior Secured Notes due February 15, 2019 issued pursuant to the Indenture dated as of February 3, 2011 among The Bank of New York Mellon Trust Company, N.A., as trustee, Anywhere Real Estate Inc. (f/k/a Realogy Holdings Corp), Holdings, the Borrower and the other Loan Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement and (b) the 9.000% Senior Secured Notes due January 15, 2020 issued pursuant to the Indenture dated as of February 2, 2012 among The Bank of New York Mellon Trust Company, N.A., as trustee, Anywhere Real Estate Inc. (f/k/a Realogy Holdings Corp), Holdings, the Borrower and the other Loan Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“First Lien Intercreditor Agreement” shall mean the First Lien Priority Intercreditor Agreement dated as of February 2, 2012, among the Borrower, the other Loan Parties party thereto, JPMCB as collateral agent for the Credit Agreement Secured Parties (as defined therein) and as Authorized

Representative (as defined therein) for the Credit Agreement Secured Parties, The Bank of New York Mellon Trust Company, N.A., as the Initial Additional Authorized Representative (as defined therein) and each additional Authorized Representative from time to time party thereto.

“First Lien Net Proceeds” shall mean 100% (or 90% in the case of First Lien Refinancing Notes secured on a pari passu basis with or junior to the First and a Half Lien Refinancing Notes) of the Net Cash Proceeds from the issuance, incurrence or sale of First Lien Refinancing Notes.

“First Lien Notes” shall mean the 7.265% Senior Secured Notes due January 15, 2020 issued pursuant to the Indenture dated as of February 2, 2012 among The Bank of New York Mellon Trust Company, N.A., as trustee, Holdings, the Borrower and the other Loan Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“First Lien Refinancing Notes” shall mean (i) senior secured notes or loans of the Borrower (which notes or loans may be secured on a pari passu basis with or junior to the Term B Loans) incurred on or after the First Amendment to Previous Credit Agreement Effective Date for purposes of refinancing Indebtedness (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days following the maturity date of the Indebtedness being refinanced with the proceeds of such notes or loans (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided that such maturity requirement shall not apply to any Customary Bridge Facilities and (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those agreed by the Borrower with the Administrative Agent or at least one nationally recognized non-affiliated investment bank as appropriate for widely distributed senior secured notes or loans of the Borrower (which investment bank may be an underwriter, initial purchaser, placement agent or arranger of such notes or loans) as reasonably evidenced to the Administrative Agent at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, and (ii) any refinancing, refunding, renewal, replacement, defeasance or extension of any First Lien Refinancing Notes; provided that in connection with any such refinancing, refunding, renewal, replacement, defeasance or extension (in each case, a “refinancing,” with correlatives of such term having a similar meaning), (x) the principal amount of any such refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced outstanding immediately prior to such refinancing (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses relating to such refinancing Indebtedness), (y) such refinancing Indebtedness otherwise complies with this definition and (z) such refinancing Indebtedness is secured on a pari passu basis with or junior to the Indebtedness being refinanced. Notes issued by the Borrower in exchange for any First Lien Refinancing Notes in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such First Lien Refinancing Notes shall also be considered First Lien Refinancing Notes.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Flow Through Entity” shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Plan” shall mean~~s~~ each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fourth Amendment” shall mean the Fourth Amendment, dated as of the Fourth Amendment Effective Date, to this Agreement.

“Fourth Amendment Effective Date” shall mean January 23, 2017.

“Fund” shall mean Apollo Management VI, L.P.

“Fund Affiliate” shall mean (i) each Affiliate of the Fund and (ii) any individual who is a partner or employee of Apollo Management, L.P. or the Fund.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.19, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “Guarantor”) shall mean (a) any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the Guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the Guarantor; provided, however, that (i) the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the ~~Closing~~Eleventh

Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness) and (ii) for purposes of its use in the definition of the term “Indebtedness”, the term “Guarantee” shall not include any legal or contractual obligation incurred by the Borrower or any Subsidiary in the ordinary course of business to pay the principal of or interest on any Indebtedness owing by a relocating employee of a customer in the relocation services business of the Borrower or any Subsidiary secured by a mortgage on the home and related assets of such employee. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature which can give rise to liability under any Environmental Law.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary as of the ~~Closing~~Eleventh Amendment Effective Date shall be set forth in Schedule 1.01D.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Amount” shall mean, at any time, (x) if the Senior Secured Leverage Ratio is greater or equal to 3.50 to 1.00 on a Pro Forma Basis (assuming for purposes of such calculation that all Incremental Term Loan Commitments (to the extent not already drawn at the time of such calculation) and/or Incremental Revolving Facility Commitments being incurred at the time of such calculation are fully drawn), an amount not to exceed the excess, if any, of (i) $500 million over (ii) the aggregate principal amount (A) of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments established after the ~~Closing~~Eleventh Amendment Effective Date pursuant to Section 2.20 and (B) any Additional ~~Notes~~Debt outstanding at such time and (y) if the Senior Secured Leverage Ratio is less than 3.50 to 1.00 on a Pro Forma Basis (assuming for purposes of such calculation that all Incremental Term Loan Commitments (to the extent not already drawn at the time of such calculation) and/or Incremental Revolving Facility Commitments being incurred at the time of such calculation are fully drawn), an unlimited amount.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the

Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders and/or Lenders with respect to Extended Synthetic L/C Commitments.

“Incremental Limited Condition Term Commitments” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans to the Borrower to finance a Limited Condition Transaction.

“Incremental Revolving Facility” shall mean any Incremental Revolving Facility Commitments and the extensions of credit made thereunder by the applicable Revolving Facility Lenders.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.20.

“Incremental Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Incremental Synthetic L/C Facility” shall mean the Credit-Linked Deposits and the Synthetic Letters of Credit with respect to the Extended Synthetic L/C Commitments.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility Maturity Date” shall mean, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the maturity date as set forth in such Incremental Assumption Agreement.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Facility” shall mean any series of Incremental Term Loans established pursuant to an Incremental Assumption Agreement.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(iii).

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(d). Incremental Term Loans may be made in the form of additional Term B Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (d) all Capital Lease Obligations of such person, (e) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, (h) all Guarantees by such person of Indebtedness described in clauses (a) to (g) above) and (i) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (E) the excess, if any, of the amount of the obligations under or in respect of a Permitted Securitization Financing over the aggregate receivables balances securing or otherwise supporting such obligations but only to the extent that the Borrower or any Subsidiary of the Borrower other than a Special Purpose Securitization Subsidiary is not directly or indirectly liable for such excess or (F) Cendant Contingent Liabilities. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).

“Ineligible Institution” shall mean the persons identified on Schedule 1.01I on the ~~Closing~~Eleventh Amendment Effective Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent (such notice to be made available to the Lenders) setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”); provided, that such notice identifying a person as an “Ineligible Institution” shall not be deemed to apply retroactively to any person that has become a Lender or Participant hereunder prior to the date of such notice.

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated February 2013, as modified or supplemented prior to the Closing Date.

“Initial Term B Borrowing” shall mean a Borrowing comprised of Initial Term B Loans.

“Initial Term B Lender” shall mean a Lender with an Initial Term B Commitment or an outstanding Initial Term B Loan, including a Continuing Term Lender and an Additional Term Lender on the Closing Date.

“Initial Term B Loan Commitment” shall mean, with respect to each Lender, the agreement, if any, of such Lender: (i) prior to the Amendment Effective Date, to make Initial Term B Loans as set forth in Section 2.01(a) on the Closing Date, (ii) on or after the Amendment Effective Date but prior to the Third Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the First Amendment) as a New Term Loan or (b) to make a New Term Loan in the amount provided for in the First Amendment, (iii) on or after the Third Amendment Effective Date but prior to the Fourth Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the Third Amendment) as a New 2022 Term Loan or (b) to make a New 2022 Term Loan in the amount provided for in the Third Amendment, (iv) on or after the Fourth Amendment Effective Date but prior to the Fifth Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the Fourth Amendment) as a Repriced 2022 Term Loan or (b) to make a Repriced 2022 Term Loan in the amount provided for in the Fourth Amendment or (v) on or after the Fifth Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the Fifth Amendment) as an Extended 2025 Term Loan or (b) to make an Extended 2025 Term Loan in the amount provided for in the Fifth Amendment. The aggregate amount of the Initial Term B Loan Commitments on, and after giving effect to, the Fifth Amendment Effective Date is $1,080,000,000.

“Initial Term B Loans” shall mean (i) prior to the Amendment Effective Date, a Loan made by an Initial Term B Lender pursuant to Section 2.01(a), (ii) on and after the Amendment Effective Date but prior to the Third Amendment Effective Date, any New Term Loans made or continued pursuant to the First Amendment, (iii) on and after the Third Amendment Effective Date but prior to the Fourth Amendment Effective Date, any New 2022 Term Loans made or continued pursuant to the Third Amendment, (iv) on and after the Fourth Amendment Effective Date but prior to the Fifth Amendment Effective Date, any Repriced 2022 Term Loans made or continued pursuant to the Fourth Amendment or (v) on and after the Fifth Amendment Effective Date, any Extended 2025 Term Loans made or continued pursuant to the Fifth Amendment.

“Initial Term B Tranche” shall mean the Initial Term B Loan Commitments and the Initial Term B Loans made thereunder.

“Insurance Business” shall mean one or more aspects of the business of soliciting, administering, selling, issuing or underwriting insurance or reinsurance.

“Insurance Subsidiary” shall mean any Subsidiary that is licensed by any Applicable Insurance Regulatory Authority to conduct, and conducts, an Insurance Business.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.20.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person and its subsidiaries for such period on a consolidated basis whether paid or accrued, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest of such person; provided that commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Securitization Financing shall only be included to the extent such amounts have not been deducted from consolidated revenues. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan or Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, as applicable, with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all relevant Lenders consent to such interest periods), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the ~~next~~immediately preceding Business Day or (b) as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, if reasonably satisfactory to the Administrative Agent and each Lender, such other period) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Revolving Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.24(e) shall be available for specification in such Borrowing Request or Interest Election Request. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investment Ratio Test” shall have the meaning assigned to such term in Section 6.04(gg).

“Issuing Bank” shall mean JPMCB, Credit Agricole Corporate Investment Bank, Bank of Montreal and each other Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“JPMCB” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Junior Refinancing Indebtedness” shall mean Indebtedness of the Borrower that is either unsecured or secured on a junior basis to the Term B Loans and is incurred after the Closing Date (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days following the maturity date of the Indebtedness being refinanced with the proceeds of such Junior Refinancing Indebtedness (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided that such maturity requirement shall not apply for Customary Bridge Facilities and (b) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those agreed by the Borrower with the Administrative Agent or at least one nationally recognized non-affiliated investment bank as appropriate for widely distributed unsecured or junior secured notes or loans of the Borrower (which investment bank may be an underwriter, initial purchaser, placement agent or arranger of such Indebtedness) as reasonably evidenced to the Administrative Agent at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness. Notes issued by the Borrower in exchange for any Junior Refinancing Indebtedness in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Junior Refinancing Indebtedness shall also be considered Junior Refinancing Indebtedness.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Revolving Letter of Credit or a Synthetic Letter of Credit.

“L/C Exposure” shall mean, at any time, the sum, without duplication, of the Revolving L/C Exposure and the Synthetic L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“LCT Election” shall have the meaning assigned such term in Section 1.04.

“LCT Test Date” shall have the meaning assigned such term in Section 1.04.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04, Section 10.08 or Section 2.20.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Closing Date for all purposes of the Loan Documents. Each Specified Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Eighth Amendment Effective Date for all purposes of the Loan Documents.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark

Administration (or any other Person that takes over the administration of such rate) (“IBA LIBOR”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB’s London Branch to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, provided, further, that the LIBO Rate shall be at all times not less than 0.75% with respect to the Term Facility, provided, further, that if such rate as published by BBA LIBOR (or other applicable source) shall be less than zero, such rate shall be deemed to be zero with respect to the Revolving Facility for purposes of this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, an option or an agreement to sell by itself be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean any (i) Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing (it being understood that a “marketing period” or similar concept is not a financing condition) or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, any Incremental Assumption Agreement, any Promissory Note and any amendments or supplements to the foregoing.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term B Loans, the Incremental Term Loans (if any), the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean New York City time.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and/or L/C Exposure and unused Commitments (or in the case of the Synthetic L/C Facility, Excess Credit-Linked Deposits) representing more than 50% of the sum of all Loans and/or L/C Exposure outstanding under such Facility and unused Commitments (or in the case of the Synthetic L/C Facility, Excess Credit-Linked Deposits) under such Facility at such time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower, Holdings and their Subsidiaries, as the case may be, on the ~~Closing~~Eleventh Amendment Effective Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the ~~Closing~~Eleventh Amendment

Effective Date or whose election or nomination was previously so approved and (y) executive officers and other management personnel of the Borrower, Holdings and their Subsidiaries, as the case may be, hired at a time when the directors on the ~~Closing~~Eleventh Amendment Effective Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Acquisition” shall mean any Permitted Business Acquisition that involves the payment of consideration or assumption of Indebtedness by the Borrower and its Subsidiaries in excess of $250,000,000.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $100.0 million. Notwithstanding the foregoing, any Indebtedness under Permitted Securitization Financings shall not be Material Indebtedness.

“Material Intellectual Property” shall mean any Intellectual Property Rights that are material to the business and operations of the Borrower and its Subsidiaries, taken as a whole.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Properties” shall mean the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01B and each additional Real Property encumbered by a Mortgage pursuant to Section 5.09.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any issuance or sale by any Loan Party of Indebtedness, the cash proceeds received from such issuance or sale, net of all taxes and fees (including financial advisory and investment banking fees), underwriting discounts, commissions, costs and other expenses (including legal fees and expenses), in each case incurred in connection with such issuance or sale.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(~~x~~a)

100% of the cash proceeds actually received by the Borrower or any Subsidiary Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 6.05(a), (b), (c), (d) (except as contemplated by Section 6.03(b)(ii)), (e), (f), (h), (i), (j), (l), (m) (to the extent such proceeds are not cash proceeds), (n) or (r)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof or any Tax Distributions resulting therefrom, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if no Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the earlier to occur of (A) the termination of such contract and (B) the expiration of a 15-month period following such 18-month period, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $10.0 million, (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $20.0 million, and (z) at any time during the 18-month or 15-month reinvestment period contemplated by the immediately preceding proviso above, if, on a Pro Forma Basis after giving effect to the Asset Sale and the application of the proceeds thereof, the Senior Secured Leverage Ratio is less than or equal to 2.50 to 1.00, up to $200 million of such proceeds shall not constitute Net Proceeds; and

(~~y~~b)

100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“New 2022 Term Loans” shall have the meaning assigned to such term in the Third Amendment.

“New Term Loans” shall have the meaning assigned to such term in the First Amendment.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Continuing Term Lender” shall mean an “Initial Term B Lender” under and as defined in the Previous Credit Agreement that is not an Initial Term B Lender under and as defined in this Agreement. The Existing Term Loans of Non-Continuing Term Lenders shall be prepaid on the Closing Date.

“Notes” shall mean the Senior Unsecured Notes and the Senior ~~Subordinated~~Exchangeable Notes.

“NRT” shall mean NRT LLC, a Delaware limited liability company, and any successors thereto.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than the Floor, such rate shall be deemed to be Floor for purposes of this Agreement.

“Obligations” shall have the meaning assigned to the term “Loan Obligations” in the Collateral Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Parent Entity” shall mean any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate with respect to Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) ~~with respect to any such acquisition or investment with a fair market value (as determined in good faith by the Borrower) in excess of $50.0 million, the Borrower and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions~~[reserved]; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) the Borrower and the Subsidiaries are in compliance with Section 5.09 to the extent required thereby with respect to any person acquired in such acquisition, and (vi) the aggregate amount of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition shall not exceed the sum of (x) the greater of (I) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or investment for which financial statements have been delivered pursuant to Section 5.04 and (II) $500.0 million and (y) the portion of Cumulative Credit on the date of such election by the Borrower.

“Permitted Cure Securities” shall mean any equity securities of Holdings other than Disqualified Stock upon which all dividends or distributions, if any, shall, prior to 91 days after the Term B Facility Maturity Date, be payable solely in additional shares or such equity security.

“Permitted First Lien Indebtedness” shall mean Indebtedness incurred by the Borrower or any Subsidiary after the Closing Date so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Senior Secured Leverage Ratio on a Pro Forma Basis (assuming for purposes of such calculation that all commitments with respect to such Indebtedness being incurred at the time of such calculation are fully drawn) shall not be greater than 3.50 to 1.00 and (C) if such Indebtedness is secured on a pari passu first lien basis with the Loans, such Liens shall be permitted by Section 6.02(nn).

“Permitted Holder” shall mean ~~each of (i) the Fund and the Fund Affiliates and (ii)~~ the Management Group.

“Permitted Investments” shall mean:

(a)

direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)

bank deposits, checking accounts, time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c)

repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)

commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-2 (or higher) according to Moody’s, or A-2 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)

securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)

money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million;

(h)

instruments equivalent to those referred to in clauses (a) through (g) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(i)

U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), (i) the weighted average life to maturity of such Permitted Refinancing Indebtedness is not shorter than the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the maturity of such Permitted Refinancing

Indebtedness is not earlier than the stated maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations or any Guarantee thereof, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations or such Guarantee, as the case may be, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (provided that (i) Indebtedness (other than the Notes) (A) of any Loan Party may be Refinanced to add or substitute as an obligor another Loan Party that is reasonably satisfactory to the Administrative Agent and (B) of any Subsidiary that is not a Loan Party may be Refinanced to add or substitute as an obligor another Subsidiary that is not a Loan Party and is reasonably satisfactory to the Administrative Agent and (ii) notwithstanding anything herein to the contrary, other guarantees and security may be added to the extent then permitted under Article VI) and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced.

“Permitted Securitization Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financings” shall mean one or more transactions pursuant to which Securitization Assets are sold, conveyed or otherwise transferred to (x) a Special Purpose Securitization Subsidiary (in the case of the Borrower or a Subsidiary of the Borrower) or (y) any other person (in the case of a transfer by a Special Purpose Securitization Subsidiary), or Liens are granted in Securitization Assets (whether existing on the Closing Date or arising in the future); provided, that (1) recourse to the Borrower or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to Standard Securitization Undertakings; (2) no property or assets of the Borrower or any other Subsidiary of the Borrower (other than a Special Purpose Securitization Subsidiary) shall be subject to such Permitted Securitization Financing other than pursuant to Standard Securitization Undertakings; (3) any material contract, agreement, arrangement or understanding with the Borrower or any Subsidiary of the Borrower included in the Permitted Securitization Documents with respect to such Permitted Securitization Financing shall be on terms which the Borrower reasonably believes to be not materially less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower; and (4) with respect to any Permitted Securitization Financing entered into after the Closing Date, the terms of such Permitted Securitization Financing (including financing terms, advance rates, covenants, termination events and other provisions) are in the aggregate economically fair and reasonable to the Borrower and the Special Purpose Securitization Subsidiaries involved in such Permitted Securitization Financing. For the avoidance of doubt, the Existing Securitization Financings as in effect on the ~~Closing~~Eleventh Amendment Effective Date shall be Permitted Securitization Financings.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee benefit plan, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and in respect of which Holdings, the Borrower, any Subsidiary or any

ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 10.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Previous Credit Agreement” shall have the meaning assigned to such term in the introductory paragraphs of this Agreement.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition, Investment, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the terms “Incremental Amount,” “Permitted Business Acquisition” or “Permitted First Lien Indebtedness” or pursuant to Sections 2.11(b), 6.01(h), 6.01(r), 6.02(u), 6.02(nn) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or dividend is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding after any Permitted Securitization Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the terms “Incremental Amount,” “Permitted Business Acquisition” or “Permitted First Lien Indebtedness” or pursuant to Sections 2.11(b), 6.01(h), 6.01(r), 6.02(u), 6.02(nn) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or dividend is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include, adjustments to reflect for any fiscal period ending on or prior to the second anniversary of any relevant pro forma event, operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions). The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered (but solely to the extent such Financial Performance Covenant was applicable at such time), and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information. To the extent that any provision of this Agreement requires or tests for Pro Forma Compliance prior to the first test date under Section 6.10, such provision shall be deemed to refer to the first covenant level set forth therein.

“Prohibited Transaction” shall have the meaning set forth in Section 4975(c) of the Code or Section 406 of ERISA.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

“Promissory Note” shall have the meaning assigned to such term in Section 10.04(f).

“Pro Rata Share” shall mean, (a) with respect to any Revolving Facility Lender at any time, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment, (b) with respect to any Synthetic L/C Lender at any time, the percentage of the total Credit-Linked Deposits represented by such Lender’s Credit-Linked Deposit and (c) with respect to any Initial

Term B Lender or Incremental Term Lender at any time, the percentage of the sum of the total Commitments then in effect and Loans outstanding under the relevant Term Facility represented by the sum of such Lender’s total unused Commitment then in effect and Loans outstanding under such Term Facility. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Lenders’ Pro Rata Shares shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments. If the Credit-Linked Deposits have been applied in full to reimburse Synthetic L/C Disbursements, the Synthetic L/C Lenders’ Pro Rata Shares shall be determined based upon the Credit-Linked Deposit most recently in effect, giving effect to any assignments.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.26.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Borrower that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) a Delaware limited liability company the primary asset of which consists of Equity Interests in one or more Foreign Subsidiaries.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 10.08(e).

“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Rate” shall mean, with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replaced Revolving Commitments” shall have the meaning assigned to such term in Section 10.08(e).

“Replaced Term Loans” shall have the meaning assigned to such term in Section 10.08(e).

“Replacement Revolving Commitments” shall have the meaning assigned to such term in Section 10.08(e).

“Replacement Revolving Loan” shall have the meaning assigned to such term in Section 10.08(e).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 10.08(e).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which notice is waived pursuant to DOL Reg §4043 as in effect on the Eleventh Amendment Effective ~~d~~Date ~~hereof~~ (no matter how such notice requirement may be changed in the future).

“Repriced 2022 Term Loans” shall have the meaning assigned to such term in the Fourth Amendment.

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures, (d) Synthetic L/C Exposures, (e) Excess Credit-Linked Deposits and (f) Available Unused Commitments, that taken together, represent more than 50% of the sum of (1) all Loans (other than Swingline Loans) outstanding, (2) Revolving L/C Exposures, (3) Swingline Exposures, (4) Synthetic L/C Exposures, (5) Excess Credit-Linked Deposits and (6) the total Available Unused Commitments at such time. The Loans, Revolving L/C Exposures, Swingline Exposures, Synthetic L/C Exposures, Excess Credit-Linked Deposits and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period (or Excess Cash Flow Interim Period), 50%; provided, that (a) if the Senior Secured Leverage Ratio at the end of the Applicable Period (or Excess Cash Flow Interim Period) is greater than 2.50:1.00 but less than or equal to 3.25:1.00, such percentage shall be 25%, and (b) if the Senior Secured Leverage Ratio at the end of the

Applicable Period (or Excess Cash Flow Interim Period) is less than or equal to 2.50:1.00, such percentage shall be 0%.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.11(f).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (or Excess Cash Flow Interim Period), (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period (or Excess Cash Flow Interim Period).

“Revolving Facility” shall mean the Revolving Facility Commitments (including any Incremental Revolving Facility Commitments) and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Adjustment Date” shall have the meaning assigned to such term in the definition of “Applicable Pricing Grid”.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender~~: (i) prior to the Sixth~~ on and after the Eleventh Amendment Effective Date, to make ~~Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder or (ii) on and after the Sixth Amendment Effective Date, (a) to continue its Existing Revolving Loans (as defined in the Sixth Amendment) as Extended 2023 Revolving Loans or (b) to make Extended 2023~~Extended 2027 Revolving Loans as provided for in the ~~Sixth~~Eleventh Amendment~~, in each case~~ and hereunder as such commitments may be or have been (~~a~~i) reduced from time to time pursuant to Section 2.08, (~~b~~ii) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04, and (~~c~~iii ) increased as provided under Section 2.20. The amount of each Lender’s Revolving Facility Commitment as of the ~~Sixth~~Eleventh Amendment Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on, and after giving effect to, the ~~Sixth~~Eleventh Amendment Effective Date ~~(including after giving effect to the Incremental Revolving Facility Commitments established by the Sixth Amendment) is $1,400.0~~is $1,100.0 million.~~1~~

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at

~~[1]~~ 	~~Increased to $1,425.00 under the 2019 Incremental Assumption Amendment.~~

such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Pro Rata Share and (y) the aggregate Revolving Facility Credit Exposure of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean ~~(i) prior to the Sixth Amendment Effective Date, a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b) or (ii)~~ on and after the ~~Sixth~~Eleventh Amendment Effective Date, any Extended ~~2023~~2027 Revolving Loans made ~~or continued~~ pursuant to the ~~Sixth~~Eleventh Amendment and hereunder.

“Revolving Facility Maturity Date” shall mean ~~February 8, 2023.~~July 27, 2027; provided that (i) in the event the Borrower’s 4.875% Senior Notes due 2023 are not extended, refinanced or replaced by the 91st day prior to the stated maturity thereof (such 91st day, the “Springing 2023 Maturity Date,” which as of the Eleventh Amendment Effective Date is, March, 2, 2023) to have a maturity date after October 26, 2027, and are not otherwise discharged, defeased or repaid prior to the Springing 2023 Maturity Date, the Revolving Facility Maturity Date with respect to the Extended 2027 Revolving Commitments and the Extended 2027 Revolving Loans will instead be the Springing 2023 Maturity Date, (ii) in the event the Borrower’s 0.25% Exchangeable Senior Notes due 2026 are not extended, refinanced or replaced by the 91st day prior to the stated maturity thereof (such 91st day, the “Springing 2026 Maturity Date,” which as of the Eleventh Amendment Effective Date is, March 16, 2026) to have a maturity date after October 26, 2027, and are not otherwise discharged, defeased or repaid prior to the Springing 2026 Maturity Date, the Revolving Facility Maturity Date with respect to the Extended 2027 Revolving Commitments and the Extended 2027 Revolving Loans will instead be the Springing 2026 Maturity Date or (iii) in the event the Term A Loans are not extended, refinanced or replaced by the 91st day prior to the stated maturity thereof (such 91st day, the “Springing 2025 Maturity Date,” which as of the Eleventh Amendment Effective Date, is February 8, 2025) to have a maturity date after October 26, 2027, and are not otherwise repaid prior to the Springing 2025 Maturity Date, the Revolving Facility Maturity Date with respect to the Extended 2027 Revolving Commitments and the Extended 2027 Revolving Loans will instead be the Springing 2025 Maturity Date.

“Revolving L/C Disbursement” shall mean any L/C Disbursement pursuant to a Revolving Letter of Credit.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn Dollar Amount of all Revolving Letters of Credit outstanding at such time and (b) the aggregate Dollar Amount of all Revolving L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Pro Rata Share of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Revolving Letter of Credit” shall mean any Letter of Credit that is not a Synthetic Letter of Credit.

“Revolving Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05 up to the amount set forth on Schedule 2.01 (as amended by the Second Amendment or otherwise in accordance with this Agreement).

“Revolving Letter of Credit Sublimit” shall mean the aggregate Revolving Letter of Credit Commitments of the Issuing Banks, in a Dollar Amount not to exceed $~~125.0~~150.0 million.

“RFR” shall mean Adjusted Daily Simple SOFR.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“RP Ratio Test” shall have the meaning assigned to such term in Section 6.06(m).

“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor thereto.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria).

“Sanctioned Person” shall mean, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council or the European Union, (b) any person located, organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Second Amendment, dated as of the Second Amendment Effective Date, to this Agreement.

“Second Amendment Effective Date” shall mean October 23, 2015.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Assets” shall mean rights to receive payments and funds under relocation contracts and related contracts, homes held for resale, receivables relating to mortgage payments, equity payments and mortgage payoffs, other related receivables, beneficial interests in such assets and assets relating thereto and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables and similar assets, made subject to a Permitted Securitization Financing, in each case related to the relocation services business.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the First Lien Intercreditor Agreement, the First and a Half Lien Intercreditor Agreement and any other intercreditor agreement executed and delivered pursuant to Section 6.02 and each of the security agreements and other instruments and documents executed and delivered with respect to the Loans and Commitments pursuant to any of the foregoing or pursuant to Section 5.09 or any Incremental Assumption Agreement.

“Senior Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Total Senior Secured Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Senior ~~Subordinated~~Exchangeable Note Documents” shall mean the Senior ~~Subordinated~~Exchangeable Notes and the Senior ~~Subordinated~~Exchangeable Notes Indenture.

“Senior ~~Subordinated~~Exchangeable Notes” shall mean~~, collectively, (i)~~ the Borrower~~’~~’s ~~12.375%~~0.25% Exchangeable Senior ~~Subordinated~~ Notes due ~~2015 and (ii) the Borrower’s 13.375% Senior Subordinated Notes due 2018, each~~2026, issued pursuant to the Senior ~~Subordinated~~Exchangeable Notes Indenture~~s~~ and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior ~~Subordinated~~Exchangeable Notes and the related registration rights agreement with substantially identical terms as the Senior ~~Subordinated~~Exchangeable Notes.

“Senior ~~Subordinated~~Exchangeable Notes Indenture~~s~~” shall mean~~, collectively, (i)~~ the Indenture dated as of ~~April 10, 2007~~June 2, 2021 under which the ~~12.375% Senior Subordinated Notes were issued and (ii) the Indenture dated as of January 5, 2011 under which the 13.375% Senior Subordinated~~0.25% Exchangeable Senior Notes were issued, ~~in each case~~ among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as in effect on the ~~Closing~~Eleventh Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Note Documents” shall mean the Senior Unsecured Notes and the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes” shall mean, collectively, (i) the Borrower’s ~~11.50~~4.875% Senior Notes due ~~2017 and~~2023, (ii) the Borrower’s ~~12.00~~5.750 % Senior Notes due ~~2017~~2029 and (iii) the Borrower’s 5.250% Senior Notes due 2030, each issued pursuant to the Senior Unsecured Notes Indentures and any notes issued by the Borrowers in exchange for, and as contemplated by, the Senior Unsecured Notes and the related registration rights agreement with substantially identical terms as the Senior Unsecured Notes.

“Senior Unsecured Notes Indentures” shall mean, collectively, (i) the Indenture dated as of ~~January 5, 2011~~June 1, 2016 under which the ~~11.50~~4.875% Senior Unsecured Notes were issued ~~and~~, (ii) the Indenture dated as of January ~~5~~11, ~~2011~~2021 under which the ~~12.00~~5.750 % Senior Unsecured Notes were issued and (iii) the Indenture dated as of January 10, 2022 under which the 5.250% Senior

Unsecured Notes were issued, each among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as in effect on the ~~Closing~~Eleventh Amendment Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Separation and Distribution Agreement” shall mean that certain Separation and Distribution Agreement, dated as of July 27, 2006, by and among Cendant Corporation, Realogy Corporation, Travelport Inc. and Wyndham Worldwide Corporation.

“Single Employer Plan” shall mean any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, but that is not a Multiemployer Plan.

“Sixth Amendment” shall mean the Sixth Amendment, dated as of the Sixth Amendment Effective Date, to this Agreement.

“Sixth Amendment Effective Date” shall mean February 8, 2018.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Special Purpose Securitization Subsidiary” shall mean any Subsidiary (a) party as of the ~~Closing~~Eleventh Amendment Effective Date to any Existing Securitization Document or (b)(1) to which the Borrower or a Subsidiary of the Borrower transfers or otherwise conveys Securitization Assets, (2) which engages in no activities other than in connection with the receipt, management, transfer and financing of those Securitization Assets and activities incidental or related thereto, (3) none of the obligations of which are guaranteed by the Borrower or any Subsidiary of the Borrower (other than another Special Purpose Securitization Subsidiary) other than pursuant to Standard Securitization Undertakings, and (4) with respect to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Specified Letters of Credit” shall mean those Letters of Credit issued and outstanding as of the Eighth Amendment Effective Date and set forth on Schedule 1.01C-1 of the Credit Agreement.

“Specified Transaction” shall have the meaning assigned to such term in Section 1.04.

“Standard Securitization Undertakings” shall mean representations, warranties (and any related repurchase obligations), servicer obligations, obligations to transfer Securitization Assets (including provisions similar to those found in the UK Securitization Documents as of the ~~Closing~~Eleventh Amendment Effective Date) guarantees of performance and payments (other than payments of the obligations backed by the Securitization Assets or obligations of Special Purpose Securitization

Subsidiaries), and covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower of a type that are customary in securitizations and/or are reasonably similar to those in the Existing Securitization Financings.

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined, expressed in the case of each such requirement as a decimal. Such reserves shall include those imposed pursuant to Regulation D of the Board. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset, fee or similar requirement.

“Subagent” shall have the meaning assigned to such term in Section 9.02.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, with respect to any person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof, (b) any partnership, joint venture or limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time of determination owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity; provided that, except where the context otherwise require, the referred person means the Borrower. Notwithstanding the foregoing (and except for purposes of Sections 3.09, 3.13, 3.15, 3.16, 5.03, 5.06, 5.08 and 8.01(k), and the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” shall mean (a) each Domestic Subsidiary of the Borrower listed on Schedule 1.01F on the ~~Closing~~Eleventh Amendment Effective Date and (b) each additional Subsidiary described in Section 5.09(d).

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Supported QFC” has the meaning assigned to it in Section 10.26.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future, or derivative or foreign exchange spot transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by a Borrower substantially in the form of Exhibit B-2.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Second Amendment Effective Date is $0.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Pro Rata Share of the aggregate Swingline Exposure at such time.

“Swingline Lender” from and after the Second Amendment Effective Date, there shall be no lender in a capacity as a lender of Swingline Loans.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Syndication Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Synthetic L/C Applicable Margin” shall mean for any day (i) with respect to Eurocurrency Term Loans, 3.00% per annum, (ii) with respect to Eurocurrency Revolving Loans, 2.25% per annum and (iii) with respect to ABR Revolving Loans, 1.25%, provided, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04, the Synthetic L/C Applicable Margin with respect to Revolving Loans will be determined pursuant to the table set forth below (the “Synthetic L/C Pricing Grid”):

Senior Secured Leverage Ratio	Applicable Margin for ABR Revolving Loans	Applicable Margin for Eurocurrency Revolving Loans
Greater than 3.0 to 1.0	1.25%	2.25%
Less than or equal to 3.0 to 1.0 but greater than or equal to 2.5 to 1.0	1.00%	2.00%
Less than 2.5 to 1.0 but greater than or equal to 2.0 to 1.0	0.75%	1.75%
Less than 2.0 to 1.0	0.50%	1.50%

For the purposes of the Synthetic L/C Pricing Grid, changes in the Synthetic L/C Applicable Margin and resulting from changes in the Senior Secured Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.04, commencing with the delivery of such financial statements for the first fiscal quarter of the Borrower ending after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Senior Secured Leverage Ratio pursuant to the Synthetic L/C Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

Notwithstanding the foregoing, the Synthetic L/C Applicable Margin with respect to the Extended Synthetic Commitments shall be calculated pursuant to Section 5 of the Synthetic L/C Incremental Assumption Agreement (as of the Closing Date, 4.25%).

“Synthetic L/C Commitment” shall mean, with respect to each Synthetic L/C Lender, the Dollar Amount that such Lender is required hereby to deposit as its Credit-Linked Deposit, as set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Synthetic L/C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) increased as provided under Section 2.21.

“Synthetic L/C Disbursement” shall mean any L/C Disbursement pursuant to a Synthetic Letter of Credit.

“Synthetic L/C Facility” shall mean the Credit-Linked Deposits and the Synthetic Letters of Credit.

“Synthetic L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Synthetic Letters of Credit at such time and (b) the aggregate Dollar Amount of all Synthetic L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Synthetic L/C Exposure of any Synthetic L/C Lender at any time shall be such Lender’s Pro Rata Share of the aggregate Synthetic L/C Exposure of all Lenders at such time. For all purposes of this Agreement, if on any date of determination a Synthetic Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Synthetic L/C Incremental Assumption Agreement” shall mean the Incremental Assumption Agreement dated as of February 3, 2011 by and among Holdings, the Borrower, the Administrative Agent and the other parties party thereto.

“Synthetic L/C Installment Date” shall have the meaning assigned to such term in Section 2.10(e).

“Synthetic L/C Lender” shall mean a Lender having a Credit-Linked Deposit or with Synthetic L/C Exposure.

“Synthetic Letter of Credit” shall mean, at any time, Letters of Credit in a Dollar Amount equal to the lesser of (a) the aggregate of the Credit-Linked Deposits of all Synthetic L/C Lenders at such time and (b) the aggregate amount of Letters of Credit issued for the account of the Borrower outstanding at such time. Letters of Credit will from time to time be deemed to be Synthetic Letters of Credit or Revolving Letters of Credit in accordance with the provisions of Section 2.05(a).

“Synthetic L/C Maturity Date” shall mean April 10, 2013 or, with respect to any Incremental Synthetic L/C Facility, the maturity date thereof specified in the Incremental Assumption Agreement with respect thereto. For the avoidance of doubt, the Synthetic L/C Maturity Date with respect to the Extended Synthetic Commitments is October 10, 2016.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Tax Distributions” shall mean any Restricted Payments described in Section 6.06(b)(y).

“Tax Sharing Agreement” shall mean the Tax Sharing Agreement, dated as of July 28, 2006, as amended, by and among Cendant Corporation, Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), Wyndham Worldwide Corporation and Travelport Inc.

“Tenth Amendment” shall mean the Tenth Amendment, dated as of the Tenth Amendment Effective Date, to this Agreement.

“Tenth Amendment Effective Date” shall mean January 27, 2021

“Term A Loans” shall mean the term loans made pursuant to the Term A Credit Agreement.

“Term A Credit Agreement” shall mean the Term Loan Agreement, dated as of October 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), among Holdings, the Borrower, the lenders party thereto and JPMCB as administrative agent.

“Term B Facility” shall mean (a) the Initial Term B Tranche and (b) any tranche or series of Incremental Term Commitments under which Term B Loans are made.

“Term B Facility Maturity Date” shall mean February 8, 2025.

“Term B Loan Commitment” shall mean with respect to each Lender, the Initial Term B Loan Commitment of such Lender and such Lender’s commitment to make Incremental Term Loans in the form of Term B Loans as set forth in Section 2.01(d).

“Term B Loans” shall mean (i) prior to the Amendment Effective Date, the Initial Term B Loans that were made by the Lenders to the Borrower pursuant to Section 2.01(a), (ii) on or after the Amendment Effective Date but prior to the Third Amendment Effective Date, any New Term Loans made or continued hereunder pursuant to the First Amendment, (iii) on or after the Third Amendment

Effective Date but prior to the Fourth Amendment Effective Date, any New 2022 Term Loans made or continued hereunder pursuant to the Third Amendment, (iv) on or after the Fourth Amendment Effective Date but prior to the Fifth Amendment Effective Date, any Repriced 2022 Term Loans made or continued hereunder pursuant to the Fourth Amendment, (v) on or after the Fifth Amendment Effective Date, any Extended 2025 Term Loans made or continued hereunder pursuant to the Fifth Amendment and (vi) any Incremental Term Loans in the form of Term B Loans having the same terms (including pricing, Yield and amortization) as the Extended 2025 Term Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(d).

“Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Borrowing” shall mean any Initial Term B Borrowing or any Incremental Term Borrowing.

“Term Facility” shall mean each Term B Facility and/or any or all of the Incremental Term Facilities that are not Term B Facilities.

“Term Lender” shall mean a Lender (including Incremental Term Lenders) with a Term Loan Commitment or with outstanding Term Loans.

“Term Loan Commitment” shall mean any Term B Loan Commitment or any Incremental Term Commitment other than a Term B Loan Commitment.

“Term Loan Installment Date” shall mean any Term B Loan Installment Date or any Incremental Term Loan Installment Date.

“Term Loans” shall mean the Term B Loans and/or the Incremental Term Loans that are not Term B Loans.

“Term Loan Standstill Period” shall have the meaning assigned to such term in Section 8.01(d).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term

SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period).

“Third Amendment” shall mean the Third Amendment, dated as of the Third Amendment Effective Date, to this Agreement.

“Third Amendment Effective Date” shall mean July 20, 2016.

“Title Resource Group” shall mean Title Resource Group LLC, a Delaware limited liability company, and any successor thereto.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) Total Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Total Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding at such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date.

“Total Senior Secured Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness (other than, for the avoidance of doubt, any First and a Half Lien Refinancing Notes and any other Indebtedness that is secured on a pari passu basis with or junior to the First and a Half Lien Refinancing Notes) that in each case is then secured by first priority Liens on property or assets of the Borrower and its Subsidiaries (other than a Lien on property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date.

“Tranche” shall mean a category of Commitments and extensions of credit thereunder.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Fund, Holdings, the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents (including expenses in connection with Swap Agreements) and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder and (b) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, Adjusted Term SOFR and the ABR.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.26.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Securitization Documents” shall mean the letter agreement, dated August 17, 2012, by and between Cartus Limited and Lloyds TSB Bank plc and the letter agreement, dated August 17, 2012, by and between Cartus Financing Limited and Lloyds TSB Bank plc, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented ~~on or prior to the Closing Date~~from time to time.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” of any Single Employer Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Single Employer Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto as of the close of its most recent plan year, determined in both cases using the applicable assumptions promulgated under Section 430 of the Code.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean (a) cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries (including Permitted Investments made in connection with the Arbitrage Programs whether or not so restricted), minus (b) cash or cash equivalents of any Insurance Subsidiary that is not permitted to be distributed or advanced to the Borrower or any other Subsidiary as a matter of law or regulation.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01G and (2) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation (as well as all other such designations theretofore consummated after the first day of such Reference Period), the Borrower shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04~~(j)~~, and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04~~(j)~~, (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04~~(j),~~ and (e) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Unsecured Notes Indenture, the Senior ~~Subordinated~~Exchangeable Notes Indenture, any other Indebtedness permitted to be incurred hereunder (to the extent the concept of unrestricted subsidiaries exists in the documents governing such Indebtedness) and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) immediately after giving effect to such Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period), the Borrower shall be in Pro Forma Compliance, and (iv) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of such Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations and information required by the preceding clause (iii).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.11(f).

“Wholly Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person that is a Wholly Owned Subsidiary.

“Wholly Owned Foreign Subsidiary” of any person shall mean a Foreign Subsidiary of such person that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” shall mean, on any date on which the “Yield” is required to be calculated pursuant to Section 2.11(h) or Section 2.20(b), the internal rate of return on the Term B Loans on the Closing Date (or as thereafter amended) and/or the Repricing Loans and/or Other Term Loans, as applicable, determined by the Administrative Agent in consultation with the Borrower utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to the Term B Loans and/or such Repricing Loans and/or Other Term Loans on such date and (ii) the price of a LIBOR swap-equivalent maturing on the earlier of (x) the date that is four years following such date and (y) the final maturity date of the Term B Loans and/or such Repricing Loans and/or Other Term Loans, as applicable; (b) the Applicable Margin (or equivalent concept) for the Term B Loans and/or such Repricing Loans and/or Other Term Loans, as applicable, on such date; and (c) the issue price of the Term B Loans and/or such Repricing Loans and/or Other Term Loans, as applicable, (after giving effect to any original issue discount or upfront fees paid to the market (but excluding commitment or arrangement fees in respect of the Term B Loans and such Repricing Loans and/or Other Term Loans, as applicable) in respect of the Term B Loans and/or such Repricing Loans and/or Other Term Loans, as applicable, calculated based on an assumed four year average life to maturity).

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standard Codification ASC 825-10 (or any other Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.03 Effectuation of Transfers. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section  1.04 Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary when (i) calculating any applicable ratio or financial test or basket or exception in connection with the incurrence or assumption of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness (each, a “Specified Transaction”), (ii) determining the accuracy of any representation or warranty (subject to Section 2.20(c), in connection with an Incremental Limited Condition Commitment) or (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio or financial test or basket or exception, the accuracy of such representation or warranty (but taking into account any earlier date specified therein) or whether any Default or Event of Default has occurred, is continuing or would result therefrom shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date on which the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or assumption of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Reference Period ending prior to the LCT Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, financial tests, baskets, exceptions, representations and warranties or absence of defaults are exceeded or breached as a result of fluctuations in such ratio or financial test (including due to fluctuations in EBITDA), a change in facts or circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios, financial tests, baskets, exceptions and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or financial test (other than actual compliance with the Financial Performance Covenant) or basket or exception on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition

Transaction, any such ratio or financial test or basket or exception shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) have been consummated.

Section 1.05 Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary, unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception under this Agreement and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or takes any other action substantially contemporaneously under a non-ratio-based basket or exception under this Agreement, then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions. Any dollar baskets herein utilized prior to the Eleventh Amendment Effective Date shall be deemed replenished in its entirety and available in full under this Agreement as of the Eleventh Amendment Effective Date.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) (i) each Continuing Term Lender agrees to continue its Existing Term Loans under the Previous Credit Agreement as Initial Term B Loans under this Agreement made to the Borrower on the Closing Date in a principal amount not to exceed its Initial Term B Loan Commitment and (ii) each Additional Term Lender agrees to make Initial Term B Loans to the Borrower on the Closing Date in an amount not to exceed such Additional Term Lender’s Initial Term B Loan Commitment. Following the making or continuation thereof, as applicable, on the Third Amendment Effective Date, the New 2022 Term Loans shall constitute Initial Term B Loans and Term B Loans, as applicable, in all respects. Following the making or continuation thereof, as applicable, on the Amendment Effective Date, the New Term Loans shall constitute Initial Term B Loans and Term B Loans, as applicable, in all respects. Following the making or continuation thereof, as applicable, on the Fourth Amendment Effective Date, the Repriced 2022 Term Loans shall constitute Initial Term B Loans and Term B Loans, as applicable, in all respects. Following the making or continuation thereof, as applicable, on the Fifth Amendment Effective Date, the Extended 2025 Term Loans shall constitute Initial Term B Loans and Term B Loans, as applicable, in all respects. ~~Following the making or continuation thereof, as applicable, on the Sixth Amendment Effective Date, the Extended 2023 Revolving Loans shall constitute Revolving Facility Loans, as applicable, in all respects.~~ Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed;

(b) each Lender agrees to make Revolving Facility Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility

Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans;

(c) each Synthetic L/C Lender agrees to continue its Credit-Linked Deposit under the Previous Credit Agreement as Credit-Linked Deposit under this Agreement on the Closing Date; and

(d) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made or, with respect to the continuation of Initial Term B Loans by the Continuing Term Lenders, shall be continued, as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments). The failure of any Lender to make (or the failure of a Continuing Term Lender to continue) any Loan required to be made (or continued) by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make (or continue) Loans as required.

(b) Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans, or with respect to Term Loans, Eurocurrency Loans or, with respect to Revolving Loans, Term Benchmark Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan ~~or~~, Eurocurrency Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any ~~Eurocurrency Revolving Facility~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing or a Swingline Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of (i) ten Eurocurrency Borrowings outstanding under the Term B Facility, (ii) ten Eurocurrency Borrowings outstanding under Incremental Term Facilities that are not Term B Facilities and (iii) ten ~~Eurocurrency~~Term Benchmark Borrowings outstanding under the Revolving Facility.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date, the Term B Facility Maturity Date or the applicable Incremental Term Facility Maturity Date, as the case may be.

Section 2.03 Requests for Borrowings. To request a Borrowing (including with respect to the continuation of Initial Term B Loans by the Continuing Lenders on the Closing Date), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., Local Time, three Business Days (or, with respect to the Borrowings on the Closing Date, such fewer number of Business Days as may be acceptable to the Administrative Agent) before the date of the proposed Borrowing ~~or~~, (b) in the case of an ABR Borrowing, not later than ~~12:00 noon~~1:00 p.m., Local Time, on the date of the proposed Borrowing (which shall be a Business Day) or (c) in the case of a Term Benchmark Borrowing, not later than 12:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing; provided, that any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Revolving Facility Loans, Initial Term B Loans or Incremental Term Loans (and, in the case of Incremental Term Loans, whether such Loans are to be Term B Loans or Other Term Loans);

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, Term Benchmark Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., Local Time, on any Business Day require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Revolving Facility Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Facility Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the

Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein (including, with respect to Synthetic Letters of Credit, Section 2.21), the Borrower may request the issuance of Revolving Letters of Credit and Synthetic Letters of Credit, in each case denominated in Dollars (or in any Alternative Currency, not to exceed an aggregate Dollar Amount of $75.0 million for all such Letters of Credit), for its own account (or for the account of a Subsidiary, so long as such Borrower and such Subsidiary are co-applicants) in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period prior to the date that is five Business Days prior to (i) the Revolving Facility Maturity Date (in the case of Revolving Letters of Credit) and (ii) the Synthetic L/C Maturity Date (in the case of Synthetic Letters of Credit). For purposes hereof, (i) all Letters of Credit issued hereunder shall at all times and from time to time be deemed to be Synthetic Letters of Credit up to the aggregate amount of the Credit-Linked Deposit as determined in the definition of the term “Credit-Linked Deposit” and be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit that are issued for the account of the Borrower exceeds such amount, (ii) drawings under any Letter of Credit shall be deemed to have been made under Revolving Letters of Credit for so long as, and to the extent that, there are any undrawn Revolving Letters of Credit outstanding (and thereafter drawings under such Letters of Credit shall be deemed to have been made under Synthetic Letters of Credit) and (iii) any Letter of Credit that expires or terminates will be deemed to be a Revolving Letter of Credit for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination; provided, however, that at any time during which an Event of Default shall have occurred and be continuing, (A) Letters of Credit shall be deemed to be in part Revolving Letters of Credit and in part Synthetic Letters of Credit, (B) drawings under Letters of Credit shall be deemed to have been made under Revolving Letters of Credit and Synthetic Letters of Credit and (C) any Letter of Credit that expires or terminates shall be deemed to be in part a Revolving Letter of Credit and in part a Synthetic Letter of Credit, in each case pro rata based upon (1) the total Revolving Facility Commitments at such time and (2) the sum of the total Credit-Linked Deposits of all Synthetic L/C Lenders at such time and the amount of the total Credit-Linked Deposits of all Synthetic L/C Lenders that shall have been applied to reimburse outstanding Synthetic L/C Disbursements at such time. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a Revolving Letter of Credit or a Synthetic Letter of Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Synthetic Letter of Credit and the remainder be deemed to be a Revolving Letter of Credit. Notwithstanding the foregoing, the entire face amount of any Letter of Credit with an expiration date after the Revolving Facility Maturity Date shall be deemed to be a Synthetic Letter of Credit, subject to the limitations set forth in clause (i) of the second sentence of this paragraph (a). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit shall be deemed to be a Letter of Credit under this Agreement and each Lender that is an issuer of an Existing Letter of Credit shall be deemed to be an Issuing Bank with respect to such Existing Letter of Credit and shall have all rights of an Issuing Bank hereunder (but shall have no obligation to extend or renew any Existing Letter of Credit or to issue additional Letters of Credit) until such Existing Letter of Credit has been terminated. As of the Eighth Amendment Effective Date, each Specified Letter of Credit shall be deemed to be a Letter of Credit under this Agreement and each Lender that is an issuer of a Specified Letter of Credit shall be deemed to be an Issuing Bank with respect to such Specified Letter of Credit and shall have all rights of an Issuing

Bank hereunder (but shall have no obligation to extend or renew any Specified Let~~-~~ter of Credit) until such Specified Letter of Credit has been terminated.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Revolving Letter of Credit Sublimit and the Revolving L/C Exposure of the applicable Issuing Bank shall not exceed its Revolving Letter of Credit Commitment, (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments, (iii) the Synthetic L/C Exposure will not exceed the total Credit-Linked Deposits of all Synthetic L/C Lenders, and (iv) all conditions precedent in Section 4.01 have been satisfied (or waived by the (x) the Majority Lenders under the Revolving Facility and (y) Synthetic L/C Lenders with Synthetic L/C Exposure and Excess Credit-Linked Deposits representing greater than 50% of the total Synthetic L/C Exposure and Excess Credit-Linked Deposits of all Synthetic L/C Lenders). No Issuing Bank shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to (A) in the case of any Revolving Letter of Credit, the Revolving Facility Maturity Date and (B) in the case of any Synthetic Letter of Credit, the Synthetic L/C Maturity Date; provided, that any Letter of Credit with one year tenor may provide for automatic extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in such twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided further, that if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or the expiration date is extended to a date after the date that is five Business Days prior to (A) in the case of any Revolving Letter of Credit, the Revolving Facility Maturity Date and (B) in the case of any Synthetic Letter of Credit, the Synthetic L/C Maturity Date the Borrower shall provide cash collateral pursuant to documentation reasonably satisfactory to the

Administrative Agent and the relevant Issuing Bank in an amount equal to 105% of the face amount of each such Letter of Credit or provide a back-to-back letter of credit, in form and substance and from an issuing bank reasonably satisfactory to the relevant Issuing Bank, on or prior to the date that is five Business Days prior to (A) in the case of any Revolving Letter of Credit, the Revolving Facility Maturity Date and (B) in the case of any Synthetic Letter of Credit, the Synthetic L/C Maturity Date.

(d) Participations.

(i) By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof), and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Revolving Letter of Credit equal to the product of (A) such Revolving Facility Lender’s Pro Rata Share and (B) the aggregate amount available to be drawn under such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, an amount equal to the product of (A) such Revolving Facility Lender’s Pro Rata Share and (B) each Revolving L/C Disbursement made by such Issuing Bank not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Facility Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) Each Synthetic L/C Lender hereby acknowledges that it holds a participation in each Synthetic Letter of Credit equal to such Synthetic L/C Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Synthetic Letter of Credit. The Administrative Agent hereby acknowledges that it holds the Credit-Linked Deposit of each Synthetic L/C Lender. Each Synthetic L/C Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Synthetic L/C Disbursement that is not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or is required to refund any reimbursement payment in respect of a Synthetic L/C Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for the amount of such Synthetic L/C Disbursement from such Synthetic L/C Lender’s Credit-Linked Deposit on deposit in the Credit-Linked Deposit Account. In the event the Credit-Linked Deposit Account is charged by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed Synthetic L/C Disbursement, the Borrower shall have the right, at any time prior to the Synthetic L/C Maturity Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so charged and such payment shall be deposited by the Administrative Agent in the Credit-Linked Deposit Account. Each Synthetic L/C Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Synthetic Letters of Credit pursuant to this subparagraph (ii) is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Synthetic Letter of Credit or the occurrence and continuance of a Default or Event of Default or the return of the Credit-Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Synthetic L/C Lender irrevocably authorizes the Administrative Agent to apply amounts of its Credit-Linked Deposit as provided in this subparagraph (ii).

(e) Reimbursement.

(i) If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement in Dollars, or (subject to the two immediately succeeding sentences) the applicable Alternative Currency, not later than 3:00 p.m., Local Time, on the next Business Day after the Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Loans (in the event of Revolving L/C Disbursements) or at the ABR plus the Synthetic L/C Applicable Margin applicable to ABR Revolving Loans (in the event of Synthetic L/C Disbursements); provided, that, in the case of any L/C Disbursement made in Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Lender or Lender or (y) reimburse each L/C Disbursement made in such Alternative Currency in Dollars, in an amount equal to the Dollar Amount of such L/C Disbursement. If the Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the Borrower’s obligation to reimburse the applicable L/C Disbursement shall be permanently converted into an obligation to reimburse the Dollar Amount of such L/C Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender of the applicable L/C Disbursement and the Dollar Amount thereof.

(ii) If the Borrower fails to reimburse any Revolving L/C Disbursement when due, then the applicable Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Facility Lender of such L/C Disbursement (as converted to Dollars, if applicable), the amount of the payment then due from the Borrower in respect thereof and, such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent in Dollars its Pro Rata Share of the payment then due from the Borrower in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(iii) If the Borrower fails to reimburse any Synthetic L/C Disbursement when due, then the Administrative Agent shall notify each Synthetic L/C Lender of the applicable Synthetic L/C Disbursement (as converted to Dollars, if applicable), the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Share thereof, and the Administrative Agent shall promptly pay to the applicable Issuing Bank each Synthetic L/C Lender’s Pro Rata Share of such Synthetic L/C Disbursement from such Lender’s Credit-Linked Deposit. Promptly following the receipt by the Administrative Agent of any payment by the Borrower in respect of any Synthetic L/C Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Credit-Linked Deposits, to the Credit-Linked Deposit Account to be added to the Credit-Linked Deposits of the Synthetic L/C Lenders in accordance with their Pro Rata Shares. The Borrower acknowledges that each payment made pursuant to this subparagraph (iii) in respect of any Synthetic L/C Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment from the Credit-Linked Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Synthetic L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such Synthetic L/C Disbursement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders or Synthetic L/C Lenders, as applicable, with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans (in the event of Revolving L/C Disbursements) or at the ABR plus the Synthetic L/C Applicable Margin applicable to ABR Revolving Loans (in the event of Synthetic L/C Disbursements); provided, that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply; provided further that, in the case of an L/C Disbursement made under a Letter of Credit in an Alternative Currency, the amount of interest due with respect thereto shall (i) in the case of any L/C Disbursement that is reimbursed on the Business Day immediately succeeding such L/C Disbursement, (A) be payable in the applicable Alternative Currency and (B) if not reimbursed on the date of such L/C Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such L/C Disbursement plus the Applicable Margin applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans (in the event of Revolving L/C Disbursements) or plus the Synthetic L/C Applicable Margin applicable to Eurocurrency Revolving Loans (in the event of Synthetic L/C Disbursement) at such time and (ii) in the case of any L/C Disbursement that is reimbursed after the Business Day immediately succeeding such L/C Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Amount of such L/C Disbursement and (C) bear interest as provided above. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e)(i) of this Section or from the Credit-Linked Deposit Account pursuant to paragraph (e)(ii) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender or Synthetic L/C Lender, as applicable, to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If required pursuant to Section 2.22(b) or if any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 8.01(h) or (i), on the Business Day or (ii) otherwise, on the third Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Majority Lenders with respect to each of the Revolving Facility and the Synthetic L/C Facility) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in a separate account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon or, as applicable, the amount required pursuant to Section 2.22(b); provided, that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or L/C Disbursements in an Alternative Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and L/C Disbursements and (ii) upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 8.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Majority Lenders with respect to each of the Revolving Facility and the Synthetic L/C Facility), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.22(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after Section 2.22(b) no longer requires the provision of such cash collateral.

(k) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Revolving Facility Lender (in addition to JPMCB) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank with respect to Revolving Letters of Credit and Synthetic Letters of Credit.

(l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on the first Business Day of each week, the activity for each day during the immediately preceding week in respect of Letters of Credit , including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (B) on or prior to each Business Day on which the Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and no Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit without first obtaining written confirmation from the Administrative Agent that such issuance, amendment, renewal or extension is then permitted by the terms of this Agreement, (C) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (D) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

(m) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 8.01, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of L/C Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.05(j), if such cash collateral is deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Revolving Facility Lenders or the Synthetic L/C Lenders, as the case may be, are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to Section 2.05(e) in respect of unreimbursed L/C Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Revolving Facility Lender’s or Synthetic L/C Lender’s, as the case may be, participation in any Alternative Currency Letter of Credit under which an L/C Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request; provided, that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. In the event the Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing (but exclusive of any accrued and unpaid interest thereon).

Section 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit C and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, Term Benchmark Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period.”

(v) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (b) of the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing or Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing or Term Benchmark Borrowing and (ii) unless repaid, each Eurocurrency Borrowing or Term Benchmark Borrowing, as applicable, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08 Termination and Reduction of Commitments; Return of Credit-Linked Deposits.

(a) Unless previously terminated, (i) the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date and (ii) the Initial Term B Loan Commitments shall terminate on the Closing Date, Amendment Effective Date, Third Amendment Effective Date, Fourth Amendment Effective Date or Fifth Amendment Effective Date, as applicable.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided, that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments. The Borrower may at any time or from time to time direct the Administrative Agent to reduce the total Credit-Linked Deposits; provided that (x) each reduction of the Credit-Linked Deposits shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the total Credit-Linked Deposits) and (y) the Borrower shall not direct the Administrative Agent to reduce the Credit-Linked Deposits if, after giving effect to such reduction (and to the provisions of Section 2.05(a)), the aggregate Synthetic L/C Exposure would exceed the total Credit-Linked Deposits or the Revolving Facility Exposure would exceed the total Revolving Facility Commitments. In the event the total Credit-Linked Deposits shall be reduced as provided in the immediately preceding sentence, the Administrative Agent shall return all amounts in the Credit-Linked Deposit Account in excess of the reduced total Credit-Linked Deposits to the Synthetic L/C Lenders, ratably in accordance with their Pro Rata Shares of the total Credit-Linked Deposit (as determined immediately prior to such reduction).

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments or the Credit-Linked Deposits, as applicable, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments or reduction of the aggregate Credit-Linked Deposits delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments or Credit-Linked Deposits shall be permanent. Each reduction of the Commitments or Credit-Linked Deposits shall be made ratably among the applicable Lenders in accordance with their respective Pro Rata Shares.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Facility Maturity Date, it being understood that on the date of any Revolving Facility Borrowing, the Borrower shall repay all outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.10 Repayment of Term Loans and Revolving Facility Loans.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the Initial Term B Lenders, on the last day of March, June, September and December of each year (beginning June 30, 2013) or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”) through and including the Term B Facility Maturity Date, a principal amount of Initial Term Loans equal to, on any Term B Loan Installment Date occurring after the Fifth Amendment Effective Date, the product of (x) the principal amount of Initial Term B Loans outstanding after the Initial Term B Loan Borrowing on the Fifth Amendment Effective Date and (y) 0.25%, with the balance of the Initial Term B Loans due in full on the Term B Facility Maturity Date.

(b) To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date.

(c) Prepayment of the Term Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be applied to the Term Loans ratably among the Term Facilities, with the application thereof reducing in direct order the remaining installments thereof in forward order of maturity, and

(ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans as the Borrowers may direct.

(d) Prior to the scheduled or voluntary repayment of any Loan or reduction of the Credit-Linked Deposits, the Borrower shall select the Borrowing or Borrowings and/or Credit-Linked Deposits to be repaid or reduced and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment ~~and~~, (ii) in the case of a Eurocurrency Borrowing or Credit-Linked Deposit, three Business Days before the scheduled date of such repayment and (iii) in the case of a Term Benchmark Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing and each reduction of the total Credit-Linked Deposits shall be applied ratably to the Credit-Linked Deposits of the Synthetic L/C Lenders. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Loan hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(e) The Administrative Agent shall return the Credit-Linked Deposit to the Synthetic L/C Lenders, on the last day of March, June, September and December of each year or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Synthetic L/C Installment Date”) through and including the Synthetic L/C Maturity Date, in an amount equal to the product of (x) the Credit-Linked Deposit held by the Administrative Agent on the Closing Date and (y) 0.25%, with the balance of the Credit-Linked Deposit returned in full to the Synthetic L/C Lenders on the Synthetic L/C Maturity Date. Any optional return of Credit-Linked Deposits effected pursuant to Section 2.08 shall be applied to reduce the subsequent scheduled returns of Credit-Linked Deposits to be effected pursuant to this Section as directed by the Borrower. Each return of Credit-Linked Deposits pursuant to this Section 2.10(e) shall be accompanied by accrued fees and other amounts payable by the Borrower pursuant to Section 2.12(c) and Section 2.21(b) on the amount of such Credit-Linked Deposits paid to but excluding the date of return.

Section 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part (subject to Section 2.11(h) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d), which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Facilities.

(b) Promptly upon receipt thereof by Holdings or any of its Subsidiaries, all Net Proceeds shall be applied to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may (i) use a portion of such Net Proceeds pursuant to clause (a) of the definition thereof to prepay or repurchase First Lien Refinancing Notes or First Lien Notes secured on a pari passu basis with the Term B Loans to the extent any agreement governing such First Lien Refinancing Notes or First Lien Notes requires the Borrower to prepay or make an offer to purchase such First Lien Refinancing Notes or First Lien Notes with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such First Lien Refinancing Notes or First Lien Notes and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount (or, in the case of First Lien Refinancing Notes or First Lien Notes issued at less than its principal amount at maturity, the accreted value thereof) of such First Lien Refinancing Notes or First Lien Notes and the outstanding principal amount of Term Loans, and (ii) retain Net Proceeds pursuant to clause (b) of the definition thereof, provided that the Senior Secured Leverage Ratio on the last day of the Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 2.50 to 1.00.

(c) Not later than 90 days after the end of each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to (i) the Required Percentage of such Excess Cash Flow, minus (ii) to the extent not financed using the proceeds of, without duplication, the incurrence of Indebtedness and the sale or issuance of any Equity Interests (including any capital contributions), the sum of (A) the amount of any voluntary prepayments of Term Loans made during such Excess Cash Flow Period and (B) the amount of any prepayments of Revolving Facility Loans made during such Excess Cash Flow Period, solely to the extent of any permanent reductions in the Revolving Facility Commitments accompanying such prepayment, to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(d) In the event and on such occasion that the total Revolving Facility Credit Exposure exceeds the total Revolving Facility Commitments, the Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(e) In the event and on such occasion as the Revolving L/C Exposure exceeds the Revolving Letter of Credit Sublimit, the Borrower shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

(f) Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower elects (or is otherwise required) to make such Waivable Mandatory Prepayment, the Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such

Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the second Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option.) On the Required Prepayment Date, the Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option (each, an “Accepting Lender”), to prepay the Term Loans of such Accepting Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.11(b)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to the Borrower.

(g) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.11(a) or (f) or Section 2.18(c) (which provisions shall not be applicable to this Section 2.11(g))) or any other Loan Document, to the extent the Borrower receives First Lien Net Proceeds (other than any First Lien Net Proceeds in respect of any First Lien Refinancing Notes that were incurred pursuant to clause (ii) of the definition thereof and that Refinanced prior issued, sold or incurred First Lien Refinancing Notes the First Lien Net Proceeds of which were applied as required by this Section 2.11(g)), the Borrower shall elect to either (x) apply the aggregate amount of such First Lien Net Proceeds to prepay the Term Loans at par on a pro rata basis on or prior to the third Business Day following the receipt of such First Lien Net Proceeds, (y) with respect to any Extension Offer made in connection with the receipt of such First Lien Net Proceeds, apply the aggregate amount of such First Lien Net Proceeds to prepay the Term Loans of each First Lien Term Lender agreeing to such Extension (each such Extending Lender, a “Prepaid Extending Lender”) at par on a pro rata basis among such Prepaid Extending Lenders on or prior to the third Business Day following the receipt of such First Lien Net Proceeds; provided that, to the extent that such Extending Lenders are individually permitted under the applicable Incremental Assumption Agreement to decline their respective shares of such prepayment (which election shall be permitted hereunder to the extent permitted in the applicable Incremental Assumption Agreement and made in accordance with the terms thereof), and any such Extending Lender makes such an election to decline its share of such prepayment, such declined amount shall instead be applied to prepay the Term Loans of each Term Lender agreeing to such Extension and not electing to decline its share of such prepayment (each such Extending Lender, an “Extending Prepayment Accepting Lender”) at par on a pro rata basis among such Extending Prepayment Accepting Lenders on or prior to the third Business Day following the receipt of such First Lien Net Proceeds; provided further that, to the extent that the foregoing proviso is applicable and the aggregate declined amounts exceed the aggregate amount of the remaining Term Loans of the Extending Prepayment Accepting Lenders, such excess First Lien Net Proceeds shall then be used to prepay the Term Loans of each Term Lender agreeing to such Extension but electing to decline its share of such prepayment (each such Extending Lender, an “Extending Prepayment Declining Lender”) at par on a pro rata basis among such Extending Prepayment Declining Lenders (which Lenders, for the avoidance of doubt, shall not be permitted to decline such prepayment) on or prior to the fourth Business Day following the receipt of such First Lien Net Proceeds; provided further that, to the extent that the aggregate declined amounts exceed the aggregate amount to be paid to Prepaid Extending Lenders after giving effect to the foregoing provisos, such excess shall then be used in accordance with clause (x) hereof on or prior to the fourth Business Day following the receipt of such First Lien Net Proceeds or (z) to the extent permitted pursuant to the Incremental Assumption Agreement with respect to any Extension of Loans and/or Commitments made pursuant to an Extension Offer, apply the aggregate amount of such First Lien Net Proceeds to prepay Term Loans or permanently reduce Revolving Facility Commitments that did not participate in such Extension Offer (“Non-Extending Lenders”) at par on a pro rata basis on or prior to the third Business Day following the receipt of such First Lien Net Proceeds; provided that to the extent that the First Lien Net Proceeds exceed the aggregate amount to be paid to the Non-Extending Lenders, such excess First Lien Net Proceeds shall be used in accordance with clause (x) hereof on or prior to the fourth Business Day following the receipt of such First Lien Net Proceeds.

(h) If, on or prior to the six (6) month anniversary of the Fifth Amendment Effective Date, (i) the Borrower enters into any amendment to this Agreement or incurs any Indebtedness in the form of an institutional term loan facility or other bank financing marketed primarily to institutional investors (each, a “Repricing Loan”), (ii) the effect of such amendment, or the use of the proceeds of such Indebtedness, is to repay, prepay or otherwise refinance all or a portion of the Term B Loans, (iii) the Yield payable on such Repricing Loan (disregarding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance) is lower than the Yield with respect to the Term B Loans on the date of such repayment, prepayment or other refinancing (including any amendment, amendment and restatement or other modification of this Agreement that reduces the Yield with respect to any Term B Loans), the Borrower shall pay to the Administrative Agent for the ratable account of the Term B Lenders a premium in an amount equal to 1.00% of the principal amount paid, prepaid or refinanced or modified.

(i) Notwithstanding the foregoing, payments required to be made under Section 2.11(c) shall not be required to be made with respect to that portion of such Excess Cash Flow that has been generated from a Foreign Subsidiary to the extent that any such prepayment would result in material adverse tax consequences or material legal consequences for the Borrower; provided that, the Borrower and its Subsidiaries will use commercially reasonable efforts under local law to avoid any such consequences and, to the extent such consequences cease to exist or apply, the Borrower shall make such payment in the amount otherwise required.

Section 2.12 Fees.

(a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last Business Day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the average daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Pro Rata Share of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for

~~Eurocurrency~~Term Benchmark Revolving Facility Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account (x) three Business Days after the last Business Day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Revolving Letter of Credit issued by such Revolving Issuing Bank for the period from and including the date of issuance of such Revolving Letter of Credit to and including the termination of such Revolving Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily stated amount of such Revolving Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay (i) in addition to the amounts payable by the Borrower to the Synthetic L/C Lenders pursuant to Section 2.21(b), to the Administrative Agent for the account of each Synthetic L/C Lender, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Credit-Linked Deposit shall be terminated as provided herein, a participation fee with respect to its participations in Synthetic Letters of Credit, which shall accrue at the Synthetic L/C Applicable Margin from time to time in effect in respect of Eurocurrency Term Loans on the average daily amount of such Synthetic L/C Lender’s Credit-Linked Deposit during the period from and including the Closing Date to but excluding the date on which the entire amount of such Lender’s Credit-Linked Deposit is returned to it and (ii) to each Issuing Bank, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Credit-Linked Deposits shall be terminated as provided herein, a fronting fee in respect of each Synthetic Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Synthetic Letter of Credit to and including the termination of such Synthetic Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily average stated amount of such Synthetic Letter of Credit (or as otherwise agreed with such Issuing Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any Synthetic L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges; provided that all such fees shall be payable on the date on which the Credit-Linked Deposits are returned to the Synthetic L/C Lenders and any such fees accruing after the date on which the Credit-Linked Deposits are returned to the Synthetic L/C Lenders shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees in respect of Synthetic Letters of Credit that are payable on a per annum basis shall be computed on the basis of the number of days elapsed in a year of 360 days.

(d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein (the “Administrative Agent Fees”).

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising (x) each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (y) each Term Benchmark Borrowing shall bear interest, in the case of a Term Benchmark Revolving Loan, at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section (or, in the case of amounts payable with respect to the Synthetic Letters of Credit only, 2% plus the ABR plus the Synthetic L/C Applicable Margin); provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments and (iii) in the case of the Term Loans, on the Term B Facility Maturity Date and the applicable Incremental Term Facility Maturity Date; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or, with respect to the Revolving Facility, any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate ~~or~~, LIBO Rate, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Term Loan Alternate Rate of Interest. With respect to the Term Loan, (a) ~~If~~if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the IBA LIBOR is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the IBA LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the IBA LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the IBA LIBOR for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Adjusted Term SOFR Rate) or Issuing Bank;

(ii) shall subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes that are indemnifiable under Section 2.17 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement ~~or~~, Eurocurrency Loans or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or, in the case of (ii), Administrative Agent) of making or maintaining any Eurocurrency Loan or any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank (or, in the case of (ii), Administrative Agent) of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan or Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or Term Benchmark Loan, such loss, cost or expense to any

Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Adjusted Term SOFR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan or Term Benchmark Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the ~~Eurocurrency~~interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Non Continuing Term Lenders shall be entitled to the benefits of Section 2.16 of the Previous Credit Agreement with respect to the Existing Term Loans being prepaid on the Closing Date. The Continuing Term Lenders hereby waive the benefits of Section 2.16 of the Previous Credit Agreement with respect to the Existing Term Loans being continued on the Closing Date pursuant to Section 2.01(a).

Section 2.17 Taxes.

(a) Except as required by law, any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, imposed on or with respect to any payment by or on account of, or any obligation of, such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest, penalties and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a Loan Party shall not be obligated to make a payment to a Lender or the Administrative Agent pursuant to this Section 2.17 in respect of penalties, interest and other expenses to the extent (i) such penalties, interest and other expenses have accrued after 60 days after the Lender or the Administrative Agent, as the case may be, knew and did not provide written notice to the Borrower of the imposition of the Indemnified Taxes or Other Taxes to which such penalties, interest or other expenses relate or (ii) such penalties, interest and other expenses are attributable to the gross negligence or willful misconduct of such Lender or the Administrative Agent, as determined by a court of competent jurisdiction in a final nonappealable judgment. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of any withholding Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which such Foreign Lender becomes a Lender under this Agreement (or, in the case of a Participant, on or before the date such Participant purchases the related participation), at other times prescribed by applicable laws, and from time to time thereafter upon the reasonable written request of the Borrower or the Administrative Agent, two original copies of whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate in the form of Exhibit E to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose). In addition, each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender. For any period with respect to which a Lender has failed to provide to the Borrower the forms prescribed by this Section 2.17(e), at the time or times prescribed herein (other than if such failure is due to either (I) a Change in Law occurring after the date on which such Lender becomes a party to this Agreement or (II) any action taken by any Loan Party after the date of this Agreement, and as a result of such Change in Law or Loan Party action, such Lender is not legally entitled to deliver such form), such Lender shall not be entitled to indemnification or additional amounts under this Section 2.17. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally entitled to deliver.

(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) If the Administrative Agent or any Lender determines, in its sole discretion, acting in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). If a payment is made pursuant to the preceding sentence, the Loan Party that received such payment, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority except to the extent such penalties, interest or other charges are due to the willful misconduct or gross negligence of the Administrative Agent or such Lender) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it, acting in good faith, deems confidential) to any Loan Party or any other person.

(g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(d) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as provided in Section 2.05(e), all payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing

Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Credit-Linked Deposits hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not, in the reasonable judgment of the Lender, subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section shall affect or postpone any of the Obligations or the rights of any Lender pursuant to Section 2.17(a).

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required

Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, Commitments and Credit-Linked Deposits hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank); provided, that: (a) all Obligations owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided, that if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.

Section 2.20 Incremental Commitments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed in the aggregate the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender and Incremental Term Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless, in the case of any Incremental Term Lender, such Incremental Term Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested, (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”) and (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be Term B Loan Commitments to make Term B Loans or commitments to make term loans with pricing, Yield, maturity date and/or amortization terms different from the Term B Loans (“Other Term Loans”).

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that (i) the Other Term Loans shall rank pari passu or junior in right of payment and of security with the Term B Loans and, except as to pricing, amortization and final maturity date, shall have (x) the same terms as the Term B Loans, as applicable, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, provided that the Yield in respect of any Other Term Loans secured on a pari passu basis with the Term B Loans made on or prior to the date that is eighteen (18) months after the Fifth Amendment Effective Date shall not exceed 0.50% or more above the Yield in respect of the Term B Loans or, if it does so exceed 0.50% or more of such Yield in respect of the Term B Loans, the Applicable Margin in respect of the Term B

Loans shall be increased so that the Yield in respect of such Other Term Loans is not greater than 0.50% above the Yield in respect of the Term B Loans, (ii) the final maturity date of any Other Term Loans shall be no earlier than the Term B Facility Maturity Date, (iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term B Loans and (iv) from and after the effectiveness of the each Incremental Assumption Agreement, the associated Incremental Revolving Facility Commitments shall thereafter be Revolving Facility Commitments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.20 unless, subject to Section 1.04: (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, provided that in the ~~event that the~~case of any Incremental Limited Condition Term ~~Loan~~ Commitments ~~are used to finance a Permitted Business Acquisition~~, the condition regarding the accuracy of representations and warranties set forth in paragraph (b) of Section 4.01 shall be limited to customary “specified representations” and those representations included in the related acquisition agreement that are material to the interests of the Lenders and only to the extent that the Borrower has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations, ~~and the condition regarding the absence of a Default or Event of Default required by paragraph (c) of Section 4.01 shall be made by the Borrower at the time of the execution of the relevant acquisition agreement related to such Permitted Business Acquisition,~~ (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Term Lenders in the applicable Incremental Assumption Agreement, junior to) the existing Term B Loans and Revolving Facility Loans and (iii) the Borrower shall be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments, the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans) in the form of additional Term B Loans, when originally made, are included in each Borrowing of outstanding Term B Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans or Term Benchmark Loans, as applicable, to ABR Loans reasonably required by the Lenders to effect the foregoing.

(e) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (l) of this

Section 2.20)) or any other Loan Document, pursuant to one or more offers made from time to time by the Borrower to all Lenders of a particular Facility on a pro rata basis (“Extension Offers”), the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans or the Synthetic L/C Commitments or Revolving Facility Commitments as applicable to each such Lender and to otherwise modify the terms of such Lender’s Term Loans, the Synthetic L/C Commitments (or Credit-Linked Deposit) or Revolving Facility Commitment pursuant to the terms of the relevant Extension Offer (including increasing the interest rate or fees and/or modifying the amortization schedule in respect thereof). Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under the Credit Agreement by (i) implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”), (ii) implementing an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)) and (iii) with respect to any extension of a Synthetic L/C Maturity Date (such extended Credit-Linked Deposit, an “Extended Synthetic L/C Commitment”), deeming the Credit Agreement amended such that references to Synthetic L/C Commitments (and any related definitions and terms) shall be deemed to include the Extended Synthetic L/C Commitments where necessary to carry out the intent of this Section. The Borrower shall not be required to make Extension Offers on a pro rata basis across the Term Loans, Revolving Facility Commitments and Credit-Linked Deposits, and the Borrower shall be permitted to elect whether any such Election Offer shall apply to the Term Loans, Revolving Facility Commitments or Credit-Linked Deposits (or any combination thereof).

(f) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans, Extended Revolving Facility Commitments and/or Extended Synthetic L/C Commitments, as applicable, of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans, Extended Revolving Facility Commitments and/or Extended Synthetic L/C Commitments, as the case may be; provided that (i) except as to interest rates, fees, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term B Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be later than the Term B Facility Maturity Date, (iii) the weighted average life to maturity of any Extended Term Loans shall be longer than the remaining weighted average life to maturity of the Term B Loans, (iv) except as to interest rates, fees and final maturity, any Extended Revolving Loan Commitment (other than as contemplated by Section 2.20(h)) shall be a Revolving Loan Commitment with the same terms as the Revolving Facility Loans, (v) except as to interest rates, fees and final maturity, any Extended Synthetic L/C Commitment shall be a Credit-Linked Deposit with the same terms as the Credit-Linked Deposits and (vi) other than as set forth in Section 2.11(g), any Extended Term Loans, Extended Revolving Facility Commitments and Extended Synthetic L/C Commitments may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans, Extended Revolving Facility Commitments and Extended Synthetic L/C Commitments, as applicable, evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan (or applicable portion thereof) will be automatically designated an Extended Term Loan, such Extending Lender’s Revolving Facility Commitment (or applicable portion thereof) will, except as contemplated by Section 2.20(h), be automatically designated an Extended Revolving Facility Commitment, such Extending Lender’s Credit-Linked Deposit (or applicable portion thereof) will be automatically designated an Extended Synthetic L/C Commitment, in each case as applicable. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan (or portion thereof), such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan, (ii) if such Extending Lender is extending a Revolving Facility Commitment (or portion thereof), except as contemplated by Section 2.20(h), such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment and (iii) if such Extending Lender is extending a Credit-Linked Deposit (or portion thereof), such Extending Lender will be deemed to have a Credit-Linked Deposit having the terms of such Extended Synthetic L/C Commitment.

(h) Notwithstanding anything to the contrary set forth in this Section 2.20, pursuant to an Extension Offer the Borrower is hereby permitted to consummate from time to time transactions with individual Revolving Facility Lenders that accept the terms contained in such Extension Offers to extend the Revolving Facility Maturity Date as applicable to each such Lender and to otherwise modify the terms of such Lender’s Revolving Facility Commitment pursuant to the terms of the relevant Extension Offer such that all or a portion of the Revolving Facility Commitment that such Revolving Facility Lender chooses to extend shall be fully drawn upon the effectiveness of such Extension, and such portion shall be automatically converted to and designated an Extended Term Loan with the terms set forth in the applicable Incremental Assumption Agreement, and such Revolving Facility Lender shall be automatically designated as an Extending Lender with respect to such Extended Term Loans. For purposes of the Credit Agreement and the other Loan Documents, such Revolving Facility Lender will be deemed as to such portion to have an Incremental Term Loan that is an Extended Term Loan with the terms as set forth in the applicable Incremental Assumption Agreement, and such Incremental Term Loan shall be treated as a Term Loan for purposes of all prepayments. For the avoidance of doubt, the terms of such Extended Term Loans shall have the same terms as any Tranche of other Extended Term Loans then existing (after giving effect to the prepayment thereof on or promptly following the applicable date of extension thereof). For the avoidance of doubt, any portion of the Revolving Facility Commitment of any Revolving Facility Lender that is designated as an Extended Term Loan pursuant to this Section 2.20(h) shall cease to be part of a Revolving Facility Commitment and shall not be part of an Extended Revolving Facility Commitment, and the Administrative Agent shall reallocate any participations in the Revolving Letters of Credit and require prepayments and reborrowings of any outstanding Revolving Facility Loans so that after giving effect thereto, such participations and Revolving Facility Loans shall be ratable as contemplated hereby.

(i) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.20), (i) the aggregate amount of Extended Term Loans, Extended Revolving Facility Commitments and Extended Synthetic L/C Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan, Extended Revolving Facility Commitment or Extended Synthetic L/C Commitment is required to be in any minimum amount or any minimum increment, (iii) except as set forth in the applicable Extension Offer, any Extending Lender may extend all or any portion of its Term Loans, Revolving Facility Commitment and/or Synthetic L/C Commitment, as applicable, pursuant to one or more Extension Offers (subject to applicable proration in the case of overparticipation) (including one or more extensions of any Extended Term Loan, Extended Revolving Facility Commitment and Extended Synthetic L/C Commitment), (iv) there shall be no condition precedent to any Extension of any Term Loan, Revolving Facility Loan or

Credit-Linked Deposit at any time or from time to time other than (A) delivery of notice to the Administrative Agent of such Extension and the terms of the Extended Term Loans, Extended Revolving Facility Commitments and/or Extended Synthetic L/C Commitments implemented thereby and (B) a representation by the Borrower in the applicable Incremental Assumption Agreement that the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the effective date of such Extension, with the same effect as though made on and as of such date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty was true and correct in all material respects as of such earlier date), (v) no consent of any Lender or Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Facility Commitments and/or the Synthetic L/C Commitments, the consent of the Issuing Bank, which consent shall not be unreasonably withheld, (vi) all Extended Term Loans, Extended Revolving Facility Commitments, Extended Synthetic L/C Commitments and all obligations in respect thereof shall be Obligations under the Credit Agreement and the other Loan Documents that are secured on a pari passu basis with the other applicable Tranches of Term Loans, Revolving Facility Commitments and Synthetic L/C Commitments, as applicable and (vii) no Lender shall be required to consent to any extension of any Loan and/or Commitment (or any portion thereof), which consent shall be in each Lender’s sole discretion.

(j) Each Extension shall be consummated pursuant to procedures set forth in the associated Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(k) In connection with any Extension of any Revolving Facility Commitments (other than as contemplated by Section 2.20(h)), (i) the Borrower shall agree to pay or prepay in full all Swingline Loans outstanding on or prior to the date three Business Days prior to the Revolving Facility Maturity Date as applicable to any non-extending Revolving Facility Lender and not borrow any Swingline Loans thereafter until the Business Day following such Revolving Facility Maturity Date, (ii) on such Revolving Facility Maturity Date, the participating interests of the non-extending Revolving Facility Lenders in the continuing Revolving Letters of Credit shall be reallocated to the extending Revolving Facility Lenders ratably in proportion to their Extended Revolving Facility Commitments (without regard to whether or not the conditions in Section 4.01 can then be satisfied but subject to such Extended Revolving Facility Commitments then being in effect) to the extent of the Available Unused Commitments with respect to such Extended Revolving Facility Commitments after giving effect to all other Credit Events and prepayments on such date and (iii) on such Revolving Facility Maturity Date, to the extent the participating interests of the non-extending Revolving Facility Lenders in the Revolving Letters of Credit are not then reallocated pursuant to the foregoing clause (ii), the Borrower shall provide cash collateral or a back-to-back letter of credit in respect of the non-reallocated portion as contemplated by Section 2.05(c). If, for any reason, such cash collateral or back-to-back letter of credit is not provided or, as a result of the condition contained in the first parenthetical clause of clause (ii) of the preceding sentence, the reallocation contemplated by said clause (ii) does not occur, the non-extending Revolving Facility Lenders shall continue to be responsible for their participating interests in the Revolving Letters of Credit. Commencing with such Revolving Facility Maturity Date, the Revolving Letter of Credit Sublimit shall be as agreed with the Revolving Facility Lenders having Extended Revolving Facility Commitments. If at any time the Revolving Facility Maturity Date applicable to any Extended Revolving Facility Commitments is on or after the Synthetic L/C Maturity Date, the fourth sentence of Section 2.05(a) shall not apply from and after the last Revolving Facility Maturity Date applicable to any non-extending Revolving Facility Lenders prior to the Synthetic L/C Maturity Date. The actual or contingent participating interests of the Revolving Facility Lenders in Swingline Loans and Revolving Letters of Credit shall at all times be allocated ratably to all Revolving Facility Lenders, whether extending or non-extending, having Revolving Facility Commitments then in effect.

(l) In connection with any Extension of any Synthetic L/C Commitments, (i) on each Synthetic L/C Maturity Date on which there are extending Synthetic L/C Lenders, the participating interests of the non-extending Synthetic L/C Lenders in the continuing Synthetic Letters of Credit shall be reallocated to the extending Synthetic L/C Lenders ratably in proportion to their Extended Synthetic L/C Commitments (without regard to whether or not the conditions in Section 4.01 can then be satisfied but subject to such Extended Synthetic L/C Commitments then being in effect) to the extent of the Available Unused Credit Linked Deposits with respect to such Extended Synthetic L/C Commitments after giving effect to all other Credit Events and prepayments on such date and (ii) on each Synthetic L/C Maturity Date on which there are extending Synthetic L/C Lenders, to the extent the participating interests of the non-extending Synthetic L/C Lenders in the Synthetic Letters of Credit are not then reallocated pursuant to the foregoing clause (i), the participating interests of the non-extending Synthetic L/C Lenders in the continuing Synthetic Letters of Credit shall be reallocated to the extending Revolving Facility Lenders ratably in proportion to their Extended Revolving Facility Commitments (without regard to whether or not the conditions in Section 4.01 can then be satisfied but subject to such Extended Revolving Facility Commitments then being in effect) to the extent of the Available Unused Commitments with respect to such Extended Revolving Facility Commitments after giving effect to all other Credit Events and prepayments on such date and (iii) on each Synthetic L/C Maturity Date on which there are extending Synthetic L/C Lenders, to the extent the participating interests of the non-extending Synthetic L/C Lenders in the Synthetic Letters of Credit are not then reallocated pursuant to the foregoing clauses (i) and (ii), the Borrower shall provide cash collateral or a back-to-back letter of credit in respect of the non-reallocated portion as contemplated by Section 2.05(c). If, for any reason, such cash collateral or back-to-back letter of credit is not provided or, as a result of the condition contained in the parenthetical clauses of clauses (i) and (ii) of the preceding sentence, the reallocation contemplated by said clauses (i) and (ii) does not occur, the non-extending Synthetic L/C Lenders shall continue to be responsible for their participating interests in the Synthetic Letters of Credit. The actual or contingent participating interests of the Synthetic L/C Lenders in Synthetic Letters of Credit shall at all times be allocated ratably to all Synthetic L/C Lenders, whether extending or non-extending, having Credit Linked Deposits at such time.

Section 2.21 Credit-Linked Deposit Account

(a) The Credit-Linked Deposits shall be held by the Administrative Agent in the Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits, except as expressly set forth in Section 2.05, 2.08 or 2.10. Notwithstanding any provision in this Agreement to the contrary, the sole funding obligation of each Synthetic L/C Lender in respect of its participation in Synthetic Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit on or prior to the Closing Date.

(b) Each of the Borrower, the Administrative Agent, each Issuing Bank issuing any Synthetic Letter of Credit and each Synthetic L/C Lender hereby acknowledges and agrees that each Synthetic L/C Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.05 and that the Administrative Agent has agreed to invest the Credit-Linked Deposits so as to earn a return (except during periods when, and to the extent to which, such Credit-Linked Deposits are used to cover unreimbursed Synthetic L/C Disbursements, and subject to Section 2.14) for the Synthetic L/C Lenders equal to a rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to (i) such day’s rate for one month LIBOR deposits (the “Benchmark LIBOR Rate”) computed on the basis of the actual number of days elapsed in a year of 365 days (or 366 days in a leap year) minus (ii) 0.15%. Such interest will be paid to the Synthetic L/C Lenders by the Administrative Agent quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.12. In addition to the foregoing payments by the Administrative Agent, the Borrower agrees to make payments to the Synthetic L/C Lenders quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.12 (and together with the payment of such fees) in an amount equal to 0.15% per annum on the amounts of their respective Credit-Linked Deposits.

(c) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposits and no obligations with respect thereto (except for the reimbursement obligations provided in Section 2.05 and the obligation to pay fees as provided in this Section 2.21), it being acknowledged and agreed by the parties hereto that the making of the Credit-Linked Deposits by the Synthetic L/C Lenders, the provisions of this Section 2.21 and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.05 constitute agreements among the Administrative Agent, each Issuing Bank issuing any Synthetic Letter of Credit and each Synthetic L/C Lender with respect to the funding obligations of each Synthetic L/C Lender in respect of its participation in Synthetic L/C Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

(d) Subject to the Borrower’s compliance with the cash-collateralization requirements set forth in Section 2.05(j), the Administrative Agent shall return any remaining Credit-Linked Deposits to the Synthetic L/C Lenders following the occurrence of the Synthetic L/C Maturity Date.

Section 2.22 Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of the L/C Exposure in respect of Letters of Credit denominated in an Alternative Currency based on the Exchange Rate (i) as of the end of each fiscal quarter of the Borrower and (ii) on or about the date of the related notice requesting the issuance of such Letter of Credit.

(b) If after giving effect to any such determination of a Dollar Amount, the Revolving L/C Exposure exceeds the Revolving Letter of Credit Sublimit or the Synthetic L/C Exposure exceeds the total Credit-Linked Deposits of all Synthetic L/C Lenders, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

Section 2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Facility Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Revolving Facility Commitment and Revolving Facility Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.08); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or Revolving L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and Revolving L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Facility but only to the extent the sum of all non-Defaulting Lenders’ Revolving Facility Credit Exposures plus such Defaulting Lender’s Swingline Exposure and Revolving L/C Exposure does not exceed the total of such non-Defaulting Lenders’ Revolving Facility Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

(iv) if the Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares of the Revolving Facility Commitments; and

(v) if all or any portion of such Defaulting Lender’s Revolving L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to the Issuing Bank until and to the extent that such Revolving L/C Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Revolving Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Revolving L/C Exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Revolving Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the Closing ~~d~~Date ~~hereof~~ and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Revolving Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share of the Revolving Facility Commitments; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section  2.24 Revolving Facility Alternate Rate of Interest.

(a)	In the case of the Revolving Facility, subject to clauses (b), (c), (d), (e) and (f) of this Section 2.24, if:

(i)

the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii)

the Administrative Agent is advised by the Majority Lenders of the Revolving Facility that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.24(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.24(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.24(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.24(a)(i) or (ii) above, on such day.

(b)

Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.24), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders of the Revolving Facility.

(c)

Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)

The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.

(e)

Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)

Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.24, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

On the date of each Credit Event as provided in Section 4.01, the Borrower represents and warrants to each of the Lenders that:

Section 3.01 Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) (i) is a partnership, limited liability company or corporation duly organized, validly existing and (ii) in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrower or any such Subsidiary Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings, registrations or other notifications in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

Section 3.05 Financial Statements. The audited consolidated and combined balance sheets of the Borrower as at December 31, ~~2012~~2021, ~~2011~~2020 and ~~2010~~2019 , and the related audited consolidated and combined statements of income and cash flows for the years ended December 31, ~~2012~~2021 , ~~2011~~2020 and ~~2010~~2019 , reported on by and accompanied by a report from

PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects in accordance with GAAP the consolidated and combined financial position of the Borrower and its consolidated Subsidiaries as at such date and the consolidated and combined results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the years then ended.

Section 3.06 No Material Adverse Effect. Since December 31, ~~2012~~2021, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases.

(a) Each of Holdings, the Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties but excluding any real property held by the Borrower or any Subsidiary subject to and in connection with its relocation services business) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b) Each of the Borrower and the Subsidiaries owns or possesses, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing reasonably necessary for the present conduct of its business, without any infringement or other violation (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the business of the Borrower, except where such infringements, other violations and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(b).

Section 3.08 Subsidiaries. Schedule 3.08 sets forth as of the ~~Closing~~Eleventh Amendment Effective Date the name and jurisdiction of incorporation, formation or organization of each direct and indirect subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary. Such schedule separately identifies each Insurance Subsidiary, Qualified CFC Holding Company and Special Purpose Securitization Subsidiary as of the ~~Closing~~Eleventh Amendment Effective Date.

Section 3.09 Litigation; Compliance with Laws.

(a) Except as disclosed (i) in SEC filings of the Borrower made on or before the ~~Closing~~Eleventh Amendment Effective Date or (ii) on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or, to the knowledge of Holdings or the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Holdings, the Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Federal Reserve Regulations.

(a) None of Holdings, the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11 Investment Company Act. None of Holdings, the Borrower and the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds. The Borrower:

(a) shall use the proceeds of the Revolving Facility Loans and Swingline Loans for general corporate purposes (including, without limitation, for Permitted Business Acquisitions);

(b) may request the issuance of Letters of Credit (including under the Credit-Linked Deposits) for general corporate purposes (including, without limitation, for Permitted Business Acquisitions); and

(c) shall use the proceeds of the Initial Term B Loans made or continued on the Closing Date to refinance certain Indebtedness outstanding under the Previous Credit Agreement and to pay Transaction Expenses.

Section 3.13 Tax Returns. Except as set forth on Schedule 3.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal income tax and all material state, local, non-income Federal and non-U.S. tax returns required to have been filed by it and each such tax return is true and correct in all material respects;

(b) Each of Holdings, the Borrower and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the tax returns referred to in clause (a) and all other material Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with

GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to each of Holdings, the Borrower and the Subsidiaries, there have been no claims asserted in writing with respect to any Taxes.

Section 3.14 No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and, if delivered prior to the Closing Date, as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto).

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

Section 3.15 Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrower, Holdings, any of their Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (iii) no Single Employer Plan has any Unfunded Pension Liability in excess of $50.0 million; (iv) no ERISA Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur; (v) none of Holdings, the Borrower, the Subsidiaries or any of the ERISA Affiliates has engaged in an non-exempt Prohibited Transaction; (vi) none of Holdings, the Borrower or the Subsidiaries and the ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan (vii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by Holdings, the Borrower, the Subsidiaries or any ERISA Affiliates or which Holdings, the Borrower, the Subsidiaries or any ERISA Affiliates has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; and (viii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen.

(b) Each of Holdings, the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any Foreign Benefit Plan and (ii) with the terms of any such Foreign Benefit Plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending, or to the knowledge of Holdings or the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Single Employer Plan that would reasonably be expected to result in liability to Holdings, the Borrower, any of the Subsidiaries or the ERISA Affiliates.

(d) Within the last five years, no Single Employer Plan of Holdings, the Borrower, any Subsidiary or the ERISA Affiliates has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, that would reasonably be expected to result in liability to Holdings, the Borrower, any Subsidiary or any of the ERISA Affiliates in excess of $50.0 million, nor has any Single Employer Plan of Holdings, the Borrower, any Subsidiary or any of the ERISA Affiliates (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (with the meaning of Section 4001(a)(14) of ERISA) that has or would reasonably be expected to result in a Material Adverse Effect.

(e) To the best of Holdings and the Borrower’s knowledge, neither Holdings, the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to the Borrower under ERISA, and to the best of Holdings and the Borrower’s knowledge, neither Holdings, the Borrower nor any ERISA Affiliate would become subject to any material liability under ERISA if Holdings, the Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best of Holdings or the Borrower’s knowledge, no such Multiemployer Plan is in reorganization or insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

Section 3.16 Environmental Matters. Except as set forth in Schedule 3.16 and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Holdings’ or the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to the Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws and (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Eleventh Amendment Effective ~~d~~Date ~~hereof~~.

Section 3.17 Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the applicable Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the applicable Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by possession or by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the applicable Secured Parties) shall have a fully perfected, first priority (subject to Permitted Liens) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the U.S. Intellectual Property (as defined in the Collateral Agreement), in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date).

(c) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18 Solvency.

(a) Immediately after giving effect to the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis and at a fair valuation, will exceed the debts and liabilities, direct, subordinated, unmatured, unliquidated, contingent or otherwise, of the Borrower and its Subsidiaries, on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, unmatured, unliquidated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) On the Closing Date, neither Holdings nor the Borrower intends to, and neither Holdings nor the Borrower believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.19 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is bound.

Section 3.20 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of Holdings, the Borrower and the Subsidiaries owns or possesses, or is licensed, or otherwise has the right, to use, all of the U.S. and foreign intellectual property, including patents, inventions, discoveries, trade secrets, know-how, proprietary information, trademarks, service marks, trade names, logos, domain names and other source indicators (and the goodwill of the business symbolized thereby), copyrights, works of authorship in any media, mask works, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, free of all Liens except Permitted Liens, and all such Intellectual Property Rights are subsisting, unexpired and have not been abandoned, and, to the knowledge of Holdings, the Borrower or the Subsidiaries, their ownership or use of such Intellectual Property Rights does not infringe upon or otherwise violate the rights of any other person, (b) none of Holdings, the Borrower or the Subsidiaries have any knowledge that any product, process, method, service, practice, substance, part, material now employed, sold or offered by such persons, is infringing upon, misappropriating or otherwise violating any Intellectual Property Rights of any person, and no claim, litigation, action, arbitration or investigation regarding any of the foregoing, or otherwise seeking to limit, cancel or invalidate any Intellectual Property Right owned by Holdings, the Borrower or the Subsidiaries, is pending or, to the knowledge of Holdings and the Borrower, threatened, (c) to the knowledge of Holdings or the Borrower, no holding, decision or judgment has been rendered by any Governmental Authority which limits, cancels or challenges the validity of, or Holdings’, the Borrower’s or any Subsidiary’s rights in, any Intellectual Property Rights owned or licensed by Holdings, the Borrower or any Subsidiary, and (d) except as disclosed on Schedule 3.20(d), no Intellectual Property Right owned by Holdings, the Borrower or the Subsidiaries is the subject of any licensing or franchise agreement pursuant to which Holdings, the Borrower or any Subsidiary has granted an exclusive right to any person other than a franchisee or a master franchisor in the ordinary course of business to use such Intellectual Property Right.

Section 3.21 Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof, if any) under the ~~Senior Subordinated Notes Indentures and under the~~ documentation governing any other subordinated Indebtedness permitted to be incurred hereunder or any Permitted Refinancing Indebtedness in respect of ~~the Senior Subordinated Notes or any other~~any Indebtedness permitted to be incurred hereunder constituting subordinated Indebtedness.

Section 3.22 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers, or (b) any employee of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.23 ~~EEA~~Affected Financial Institutions. No Loan Party is an ~~EEA~~Affected Financial Institution.

Section 3.24 ERISA Matters. As of the ~~Sixth~~Eleventh Amendment Effective Date, the Borrower is not and will not be (i) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or account for purposes of ERISA or the Code, as determined pursuant to Section 3(42) of ERISA or (iv) a “Governmental plan” within the meaning of Section 3(32) of ERISA.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue Letters of Credit or renew, extend, amend or increase the stated amounts of Letters of Credit hereunder (other than pursuant to any renewal, extension or amendment of a Letter of Credit without any increase in the stated amount of such Letter of Credit) (each of clauses (a) and (b), a “Credit Event”) are subject to the satisfaction of the following conditions:

Section 4.01 All Credit Events. ~~On~~Subject to Section 1.04, on the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each such Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02 Effectiveness of Commitments. The obligations of each Lender to make any extension of credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.08):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party in form satisfactory to the Administrative Agent) or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, which, in each case and with respect to the Lenders, may be in the form of a Lender Addendum to this Agreement (the “Lender Addendum”)

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (ii) local counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank on the Closing Date, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii) and (iii) below:

(i) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying

(A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, and

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and

(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(d) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released or should be released upon the funding of the Loans.

(e) (i) The “Revolving Facility Commitments” under the Previous Credit Agreement shall have been replaced with the Revolving Facility Commitments hereunder, and the Existing Revolving Loans and Existing Term Loans under the Previous Credit Agreement that are not Loans hereunder on the Closing Date pursuant to Section 2.01 shall have been prepaid (together with interest thereon).

(f) [Reserved].

(g) [Reserved].

(h) The Lenders shall have received a solvency certificate in form and substance reasonably satisfactory to the Administrative Agent and signed by the Chief Financial Officer of the Borrower.

(i) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(j) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, requested not less than five business days prior to the Closing ~~d~~Date ~~hereof~~.

(k) Either (i) the Lenders executing and delivering this Agreement (including by signing a Lender Addendum) shall constitute “Required Lenders” under and as defined in the Previous Credit Agreement or (ii) the “Required Lenders” under and as defined in the Previous Credit Agreement shall have separately consented (including by signing a Lender Addendum) to amend and restate the Previous Credit Agreement in its entirety to read as set forth in this Agreement.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated or have expired and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired (or have been cash collateralized on terms reasonably satisfactory to the Administrative Agent) and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Material Subsidiaries to:

Section 5.01 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (in the case of the Borrower, in a United States jurisdiction), except, in the case of a Subsidiary of the Borrower, where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05; provided that the Borrower may liquidate or dissolve one or more Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution, except that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries except as permitted under Section 6.04.

(b) Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

(c) Maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 5.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as loss payee on property and casualty policies and as an additional insured on liability policies; provided that (i) workers’ compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (ii) such insurance may contain self-insurance retention and deductible levels consistent with normal industry practice.

(b) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the Subsidiaries or the protection of their properties.

Section 5.03 Taxes. Pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

Section 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit, or as to the status of the Borrower or any Material Subsidiary as a “going concern” to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (other than any qualification or exception that is expressed solely with respect to, or resulting solely from, (i) an upcoming maturity date under any Indebtedness or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) (it being understood that the filing by the Borrower of annual reports on Form 10 K of the Borrower and its consolidated Subsidiaries with the SEC shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) within 45 days after the end of the first three quarterly periods of each fiscal year of the Borrower, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the filing by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries with the SEC shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Performance Covenant, (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended, (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary” and (v) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary;

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower;

(e) within 90 days after the beginning of each fiscal year of the Borrower, a reasonably detailed consolidated annual budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f) upon the reasonable request of the Administrative Agent, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.09(f);

(g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h) in the event that (i)(a) in respect of the Senior Unsecured Notes or the Senior ~~Subordinated~~Exchangeable Notes, and any Permitted Refinancing Indebtedness with respect thereto, the rules and regulations of the SEC or (b) the indentures governing any secured or unsecured notes of the Borrower, permit the Borrower, Holdings or any Parent Entity to report at Holdings’ or such Parent Entity’s level on a consolidated basis and (ii) Holdings or such Parent Entity, as the case may be, is not engaged in any business or activity, and does not own any material assets or have other material liabilities, other than cash and cash equivalents and those incidental to its ownership directly or indirectly of the Equity Interests of the Borrower and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than the Borrower and the Borrower’s Subsidiaries and any direct or indirect parent companies of the Borrower that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Subsidiaries with the Financial Performance Covenant) shall satisfy the requirements of such paragraphs; and

(i) upon the request of the Administrative Agent, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate or Subsidiary may request with respect to any Multiemployer Plan; provided, that if the Borrower or any of its ERISA Affiliates or Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable written request of the Administrative Agent, the Borrower and/or its ERISA Affiliates or Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred and are occurring, would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.08, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07 Maintenance of Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested, but in any case no more than once per year unless an Event of Default shall have occurred and be continuing, and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

Section 5.08 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.08, to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.09 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, in each case subject to paragraph (g) below.

(b) If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $5.0 million is acquired by the Borrower or any other Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.09(g) or the Security Documents) will (i) promptly notify the Collateral Agent thereof, (ii) if such asset is comprised of Real Property, deliver to Collateral Agent an updated Schedule 1.01B reflecting the addition of such asset, and (iii) cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c) Grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such owned Real Property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages, to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $10.0 million pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof; record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy, and a survey.

(d) If any additional direct or indirect Subsidiary of Holdings or the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Domestic Subsidiary (other than a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, an Insurance Subsidiary or an Immaterial Subsidiary designated by the Borrower as not a Loan Party) or a “first tier” Special Purpose Securitization Subsidiary, within 10 Business Days (or such longer period as the Collateral Agent shall agree) after the date such Domestic Subsidiary or “first tier” Special Purpose Securitization Subsidiary is formed or acquired, notify the

Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Domestic Subsidiary or “first tier” Special Purpose Securitization Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Domestic Subsidiary (unless such Domestic Subsidiary is not a Wholly Owned Subsidiary) or “first tier” Special Purpose Securitization Subsidiary and with respect to any Equity Interest in or Indebtedness of such Domestic Subsidiary or “first tier” Special Purpose Securitization Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within 10 Business Days (or such longer period as the Collateral Agent shall agree) after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Foreign Subsidiary (unless such Foreign Subsidiary is not a Wholly Owned Subsidiary) is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(f) (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name~~,~~ or (B) in any Loan Party’s identity or organizational structure ~~or (C) in any Loan Party’s organizational identification number~~ and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.09 need not be satisfied with respect to (i) any Real Property held by the Borrower or any of its Subsidiaries as a lessee under a lease, (ii) any vehicle, (iii) cash, deposit accounts and securities accounts, (iv) any Insurance Subsidiary except to the extent that a pledge of the Equity Interests thereof is permitted by applicable law, or any Securitization Assets, (v) any Equity Interests acquired after the Closing Date (other than Equity Interests in the Borrower or, in the case of any person which is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (vi) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Permitted Lien), (vii) (A) entities that become Subsidiaries (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary being designated as a Subsidiary being deemed to constitute the acquisition or formation of a Subsidiary) after the Closing Date if the Administrative Agent, after consultation with Holdings, shall reasonably determine that the costs of obtaining a guarantee of the applicable Obligations from such entities is excessive in relation to the value to be afforded to the Lenders thereby or (B) those assets as to which the Administrative Agent, after consultation with Holdings, shall reasonably determine that the costs of obtaining or perfecting a security interest in such assets are excessive in relation to the value of the security to be afforded thereby, including (w) the costs and legal and practical difficulties of obtaining such guarantees and security from Foreign Subsidiaries, (x) the costs of obtaining such guarantee or security interest, or perfecting such security interest, in relation to the value of the credit support to be afforded thereby, (y) general statutory limitations, financial assistance, corporate benefit, fraudulent preference, thin capitalization, retention of title claims and similar principles and (z) the fiduciary duties of directors, contravention of legal prohibitions or risk of personal or criminal liability on the part of any officer, (viii) perfection of any security interest in Collateral to the extent such perfection (or the steps required to provide such perfection) would have a material adverse effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course as permitted by the Loan Documents, (ix) perfection of any security interest in receivables or other Collateral to the extent such perfection would require notice to customers of Borrower and the Subsidiaries prior to the time that an Event of Default has occurred and is continuing, or (x) any real property acquired by the Borrower or any Subsidiary in the ordinary course of its relocation services business; provided, that, upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (v) and (vi) above. Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least twenty Business Days prior to such execution and delivery, a life of loan flood zone determination and such other documents as it may reasonably request to complete its flood insurance due diligence and has confirmed to the Administrative Agent that flood insurance due diligence and flood insurance compliance has been completed to its satisfaction.

Section 5.10 Ratings. Exercise commercially reasonable efforts to maintain at all times (a) corporate ratings of the Borrower and (b) ratings of the Facilities, in each case from Moody’s and S&P.

Section 5.11 Compliance with Material Contracts. Perform and observe all of the terms and conditions of each material agreement to be performed or observed by it, maintain each such material agreement in full force and effect, enforce each such material agreement in accordance with its terms, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

Section 5.12 Post-Closing Covenant. Within the periods set forth on Schedule 5.12 (or such longer period as the Administrative Agent may determine), take the actions described on Schedule 5.12.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated or have expired and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full and all Letters of Credit have been canceled or have expired (or have been cash collateralized on terms reasonably satisfactory to the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Material Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the ~~Closing~~Eleventh Amendment Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Swap Agreements;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business;

(e) Indebtedness of the Borrower to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided, that, other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the subsidiaries to finance working capital needs of the subsidiaries, (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of the Borrower to any Subsidiary that is not a Subsidiary Loan Party (the “Subordinated Intercompany Debt”) shall, if legally permissible, be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness (including obligations in respect of letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with past practice or industry practice;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or of an entity merged into or consolidated or amalgamated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event and where such acquisition, merger, consolidation or amalgamation is permitted by this Agreement; provided, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the assumption and incurrence of any Indebtedness and any related transactions, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00 and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(i) (i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the construction, acquisition, lease or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property)

permitted under this Agreement in order to finance such construction, acquisition, lease or improvement, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, together with the Remaining Present Value of outstanding leases permitted under Section 6.03, would not exceed the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(j) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount outstanding that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 and any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(l) Indebtedness of the Borrower pursuant to (i) the Senior Unsecured Notes in an aggregate principal amount that is not in excess of $~~622.0~~2,307.0 million (plus any interest and premium (including tender premiums) paid by increases to principal), (ii) the Senior ~~Subordinated~~Exchangeable Notes in an aggregate principal amount that is not in excess of $~~200.0~~403.0 million (plus any interest and premium (including tender premiums) paid by increases to principal), and (iii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m) Guarantees (i) by the Subsidiary Loan Parties of the Indebtedness of the Borrower described in Section 6.01(l), ~~so long as the Guarantee of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness in respect thereof is subordinated on substantially the same terms as set forth in the Senior Subordinated Notes Indenture with respect to the Senior Subordinated Notes,~~ (ii) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (iii) by the Borrower or any Subsidiary Loan Party of Indebtedness of Holdings or any Subsidiary that is not a Subsidiary Loan Party that is otherwise permitted hereunder to the extent such Guarantees are permitted by Section 6.04(b), (iv) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party and (v) by the Borrower or any Subsidiary Loan Party of Indebtedness of Subsidiaries that are not Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s) and to the extent such Guarantees are permitted by 6.04(b); ~~provided, that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as the Guarantee of the Senior Subordinated Notes is under the Senior Subordinated Notes Indenture;~~

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of other Indebtedness) and trade letters of credit in the ordinary course of business;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) other Indebtedness incurred by the Borrower or any Subsidiary Loan Party so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00 and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s) Indebtedness of Subsidiaries that are not Loan Parties in an aggregate amount not to exceed at any time outstanding the greater of $330 million and 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(t) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u) Indebtedness representing deferred compensation to employees and directors of the Borrower or any Subsidiary incurred (i) in the ordinary course of business or (ii) in connection with the Transactions (including as a result of the cancellation or vesting of outstanding options and other equity-based awards in connection therewith);

(v) Indebtedness in connection with Permitted Securitization Financings;

(w) Indebtedness of the Borrower and the Subsidiaries incurred under overdraft, lines of credit or cash management facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the Borrower’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Cash Management Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(b) and in the Security Documents;

(x) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of the greater of $550.0 million or 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(y) Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;

(z) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(aa) Indebtedness incurred in connection with notes and earn-out obligations payable to sellers in joint ventures and Permitted Business Acquisitions; provided that required payments in respect thereof shall not exceed 40% of the amount of Permitted Business Acquisitions for such year;

(bb) Indebtedness in respect of Arbitrage Programs in an aggregate principal amount not to exceed the sum of (i) $10.0 million and (ii) the aggregate amount of Permitted Investments related thereto from time to time;

(cc) all premiums (including tender premiums, if any), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above;

(dd) Indebtedness of the Borrower pursuant to (i) the First and a Half Lien Refinancing Notes in an aggregate principal amount that is not in excess of $1,025.0 million (plus any interest and premium (including tender premiums) paid by increases to principal), (ii) the First Lien Notes in an aggregate principal amount that is not in excess of $593.0 million (plus any interest and premium (including tender premiums) paid by increases to principal), and (iii) in each case, any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(ee) Indebtedness pursuant to any First Lien Refinancing Notes; provided that the Borrower shall Refinance Term Loans with an amount not less than the First Lien Net Proceeds of any First Lien Refinancing Notes to the extent required by Section 2.11(g);

(ff) (i) Junior Refinancing Indebtedness; provided that (x) 100% of the Net Cash Proceeds of such Junior Refinancing Indebtedness must be used only by the Borrower to Refinance all or any portion of the Notes or any other Junior Financing (or all or any portion of any Permitted Refinancing Indebtedness in respect thereof) and (ii) any refinancing, refunding, renewal, replacement, defeasance or extension of any Junior Refinancing Indebtedness; provided that in connection with any such refinancing, refunding, renewal, replacement, defeasance or extension (in each case, a “refinancing,” with correlatives of such term having a similar meaning), (x) the principal amount of any such refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced outstanding immediately prior to such refinancing (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses relating to such refinancing Indebtedness), (y) such refinancing Indebtedness otherwise complies with the definition of Junior Refinancing Indebtedness and (z) such refinancing Indebtedness is secured on a pari passu basis with or junior to the Indebtedness being refinanced (or, in the event the Indebtedness being refinanced is unsecured, such refinancing Indebtedness shall be unsecured);

(gg) Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or senior secured notes or additional loans that will be secured by all or a portion of the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of loans under the Incremental Revolving Facility and/or Incremental Term Loans and Permitted Refinancing Indebtedness in respect thereof (the “Additional ~~Notes~~Debt ”); provided that (A) such Additional ~~Notes~~Debt are not scheduled to mature prior to the date that is 91 days after the Term B Facility Maturity

Date, (B) the aggregate principal amount of all Additional ~~Notes~~Debt issued pursuant to this clause (gg) shall not exceed (x) $500 million less (y) the aggregate principal amount of all loans under the Incremental Revolving Facility and Incremental Term Loans made after the ~~Closing~~Eleventh Amendment Effective Date pursuant to Section 2.20 and clause (x) of the definition of “Incremental Amount”, (C) such Additional ~~Notes~~Debt shall not be subject to any Guarantee by any Subsidiary other than a Loan Party, (D) in the case of Additional ~~Notes~~Debt that are secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Borrower or any of its Subsidiaries other than any asset constituting Collateral, (E) if such Additional ~~Notes~~Debt are secured, the security agreements relating to such Additional ~~Notes~~Debt shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (F) subject to Section 1.04, no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence ~~(provided that in the event that the Additional Notes are used to finance a Permitted Business Acquisition, the condition required by this clause (F) shall be made as of the time of the execution of the relevant acquisition agreement related to such Permitted Business Acquisition)~~ and (G) if such Additional ~~Notes~~Debt are secured, such Additional ~~Notes~~Debt shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent; and

(hh) Permitted First Lien Indebtedness and Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the ~~Closing~~Eleventh Amendment Effective Date, on the ~~Closing~~Eleventh Amendment Effective Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the ~~Closing~~Eleventh Amendment Effective Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (hh) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such item of Indebtedness in a manner that complies with this Section 6.01 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 6.01(b).

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the ~~Closing~~Eleventh Amendment Effective Date and set forth on Schedule 6.02(a) or, to the extent not listed in such Schedule, where such property or assets have a fair market value (as determined in good faith by the Borrower) that does not exceed $10.0 million in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the ~~Closing~~Eleventh Amendment Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) Liens created under the Loan Documents (including, without limitation, Liens securing obligations in respect of Swap Agreements owed to a person that is a Lender or an Affiliate of a Lender at the time of entry into such Swap Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; provided, however, that in no event shall the holders of the Indebtedness under the Cash Management Line (other than any Agent, Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender) have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors pursuant to the Collateral Agreement in respect of a claim in excess of $25.0 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the Borrower and the Subsidiaries under the Cash Management Line and (ii) any accrued and unpaid fees and expenses owing by the Borrower and the Subsidiaries under the Cash Management Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents; provided, further, that in no event shall any holder of any Indebtedness (other than the Cash Management Line, which shall be governed by the preceding proviso to this clause (b)) incurred in the ordinary course of business of the Borrower or any Subsidiary and permitted under Section 6.01 have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors pursuant to the Collateral Agreement in respect of a claim in excess of $25.0 million in the aggregate from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents unless such holder has executed an intercreditor agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent;

(c) Liens on any property or asset of the Borrower or any Subsidiary at the time of its acquisition or existing on the property of any person at the time such person becomes a Restricted Subsidiary; provided, that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) , (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) any Indebtedness secured thereby is permitted under Section 6.01(h);

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory and regulatory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such other encumbrances as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i) (limited to the assets subject to such Indebtedness except that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender);

(j) Liens arising out of sale and lease-back transactions permitted under Section 6.03, so long as such Liens attach only to the subject property and any accessions thereto, proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 8.01(j) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.09 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or

(iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p) Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar obligations permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses (including with respect to Intellectual Property Rights and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens on property or assets of any Subsidiary that is not a Loan Party securing Indebtedness of a Subsidiary that is not a Loan Party permitted under Section 6.01;

(u) other Liens with respect to property or assets of the Borrower or any Subsidiary; provided that (i) after giving effect to any such Lien and the creation, incurrence, acquisition or assumption of Indebtedness, if any, secured by such Lien, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, (iv) if such Liens are on any Collateral, such Liens on the Collateral are subordinated to the Liens granted to the Lenders under the Loan Documents that secure the Loans made on the Closing Date, and (v) to the extent such Liens are subordinated to the Liens granted hereunder, an intercreditor agreement reasonably satisfactory to the Administrative Agent shall be entered into providing that such new liens will be subordinated to the Liens granted to the Lenders hereunder to secure the Loans made on the Closing Date, in each case, on customary terms and any refinancing thereof in accordance with the incurrence of any Permitted Refinancing Indebtedness;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(x) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z) Liens in respect of Permitted Securitization Financings on all or a portion of the assets of Special Purpose Securitization Subsidiaries (including pursuant to UCC filings covering sales of accounts, chattel paper, payment intangibles, promissory notes and beneficial interests in such assets with respect to Permitted Securitization Financings);

(aa) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01(f) or (o);

(bb) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) Liens in favor of the Borrower or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(dd) Liens on not more than $50.0 million of deposits securing Swap Agreements;

(ee) [reserved];

(ff) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at the time of incurrence thereof, not to exceed the greater of (i) $75.0 million and 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(gg) [reserved];

(hh) Liens on Permitted Investments (and related segregated deposit and securities accounts) securing Indebtedness outstanding under Section 6.01(bb);

(ii) Liens on any asset of the Borrower or any Subsidiary securing any liability incurred in connection with the acquisition of homes and related assets in the ordinary course of its relocation services business; provided that such Lien (i) does not apply to any other asset of the Borrower or any Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset and (ii) such Lien is not created in contemplation of or in connection with such acquisition;

(jj) Liens on proceeds from Cendant Contingent Assets received by the Borrower and held in trust (or otherwise segregated or pledged) for the benefit of the other parties to the Separation and Distribution Agreement (other than Travelport Inc.) to secure the Borrower’s obligations under Section 7.9 thereof;

(kk) Liens securing obligations under any First Lien Refinancing Notes that are (or are intended to be) secured on a pari passu basis with the Term Loans; provided that, in each case, the

Administrative Agent and a representative for the holders thereof shall have entered into a supplement to the First Lien Intercreditor Agreement;

(ll) (i) Liens securing obligations under First and a Half Lien Refinancing Notes so long as the obligations in respect of such Indebtedness shall be subject to the First and a Half Lien Intercreditor Agreement and (ii) Liens securing obligations under First Lien Notes so long as the obligations in respect of such Indebtedness shall be subject to the First Lien Intercreditor Agreement;

(mm) Liens securing obligations under (i) Indebtedness permitted by Section 6.01(ff) and (ii) First Lien Refinancing Notes that are (or are intended to be) secured on a pari passu basis with or junior to the First and a Half Lien Refinancing Notes, provided that the Administrative Agent and a representative for the holders thereof shall have entered into an intercreditor agreement reasonably satisfactory to the Administrative Agent;

(nn) (x) Liens securing obligations with respect to Additional ~~Notes~~Debt and (y) other Liens with respect to property or assets of the Borrower or any Subsidiary in connection with any Permitted First Lien Indebtedness; provided that (i) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Permitted First Lien Indebtedness shall be designated “First Lien Senior Priority Obligations” under the First Lien Intercreditor Agreement and a representative of the holders of such Indebtedness shall have delivered to the Administrative Agent a supplement to the First Lien Intercreditor Agreement in accordance with Section 9.3 thereof.

For purposes of determining compliance with this Section 6.02, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria for more than one of the categories of Liens described in clauses (a) through (nn) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Lien in a manner that complies with this Section 6.02 and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens securing Indebtedness outstanding under the Loan Documents and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 6.02(b).

Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to property owned (i) by the Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Subsidiary that is not a Loan Party regardless of when such property was acquired and (b) with respect to any property owned by the Borrower or any Subsidiary Loan Party, (i) if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Sections 6.01(i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(b), would not exceed the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04 and (ii) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Subsidiary Loan Party as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b).

Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) [reserved];

(b) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the ~~Closing~~Eleventh Amendment Effective Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) the net amount outstanding in respect of intercompany loans made after the ~~Closing~~Eleventh Amendment Effective Date by Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees by Loan Parties of Indebtedness after the ~~Closing~~Eleventh Amendment Effective Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate amount equal to (x) the greater of (1) $500.0 million and (2) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(b)(y); provided, further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c) Permitted Investments and Investments that were Permitted Investments when made (including in connection with the Arbitrage Programs);

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $50.0 million as of the end of the fiscal quarter immediately prior to the date of such loan or advance for which financial statements have been delivered pursuant to Section 5.04 in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any direct or indirect parent of Holdings) solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity, and advances to real estate agents in the ordinary course of business;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements;

(h) Investments existing on, or contractually committed as of, the ~~Closing~~Eleventh Amendment Effective Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the ~~Closing~~Eleventh Amendment Effective Date (other than pursuant to any increase as required by the terms of any such Investment as in existence on the ~~Closing~~Eleventh Amendment Effective Date);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (r), (s), (u) and (ee);

(j) other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 (plus, without duplication for such amounts included in the calculation of the Cumulative Credit, any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j)) plus (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii); provided that if any Investment pursuant to this clause (j) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, then (so long as such Investment also complies with clause (k) below if such person becomes a Subsidiary as a result of such Investment) such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (j) for so long as such person continues to be a Subsidiary of the Borrower;

(k) Investments constituting Permitted Business Acquisitions;

(l) intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);

(m) Investments received in connection with the bankruptcy or reorganization of, settlement of delinquent accounts against, and settlement, compromise or resolution of litigation, arbitration or other disputes with or judgments against, any other person that is not an Affiliate of the Borrower, or Investments acquired as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) in the case of any acquisition, merger, consolidation or amalgamation, permitted under Section 6.05 and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions by the Borrower of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of Holdings (or any Parent Entity);

(r) subject to the limitations of the last paragraph of Section 6.05, Investments in the Equity Interests of one or more newly formed persons that are received as consideration for the contribution by Holdings, the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined in good faith by the Borrower on an arms’-length basis, so contributed pursuant to this paragraph (r) shall not in the aggregate exceed $50.0 million and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing, (y) the fair market value (as determined in good faith by the Borrower) of the assets so contributed and (z) that the requirements of paragraph (i) of this proviso remain satisfied;

(s) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u) Investments in Subsidiaries that are not Loan Parties not to exceed the greater of $220.0 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus an amount equal to any return of capital actually received in respect of Investments theretofore made pursuant to this paragraph (u) in the aggregate, as valued at the fair market value (as determined in good faith by the Borrower) of such Investment at the time such Investment is made;

(v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(x) Investments by Borrower and its Subsidiaries, including loans and advances to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y) Investments arising as a result of Permitted Securitization Financings;

(z) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(aa) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(bb) Investments received substantially contemporaneously in exchange for Equity Interests of Holdings or any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(cc) Investments in joint ventures not in excess of the greater of $220.0 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate (plus an amount equal to any return of capital actually received in respect of Investments theretofore made pursuant to this paragraph (cc) in the aggregate); provided that if any Investment pursuant to this clause (cc) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, then (so long as such Investment also complies with clause (k) above if such person becomes a Subsidiary as a result of such Investment) such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (cc) for so long as such person continues to be a Subsidiary of the Borrower;

(dd) [reserved];

(ee) any franchise development advances or notes and other loans to franchisees in an aggregate amount not to exceed $75.0 million in any fiscal year; ~~and~~

(ff) advances or loans to relocating employees of a customer in the relocation services business of the Borrower or any Subsidiary made in the ordinary course of business~~.~~; and

(gg) Investments in an unlimited amount; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect thereto, the Total Net Leverage Ratio on a Pro Forma Basis shall not be greater than 4.00 to 1.00 (the “Investment Ratio Test”); provided that, for the two fiscal quarters ended immediately following the closing of a Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs), the Investment Ratio Test shall be 4.50 to 1.00; provided, however, that, after any such two fiscal quarter period, there shall be two consecutive fiscal quarters for which the Investment Ratio Test shall be 4.00 to 1.00, regardless of any other Material Acquisitions.

The amount of Investments that may be made at any time pursuant to Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

For purposes of determining compliance with this Section 6.04, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (gg) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Investment in a manner that complies with this Section 6.04 and will only be required to include the amount and type of such Investment in one or more of the above clauses.

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, or liquidate or dissolve, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary, (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary into or with the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or Subsidiary Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, consolidate or amalgamate into or with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.09;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) shall be made in compliance with Section 6.07 and the aggregate gross proceeds of any such sales, transfers, leases or other dispositions plus the aggregate gross proceeds of any or all assets sold, transferred, leased, licensed or otherwise disposed of in reliance on clause (g) below, shall not exceed, in any fiscal year of the Borrower, the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal year ended immediately prior to the date of such sale, transfer, lease or other disposition for which financial statements have been delivered pursuant to Section 5.04 (determined based on the balance sheet so delivered for such prior fiscal year);

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(f) the sale or other disposition of defaulted receivables and the compromise, settlement and collection of receivables in the ordinary course of business or in bankruptcy or other proceedings concerning the other account party thereon and not as part of a Permitted Securitization Financing;

(g) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that (i) ~~the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased, licensed or otherwise disposed of in reliance upon this paragraph (g), plus the aggregate gross proceeds of any or all assets sold, transferred, leased or otherwise disposed of to Subsidiaries that are not Loan Parties in reliance on clause (c) above, shall not exceed, in any fiscal year of the Borrower, the greater of $550.0 million and 5.0% of Consolidated Total Assets as of the end of the fiscal year ended immediately prior to the date of such sale, transfer, lease, license or other disposition for which financial statements have been delivered pursuant to Section 5.04 (determined based on the balance sheet so delivered for such prior fiscal year), (ii)~~ no Default or Event of Default exists or would result therefrom, (ii~~i~~) with respect to any such sale, transfer, lease or other disposition with aggregate gross proceeds (including noncash proceeds) in excess of $10.0 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance, and (~~iv~~iii ) the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation (i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Subsidiary Loan Party, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Subsidiary that is not a Loan Party, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(i) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j) sales, leases or other dispositions of inventory of the Borrower and its Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l) the sale or other transfer of Securitization Assets or interests therein pursuant to a Permitted Securitization Financing;

(m) any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10.0 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $20.0 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, further, that (A) the aggregate gross consideration (including exchange assets, other noncash consideration and cash proceeds) of any or all assets exchanged in reliance on this paragraph (m) shall not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets as of the end of the fiscal year ended immediately prior to the date of such exchange transaction for which financial statements have been delivered pursuant to Section 5.04 (determined based on the balance sheet so delivered for such prior fiscal year), (B) no Default or Event of Default exists or would result therefrom, (C) with respect to any such exchange with aggregate gross consideration in excess of $10.0 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance, and (D) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b);

(n) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than the Borrower and its Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(o) [reserved];

(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q) any disposition of Permitted Investments in connection with the Arbitrage Programs;

(r) sales or other dispositions of Equity Interests in Existing Joint Ventures;

(s) any grant of a license or sublicense in the ordinary course of business under any Intellectual Property Rights or franchise rights; and

(t) the purchase and sale of assets in the ordinary course of the relocation services business of the Borrower or any Subsidiary.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by clause (g) or (m) of this Section 6.05 unless such disposition is for fair market value (as determined in good faith by the Borrower) and (ii) no sale, transfer or other disposition of assets in excess of $40.0 million shall be permitted by paragraph (d) or (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clause (ii), (a) the amount of any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Subsidiary of the Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash. To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any person other than Holdings, the Borrower or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.

Section 6.06 Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”; for avoidance of doubt, the payment of the Cendant Contingent Liabilities shall not constitute Restricted Payments); provided, however, that:

(a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Borrower or a Subsidiary is permitted under Section 6.04);

(b) (x) the Borrower may make Restricted Payments to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of equity securities or debt (including debt securities and bank loans) of Holdings or any Parent Entity whether or not consummated, (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its (or its Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by Section 6.07(b), and (v) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings, or another Parent Entity) and (y)(i) with respect to each tax year or portion thereof that the Borrower qualifies as a Flow Through Entity, the Borrower may make Restricted Payments to the holders of Equity Interests of the Borrower (or to any direct or indirect member of the Borrower or holders of Equity Interests in such member) and (ii) with respect to any tax year or portion thereof that the Borrower does not qualify as a Flow Through Entity, the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower that files a consolidated U.S. federal tax return that includes the Borrower and its subsidiaries, in each case for clause (i) and (ii) of this clause (y) in an amount not to exceed the amount that the Borrower (or any direct or indirect member of the Borrower, as the case may be) and its Subsidiaries would have been required to pay in respect of Federal, state or local Taxes (as the case may be) in respect of such year if the Borrower and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

(c) the Borrower may make Restricted Payments to Holdings the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings or any Parent Entity, the Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $50.0 million (plus any amount carried over from prior fiscal years~~, up to a maximum of $75.0 million for such purchases or redemptions in the aggregate in any fiscal year~~), plus (x) the amount of net proceeds contributed as equity to the Borrower that were received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity of Holdings to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(e) the Borrower may make Restricted Payments to Holdings in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(e), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect thereto, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00;

(f) [reserved];

(g) the Borrower may make Restricted Payments to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) the Borrower may make Restricted Payments to Holdings so that Holdings or any Parent Entity may make Restricted Payments to its equity holders in an amount equal to 6.0% per annum of the net proceeds received by the Borrower from any public offering of Equity Interests of the Borrower, Holdings or any Parent Entity;

(i) the Borrower may make Restricted Payments to Holdings or any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed as equity to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.09;

(j) the Borrower or Holdings may make Restricted Payments to its equity holders in an amount necessary to fund payments to the Fund and the Fund Affiliates of the type and in the amounts otherwise permitted pursuant to Sections 6.07(b)(ix) and (xiv);

(k) other Restricted Payments by the Borrower to Holdings or Holdings’ direct Parent Entity to finance expenses and liabilities of Holdings or such Parent Entity, in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (k) not to exceed $50.0 million;

(l) Restricted Payments made within 60 days after the date of declaration thereof, if at the date of declaration such payment would have been permitted under (and was counted against any applicable baskets under) this Agreement; and

(m) other Restricted Payments, provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect thereto, the Total Net Leverage Ratio on a Pro Forma Basis shall not be greater than 4.00 to 1.00 (the “RP Ratio Test”); provided that, for the two fiscal quarters ended immediately following the closing of a Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs), the RP Ratio Test shall be 4.50 to 1.00 with respect to then-existing common stock dividend and stock buyback programs; provided, however, that, after any such two fiscal quarter period, there shall be two consecutive fiscal quarters for which the RP Ratio Test shall be 4.00 to 1.00, regardless of any other Material Acquisitions.

For purposes of determining compliance with this Section 6.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (m) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Restricted Payment in a manner that complies with this Section 6.06 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses.

Section 6.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of Holdings or the Borrower in a transaction involving aggregate consideration in excess of $25.0 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate. For purposes of this Section 6.07, any transaction with any Affiliate or any such 10% holder shall be deemed to have satisfied the standard set forth in clause (ii) of the immediately preceding sentence if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of Holdings or the Borrower.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or of the Borrower,

(ii) loans or advances to employees or consultants of Holdings (or any Parent Entity), the Borrower or any of the Subsidiaries in accordance with Section 6.04(e),

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity),

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings or another Parent Entity and assets incidental to the ownership of the Borrower and its Subsidiaries)),

(v) permitted transactions, agreements and arrangements in existence on the ~~Closing~~Eleventh Amendment Effective Date and set forth on Schedule 6.07 or any amendment, waiver, consent, renewal, extension or replacement thereto or thereof to the extent such amendment, waiver, consent, renewal, extension or replacement is not adverse to the Lenders in any material respect and other transactions, agreements and arrangements described on Schedule 6.07 and any amendment, waiver, consent, renewal, extension or replacement thereto or thereof or similar transactions, agreements or arrangements entered into by Holdings, the Borrower or any of the Subsidiaries to the extent such amendment is not adverse to the Lenders in any material respect,

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) Restricted Payments permitted under Section 6.06, including payments to Holdings (and any Parent Entity),

(viii) any purchase by Holdings of the Equity Interests of the Borrower; provided, that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Collateral Agreement,

(ix) payments by the Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith,

(x) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xii) the payment of all fees, expenses, bonuses and awards as set forth on Schedule 6.07, including fees payable to the Fund or any Fund Affiliate,

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice,

(xiv) [reserved],

(xv) the issuance, sale or transfer of Equity Interests of the Borrower to Holdings and capital contributions by Holdings to the Borrower,

(xvi) [reserved],

(xvii) payments by Holdings (and any Parent Entity), the Borrower and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such Parent Entity), the Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xviii) transactions pursuant to any Permitted Securitization Financing,

(xix) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Board of Directors of Holdings or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xx) transactions between the Borrower or any of its Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,

(xxi) transactions permitted by, and complying with, the provisions of Section 6.01, 6.04(b), 6.04(e), 6.04(l), 6.04(o), 6.04(p), 6.04(q), 6.04(u), 6.04(x), 6.05(b), (l) or (o) or 6.06,

(xxii) transactions among ~~Loan Parties and not involving any other Affiliate~~Holdings, the Borrower and its Restricted Subsidiaries, and

(xxiii) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and the Subsidiaries.

Section 6.08 Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the ~~Closing~~Eleventh Amendment Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings.

Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiaries.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on Indebtedness outstanding under (x) the Notes or any Permitted Refinancing Indebtedness in respect thereof, (y) any First Lien Refinancing Notes (including any First and a Half Lien Refinancing Notes) that are secured on a junior basis to the Term B Loans, any Junior Refinancing Indebtedness or, in each case, any Permitted Refinancing Indebtedness in respect thereof or (z) any preferred Equity Interests or any Disqualified Stock (each of clauses (x), (y) and (z), a “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings permitted by Section 6.01 hereof, (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower by Holdings from the issuance, sale or exchange by Holdings (or any direct or indirect parent of Holdings) of Equity Interests made within eighteen months of the date of such issuance, sale or exchange, (D) the conversion or exchange of any Junior Financing to Equity Interests of Holdings or any of its direct or indirect parents; (E) [reserved]; (F) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the Borrower would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) $150.0 million and (y) so long as after giving effect thereto, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00 (or greater than 4.75 to 1.00 for payments or distributions in respect of principal of or interest on Indebtedness outstanding under the Senior Unsecured Notes), the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.09(b)(i)(F); (G) payments or other distributions of all or any portion of any Junior Financing made with the Net Cash Proceeds of, or in exchange for, Indebtedness permitted by Section 6.01(ff); (H) payments or other distributions of all or any portion of any Junior Financing made with the Net Cash Proceeds from the issuance, incurrence or sale of First Lien Refinancing Notes not otherwise required to be applied to prepay the Loans in accordance with Section 2.11(g) and, (I) payments or other distributions of all or any portion of any Junior Financing made with the Net Cash Proceeds of Incremental Term Loans not otherwise required to be applied to prepay the Term Loans or permanently reduce the Revolving Facility Commitments in accordance with Section 2.20(a) and (J) payments or other distributions with respect to any Junior Financing existing on the ~~Closing~~Eleventh Amendment Effective Date (or any Permitted Refinancing thereof); or

(ii) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing or any Permitted Securitization Document (or any Permitted Refinancing Indebtedness in respect of any of the foregoing), or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to the Lenders and (B) in the case of a refinancing of any Junior Financing, otherwise comply with the definition of “Permitted Refinancing Indebtedness”;

(c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the ~~Closing~~Eleventh Amendment Effective Date under Indebtedness existing on the ~~Closing~~Eleventh Amendment Effective Date and set forth on Schedule 6.01, the Notes, any First Lien Notes, any First Lien Refinancing Notes or any Junior Refinancing Indebtedness or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness (or, with respect to any Junior Refinancing Indebtedness, any Indebtedness Refinancing such Junior Refinancing Indebtedness incurred pursuant to Section 6.01(ff)(ii)) that do not expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary;

(D) customary provisions in joint venture agreements, similar agreements applicable to joint ventures and other similar agreements entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement with respect to the Term B Loans (as determined in good faith by the Borrower);

(G) customary provisions contained in leases or licenses of Intellectual Property Rights and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits (including escrowed funds) or net worth imposed by customers and franchisees under contracts entered into in the ordinary course of business;

(Q) restrictions contained in any Permitted Securitization Document reasonably required in connection therewith; or

(R) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(I) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

~~Section 6.10 Senior Secured Leverage Ratio. Without the consent of the Majority Lenders under the Revolving Facility and only to the extent there are outstanding Revolving Facility Commitments under this Agreement:~~

~~(a) Prior to the earlier of (x) the Covenant Relief Termination Date (as defined in Section 6.10(e) below) and (y) the Early Termination Date (as defined in Section 6.10(e) below):~~

~~(i) Permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter:~~

~~Fiscal Quarter Ending~~	~~Senior Secured Leverage Ratio~~
~~June 30, 2020 and before~~	~~4.75 to 1.00~~
~~September 30, 2020~~	~~6.50 to 1.00~~
~~December 31, 2020~~	~~6.50 to 1.00~~
~~March 31, 2021~~	~~6.50 to 1.00~~
~~June 30, 2021~~	~~6.50 to 1.00~~
~~September 30, 2021~~	~~5.50 to 1.00~~

~~(ii) The occurrence of any Specified Event (as defined in Section 6.10(e) below) shall constitute a breach of this Section 6.10 and an Event of Default. Each Loan Party agrees that it shall, after any Responsible Officer has knowledge thereof, give prompt (but in any event by the date that is five Business Days after any such Responsible Officer first has knowledge thereof) notice in writing to the Administrative Agent of the occurrence of any Specified Event.~~

~~(iii) As conditions precedent to any Revolving Facility Borrowing:~~

~~(A) if the Consolidated Cash Balance as of the date one Business Day prior to the delivery of a Borrowing Request after giving pro forma effect to the requested Borrowing is equal to or less than $350,000,000, the Borrower shall deliver to the Administrative Agent a~~

~~certificate of a Responsible Officer of the Borrower setting forth such Consolidated Cash Balance; and~~

~~(B) if the Consolidated Cash Balance as of the date one Business Day prior to the delivery of a Borrowing Request after giving pro forma effect to the requested Borrowing is greater than $350,000,000, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth (i) the Borrower’s intended use of proceeds of such Borrowing and (ii) the Consolidated Cash Balance after giving pro forma effect to such Borrowing and the intended use of proceeds thereof; provided that if, on the date that is five Business Days following such Borrowing, the Consolidated Cash Balance is greater than $350,000,000, the Borrower shall, within two Business Days thereafter, prepay the Revolving Facility Loans in an amount equal to the lesser of (x) the amount necessary to cause the Consolidated Cash Balance to be equal to or less than $350,000,000 and (y) the amount of such Borrowing.~~

~~(iv) Solely for purposes of the making of any Revolving Facility Borrowing the impacts of the COVID-19 pandemic on the business, assets, financial condition or results of operation of the Holdings or any of its Restricted Subsidiaries, taken as a whole, will be disregarded for purposes of determining the accuracy of the representation made in Section 3.06 of the Credit Agreement to the extent such impacts have been (i) publicly disclosed by the Borrower in its securities filings (including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K) prior to the Ninth Amendment Effective Date or (ii) disclosed in any “Lender Presentation” (and/or any supplements thereto) provided by the Borrower in connection with the Ninth Amendment.~~

~~(b) Solely upon the Covenant Relief Termination Date and thereafter, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter (such ratio, the “Financial Covenant Level”); provided that for the two consecutive fiscal quarters ended immediately following the closing of a Material Acquisition on or after April 1, 2022 (including the fiscal quarter in which such Material Acquisition occurs), the Financial Covenant Level shall be 5.25 to 1.00; provided, however, that, immediately after any such two fiscal quarter period, there shall be at least two consecutive fiscal quarters for which the Financial Covenant Level shall be 4.75:1.00, regardless of any other Material Acquisitions:~~

~~Fiscal Quarter Ending~~	~~Senior Secured Leverage Ratio~~
~~September 30, 2021~~	~~5.50 to 1.00~~
~~December 31, 2021~~	~~5.25 to 1.00~~
~~March 31, 2022~~	~~5.00 to 1.00~~
~~June 30, 2022 and thereafter~~	~~4.75 to 1.00~~

~~(c) Solely upon the Early Termination Date and thereafter~~Section 6.10 Senior Secured Leverage Ratio. Without the consent of the Majority Lenders under the Revolving Facility and only to the extent there are outstanding Revolving Facility Commitments under this Agreement, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter to exceed 4.75 to 1.00 (the “Financial Covenant Level”); provided that for the two consecutive fiscal quarters ended immediately following the closing of a Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs), the Financial Covenant Level shall be 5.25 to 1.00; provided, however, that, immediately after any such two fiscal quarter period, there shall be at least two consecutive fiscal quarters for which the Financial Covenant Level shall be 4.75:1.00, regardless of any other Material Acquisitions.

~~(d) Solely for purposes of calculating actual compliance with this Section 6.10, the following parenthetical shall be added after each reference to “discontinued operations” in clause (ii) of the definition of “Consolidated Net Income”:~~

~~“(in each case other than any asset, property or operation pending disposal, abandonment, divesture and/or termination thereof)”~~

~~(e) The following terms used in this Section 6.10 shall have the meanings specified below:~~

~~“Consolidated Cash Balance” shall mean, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Loan Parties, without giving effect to the aggregate amount of cash or cash equivalents of any Insurance Subsidiary that is not permitted to be distributed or advanced to the Borrower or any other Subsidiary as a matter of law or regulation as of the last day of the most recently ended fiscal quarter, less (b) any cash or cash equivalents to pay royalty obligations, indebtedness interest obligations, payroll, payroll taxes, employee benefit obligations, federal and state taxes, other taxes or other obligations of the Loan Parties to third parties, in each case that are payable within 30 days (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to pay).~~

~~“Covenant Relief Termination Date” shall mean, so long as the Early Termination Date has not occurred, the earlier of (x) the date of delivery of the certificate of compliance pursuant to Section 5.04(c) of the Credit Agreement for the fiscal quarter ending September 30, 2021 demonstrating compliance with the Financial Performance Covenant as set forth in Section 6.10(a) and (y) the date of delivery of the certificate of compliance pursuant to Section 5.04(c) of the Credit Agreement demonstrating compliance with a Senior Secured Leverage Ratio of 5.50 to 1.00 for the fiscal quarter ending June 30, 2021.~~

~~“Early Termination Date” shall mean the date on which the Borrower delivers to the Administrative Agent an irrevocable certificate of a Financial Officer of the Borrower (similar in form to a certificate delivered pursuant to Section 5.04(c)) (i) stating that the Borrower elects for the financial covenant in Section 6.10 to be governed by clause (c) thereof (instead of clause (a) thereof) and (ii) certifying compliance with~~

~~the Financial Performance Covenant set forth in Section 6.10(c) for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) and demonstrating such compliance in reasonable detail.~~

~~“Ninth Amendment” shall mean the Ninth Amendment, dated as of July 24, 2020 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.~~

~~“Ninth Amendment Effective Date” shall mean July 24, 2020.~~

~~“Specified Event” shall mean at any time on and after the Ninth Amendment Effective Date and prior to the earlier of (x) the Covenant Relief Termination Date and (y) the Early Termination Date, the occurrence of any of the following events, circumstances or conditions, in any such case, except with respect to such events, circumstances and conditions (if any) that the Majority Lenders under the Revolving Facility expressly agree (in their sole discretion and in writing from time to time after the Ninth Amendment Effective Date) shall not constitute a “Specified Event” for purposes of this Section 6.10:~~

~~(a)~~	~~the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 2.20, 6.01(gg) or 6.01(hh) exceeds $50,000,000;~~

~~(b)~~

~~the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(i), together with the Remaining Present Value of outstanding leases under Section 6.03, exceeds $375,000,000;~~

~~(c)~~	~~the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(s) exceeds $100,000,000;~~

~~(d)~~	~~the aggregate principal amount of Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(x) exceeds $100,000,000;~~

~~(e)~~	~~the aggregate amount of Liens securing obligations incurred in reliance on Section 6.02(i) exceeds $375,000,000;~~

~~(f)~~	~~the aggregate amount of Liens securing obligations incurred in reliance on Section 6.02(t) exceeds $100,000,000;~~

~~(g)~~

~~the Remaining Present Value of outstanding leases entered into under Section 6.03, together with the aggregate principal amount of any Indebtedness (other than Permitted Refinancing Indebtedness) incurred in reliance on Section 6.01(i), exceeds $375,000,000;~~

~~(h)~~	~~the aggregate amount of Investments made by the Borrower or a Loan Party in Subsidiaries that are not Loan Parties in reliance on Section 6.04(b) exceeds $100,000,000;~~

~~(i)~~	~~the aggregate amount of Investments made in reliance on Section 6.04(j) (other than Investments made in reliance on clauses (d) and (e) of the definition of “Cumulative Credit”) exceeds $50,000,000;~~

~~(j)~~

~~the aggregate amount of Investments constituting Permitted Business Acquisitions (which for the avoidance of doubt shall not include earn-outs or other contingent acquisition consideration) made in reliance on Section 6.04(k) exceeds $225,000,000, or the aggregate amount of Investments constituting earn-outs or other contingent acquisition consideration in connection with Permitted Business Acquisitions that occur on or after the Ninth Amendment Effective Date made in reliance on Section 6.04(k) exceeds $22,500,000;~~

~~(k)~~	~~the making of any Investments in Subsidiaries that are not Loan Parties in reliance on Section 6.04(u);~~

~~(l)~~	~~the aggregate amount of Investments made in reliance on Section 6.04(cc) exceeds $100,000,000;~~

~~(m)~~	~~the making of any Restricted Payments in reliance on Section 6.06(c), 6.06(e) or 6.06(m);~~

~~(n)~~	~~the aggregate amount of Restricted Payments made in reliance on Section 6.06(k) exceeds $10,000,000;~~

~~(o)~~

~~the making of any payments or distributions in respect of Junior Financings in reliance on Section 6.09(b)(i)(F), except for any such payment or distribution made with the proceeds of Indebtedness incurred to Refinance any notes issued by the Borrower (other than Revolving Facility Borrowings);~~

~~(p)~~	~~the making of any payments or distributions of all or any portion of any Junior Financing in reliance on Section 6.09(b)(i)(H); and~~

~~(q)~~	~~the making of any payments or distributions of all or any portion of any Junior Financing in reliance on Section 6.09(b)(i)(I).~~

Section 6.11 Use of Proceeds. Request any Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

HOLDINGS COVENANTS

Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated or expired and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled (or have expired or have been cash collateralized on terms reasonably satisfactory to the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 6.02(d), (e), (k), (u) or (ee)) on any of the Equity Interests issued by the Borrower other than the Liens created under the Loan Documents and Liens securing any First Lien Notes, First Lien Refinancing Notes, any First and a Half Lien Refinancing Notes or any Junior Refinancing Indebtedness (and, in each case, any Permitted Refinancing Indebtedness in respect thereof), and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default exists or would result therefrom, Holdings may merge, amalgamate or consolidate with or into any other person or otherwise convey, sell, assign or transfer all or substantially all of its assets or property; provided that Holdings shall be the continuing or surviving person or, in the case of a merger, amalgamation, consolidation, conveyance, sale, assignment or transfer where Holdings is not the continuing or surviving person (i) the person formed by or surviving any such merger, amalgamation or consolidation or the person into which Holdings has been or to which Holdings has transferred such shall be organized under the laws of a state in the United States and shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (and the Administrative Agent, if so requests, shall receive a legal opinion from outside counsel to the survivor reasonably satisfactory to the Administrative Agent) and (ii) thereafter, such person will succeed to, and be substituted for, Holdings under this Agreement for all purposes.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by Holdings, the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 2.05(c), 5.01(a) or 5.05(a) or in Article VI or Article VII; provided that any Event of Default arising out of a breach of Section 6.10 shall be subject to cure rights pursuant to Section 8.03, and provided, further, that a breach of Section 6.10 shall not constitute a Default or an Event of Default with respect to any Term Facility or any Term Loans unless and until the Majority Lenders under the Revolving Facility shall have terminated their Revolving Facility Commitments and declared all amounts under the Revolving Facility to be due and payable (such period commencing with a default under subsection 6.10 and ending on the date on which the Majority Lenders with respect to the Revolving Facility terminate and accelerate the Revolving Facility, the “Term Loan Standstill Period);

(e) default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a Foreign Subsidiary’s failure to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) Holdings, the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings (so long as Holdings directly or indirectly owns a majority of the Equity Interests of the Borrower), the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by Holdings, the Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $100.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, as applicable, or (iii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any security interest purported to be created by any Security Document and to extend to assets that are material to Holdings, the Borrower and the Subsidiaries on a consolidated basis shall cease to be a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein and except for releases thereof as permitted herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (ii) the Guarantees pursuant to the Security Documents by Holdings, the Borrower or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, (a) in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above or if such event is an Event of Default arising from a breach of Section 6.10), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j), and (iv) exercise all rights and remedies granted to it under any Loan Document and all its rights and remedies under any other applicable law or in equity; (b) if such event is an Event of Default arising from a breach of Section 6.10, (X) the Administrative Agent, at the request of the Majority Lenders under the Revolving Facility, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments, (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Facility Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document with respect to the Revolving Facility shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) if the Revolving Facility Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j), and (iv) exercise all rights and remedies granted to it under any Loan Document and all its rights and remedies under any other applicable law or in equity with respect to the Revolving Facility and (Y) subject to the proviso in paragraph (d) above and the expiration of the Term Loan Standstill Period (if applicable), the Administrative Agent, at the request of the Majority Lenders under the Term Facility, shall, by notice to the Borrower, declare the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document with respect to the Term Facility, shall automatically become due and payable and (c) in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.02 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (l) of Section 8.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

Section 8.03 Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails (or, but for the operation of this Section 8.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 20th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial

Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) for purposes of this Section 8.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant. If, after giving effect to the adjustments in this paragraph (b), the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for this purposes of the Agreement.

ARTICLE IX

THE AGENTS

Section 9.01 Appointment.

(a) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints JPMCB as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents, and JPMCB accepts such appointment, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender (and the Administrative Agent accepts such appointment) for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article IX (including, without limitation, Section 9.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and the expiration, termination or cash collateralization of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 10.08 hereof, (ii) to release any Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder; (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) and (j); and (iv) to make determinations and update schedules in connection with collateral matters as set forth in clauses (vii) or (viii) of Section 5.09(g). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 9.03 Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.07 Indemnification. Each Lender agrees to indemnify each Agent and each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Exposure, outstanding Term Loans, Synthetic L/C Exposure and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10 Agents and Arrangers. Neither the Syndication Agent, the Documentation Agents nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

Section 9.11 Intercreditor Agreements and Collateral Matters.

(a) The Lenders hereby agree to the terms of the First Lien Intercreditor Agreement, the First and a Half Lien Intercreditor Agreement and any other intercreditor agreement contemplated hereby that is reasonably satisfactory to the Administrative Agent and acknowledge that the Administrative Agent, acting on behalf of the Lenders, may be granted rights, duties, power and authority (including as a collateral agent) thereunder.

(b) The parties hereto agree that this Agreement constitutes a “Replacement First Lien Senior Priority Agreement” and a refinancing of the “Existing Credit Agreement” under the First Lien Intercreditor Agreement and the First and a Half Lien Intercreditor Agreement. Each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to execute and deliver any document, instrument or amendment that is required or recommendable (if any) for the purpose of evidencing the foregoing agreements.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 10.03 Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 10.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Credit-Linked Deposits, its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided, that (A) no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing, any other person and (B) the Borrower shall be deemed to have consented to any assignment unless the Borrower has objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or such Lender’s Credit-Linked Deposits to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Credit-Linked-Deposits, Commitments or Loans under any Facility, the amount of the Credit-Linked-Deposits, Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $500,000 in the case of Credit-Linked Deposits or Term Loans and (y) $5.0 million in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided that contemporaneous assignments by a Lender to two or more of its Approved Funds shall be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that no such consent of the Borrower shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (1) an Administrative Questionnaire in which the assignee designates one or more Credit Contacts (as defined in the Administrative Questionnaire) to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws, and (2) all applicable tax forms required to be delivered under Section 2.17; and

(D) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, any Lender may assign all or any portion of its rights and obligations under this Agreement to an Affiliated Lender; provided that any such assignment (other than any such assignment to an Affiliated Debt Fund) shall be subject to the following additional conditions: (1) no Event of Default shall have occurred and be continuing immediately before and after giving effect to such assignment, (2) after giving effect to such assignment and to all other assignments with all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding, (3) the Affiliated Lender shall have no right whatsoever so long as such Person is an Affiliated Lender (i) to vote as a Lender with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document (it being understood that such interest will be deemed voted in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders), provided that, notwithstanding the foregoing, (x) such Affiliated Lender shall be permitted to vote as a Lender if such amendment, modification, waiver, consent or other such action (A) requires the vote of all Lenders or all affected Lenders and all other Lenders or all other affected Lenders, as the case may be, have given their consent thereto, or (B) disproportionately affects such Affiliated Lender in its capacity as a Lender as compared to other Lenders that are not Affiliated Lenders and (y) no amendment, modification, waiver, consent or other action shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder without consent of such Affiliated Lender, (ii) subject to subclause (i) of clause (3) of this paragraph, to otherwise vote as a Lender on any matter related to this Agreement or any other Loan Document, (iii) to, in its capacity as a Lender, attend (or receive any notice of) any meeting, conference call or correspondence with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any Lender, (iv) to receive advice of counsel to the Administrative Agent or to Lenders other than Affiliated Lenders or to challenge the Lenders’ attorney-client privilege or (v) to make or bring any claim, in its capacity as a Lender, against the Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents (except with respect to rights expressly retained under subclause (i) of clause (3) of this paragraph), (4) each Affiliated Lender shall acknowledge and agree that the Loans owned by it shall be non-voting under sections 1126 and 1129 of the Bankruptcy Code in the event that any proceeding thereunder shall be instituted by or against the Borrower and its Subsidiaries, or, alternatively, to the extent that the foregoing non-voting designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar obligations held by Lenders that are not Affiliated Lenders, (5) no Revolving Facility Commitments, Revolving Facility Loans or L/C Exposure shall be assigned to any Affiliated Lender; (6) any Loans assigned to Holdings, the Borrower or any Subsidiary shall be cancelled promptly upon such assignment and (7) no proceeds of Revolving Facility Loans shall be used by Holdings, the Borrower or any Subsidiary to purchase Term Loans.

For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Credit-Linked Deposits, Loans and L/C Exposures owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each

Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all tax forms required to be delivered under Section 2.17, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan B Commitment and Revolving Facility Commitment, and the outstanding balances of its Credit-Linked Deposits, Term Loans and Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits and subject to the requirements of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any Central Bank having jurisdiction over such Lender and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue promissory notes (each a “Promissory Note”) to any Lender requiring Promissory Notes to facilitate transactions of the type described in paragraph (e) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) If the Borrower wishes to replace the Loans, Credit-Linked Deposits or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments or Credit-Linked Deposits to be replaced, to (i) require the Lenders under such Facility to assign such Loans, Commitments or Credit-Linked Deposits to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans, Commitments and Credit-Linked Deposits to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments or Credit-Linked Deposits were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans, Commitments or Credit-Linked Deposits under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) Notwithstanding the foregoing, no assignment may be made or participation sold to an Ineligible Institution.

Section 10.05 Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent, the Arrangers and the Lenders and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of one primary counsel for the Administrative Agent (plus, if necessary, one local counsel per jurisdiction).

(b) The Borrower agrees to indemnify the Administrative Agent, the Agents, the Arrangers, each Issuing Bank, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct of, or material breach of the Loan Documents by, such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Arranger, any Issuing Bank or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one primary counsel for the Administrative Agent and the Arrangers, one additional primary counsel for the Lenders, plus, if necessary, one local counsel per jurisdiction), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on, from or to any property currently or formerly owned or operated by Holdings, the Borrower or any of the Subsidiaries; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, Holdings, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to Taxes.

(d) To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 10.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.20, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the Revolving Facility Maturity Date, or extend the date on which the Credit-Linked Deposits are required to be returned in full to the Synthetic L/C Lenders, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c); provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend or waive any Term Loan Installment Date or Synthetic L/C Installment Date or reduce the amount due on any Term Loan Installment Date or Synthetic L/C Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend the provisions of Section 5.02 of the Collateral Agreement, or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing among Facilities of payments required thereby, without the prior written consent of a majority of the class of Lenders adversely affected thereby,

(v) amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) release all or substantially all the Collateral or release any of Holdings, the Borrower or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, that notwithstanding anything to the contrary contained herein, any amendment, modification or waiver of any provision of subsection 6.10 (and any defined terms solely as used therein) or any other provision to any Loan Document that has been added solely for the benefit of the Revolving Credit Facility (as may be agreed between the Majority Lenders under the Revolving Facility and the Borrower) shall require the written consent of the Majority Lenders under the Revolving Facility (and only such Majority Lenders), Holdings and the Borrower. For the avoidance of doubt, it is understood and agreed that the Required Lenders may not, and nor shall the consent of the Required Lenders be needed to, amend, modify or waive any provision of subsection 6.10 (or any defined term as used therein) or any other provision to any Loan Document that has been added solely for the benefit of the Revolving Facility (as may be agreed between the Majority Lenders under the Revolving Facility and the Borrower);

provided, further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Facility (or Facilities) or Tranche (or Tranches) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrowers and the requisite percentage in interest of the Lenders of the affected Facility (or Facilities) or Tranche (or Tranches), as the case may be (and without the consent of the Required Lenders), that would be required to consent thereto if such Facility or Tranche were the only Facility or Tranche, as the case may be, hereunder at the time; and provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

(c) Notwithstanding anything to the contrary in this Section 10.08, without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the applicable Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the applicable Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding anything in this Section 10.08 to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents (including in respect of prepayments) with the Term Loans, the Revolving Facility Loans, the Synthetic L/C Facility and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) and/or the Replacement Revolving Commitments (as defined below), as applicable (such amendment, a “Refinancing Amendment”) to permit the refinancing, replacement or modification of:

(i) one or more Tranches of Term Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (i) all terms applicable to such Replacement Term Loans (except as to interest rates, fees, final maturity date, premiums, optional prepayment provisions, required prepayment dates and participation in prepayments) shall be customary market terms for term loans at the time of the issuance of such Replacement Term Loans and shall be substantially identical to, or, taken as a whole, materially less favorable (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than, those applicable to such Replaced Term Loans (save for any terms that apply solely after the latest maturity date of the Term Loans hereunder prior to giving effect to such Replacement Term Loans), (ii) the final maturity date of any Replacement Term Loans shall be no earlier than the then latest maturity date of the Term Loans hereunder prior to giving effect to such Replacement Term Loans, (iii) such Replacement Term Loans will rank pari passu or junior in right of payment with the other Loans and Commitments hereunder and (iv) all documentation in respect of such Replacement Term Loans shall be consistent with the foregoing; and/or

(ii) one or more Tranches of Revolving Facility Commitments (“Replaced Revolving Commitments”) with a replacement revolving commitments hereunder (“Replacement Revolving Commitments”), provided that (i) all terms applicable to such Replacement Revolving Commitments (except as to interest rates, fees, final maturity date, premiums, optional prepayment provisions, required prepayment dates and participation in prepayments) shall be customary market terms for revolving loans at the time of the issuance of such Replacement Revolving Commitments and shall be substantially identical to, or, taken as a whole, materially less favorable (as determined in good faith by the Borrower) to the Lenders providing such Replacement Revolving Commitments than, those applicable to such Replaced Revolving Commitments (save for any terms that apply solely after the latest maturity date of the Revolving Facility Commitments hereunder prior to giving effect to such Replacement Revolving Commitments), (ii) the final maturity date of any Replacement Revolving Commitment shall be no earlier than the then latest maturity date of the Revolving Facility Commitments hereunder prior to giving effect to such Replacement Revolving Commitments, (iii) such Replacement Revolving Commitments will rank pari passu or junior in right of payment with the other Loans and Commitments hereunder and (iv) all documentation in respect of such Replacement Revolving Commitments shall be consistent with the foregoing.

On the effective date of a Refinancing Amendment on which Replacement Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, each Replacement Revolving Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder (a “Replacement Revolving Loan”) shall be deemed, for all purposes, a Revolving Facility Loan and each Lender providing such Replacement Revolving Commitments shall become a Lender with respect to such Replacement Revolving Commitments and all matters relating thereto. On the effective date of a Refinancing Amendment on which Replacement Term Loans are effected, subject to the satisfaction of the foregoing terms and conditions, each Replacement Term Loan shall be deemed for all purposes a Term Loan and each Lender providing such Replacement Term Loans shall become a Lender with respect to such Replacement Term Loans and all matters relating thereto. For the avoidance of doubt, no Lender shall be required to provide any Replacement Term Loans or Replacement Revolving Commitments.

(f) Notwithstanding anything in this Section 10.08 to the contrary, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Facility Loans, as applicable.

(g) If the Administrative Agent and the Borrower, acting together, identify any ambiguity, omission, mistake, typographical error, inconsistency or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, supplement or otherwise modify such provision to cure such ambiguity, omission, mistake, typographical error, inconsistency or other defect, and such amendment, supplement or other modification shall become effective without any further action or consent of any other party to this Agreement.

Section 10.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 10.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13 Counterparts~~.~~; Electronic Execution. (a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. ~~Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed original.~~

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (1) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15 Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.16 Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information (the “Information”) relating to Holdings, the Borrower and any Subsidiary furnished to it by or on behalf of Holdings, the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by provisions substantially similar to the provisions of this Section 10.16).

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.16 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER AND THEIR AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY HOLDINGS, THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO HOLDINGS, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their respective securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor,” and (v) notwithstanding any other provision of this Section 10.17, the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials consisting of draft or final Loan Documents and any other materials, in each case that are or have become generally available to the public other than as a result of disclosure in violation of Section 10.16, as having been marked “PUBLIC”.

Section 10.18 Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction ~~not prohibited by Section 6.05~~permitted by this Agreement or any assets of a Loan Party become Excluded Assets (as defined in the Collateral Agreement), the security interests in such Collateral and created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to the preceding sentence, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Restricted Subsidiary, such Subsidiary Loan Party’s obligations under its Guarantee of the Obligations shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower to terminate such Subsidiary Loan Party’s obligations under its Guarantee of the Obligations. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefor has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed made once such Equity Interest or asset is so conveyed, sold, leased, assigned, transferred or disposed of. Notwithstanding anything to the contrary in this Agreement, (i) no Loan Party or any of its Restricted Subsidiaries shall (whether by Investment, Restricted Payment, Asset Sale or otherwise) transfer any ownership right, or exclusive license or exclusive right to, any Material Intellectual Property constituting Collateral to any Unrestricted Subsidiary if (x) there is no bona fide business purpose for such transfer of Material Intellectual Property and (y) such transfer of Material Intellectual Property is intended primarily to obtain a release of such Material Intellectual Property from the Collateral, in each case, as determined in good faith by the Borrower, and (ii) no Subsidiary Loan Party shall be released from its Guarantee of the Obligations in connection with a transfer of the Equity Interests in such Subsidiary Loan Party if (x) any transfer of Equity Interests in such Subsidiary Loan Party is to an Affiliate of the Borrower or any Subsidiary, (y) there is no bona fide business purpose for such transfer of Equity Interests and (z) such transfer of Equity Interests is intended primarily to obtain a release of such Subsidiary Loan Party’s Guarantee of the Obligations, in each case, as determined in good faith by the Borrower.

Section 10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable Law).

Section 10.20 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.21 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 10.22 Securitization Acknowledgement. Each Agent, Lender and Issuing Bank hereby acknowledges and agrees to the terms of Section 7.20 of the Collateral Agreement.

Section 10.23 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.23 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.24 No Fiduciary Duty, etc. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Agent, any Issuing Bank, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent, any Issuing Bank, any Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents, the Issuing Banks, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents, the Issuing Banks, the Swingline Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Agents, the Issuing Banks, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Issuing Banks, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.25 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 10.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.~~

~~REALOGY INTERMEDIATE HOLDINGS LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~REALOGY GROUP LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to the Credit Agreement]~~

~~JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to the Credit Agreement]~~

~~Signature page to~~

~~Realogy Intermediate Holdings LLC &~~

~~Realogy Group LLC 2013 Amended and Restated Credit Agreement~~

~~[INSERT LENDER NAME]~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to the Credit Agreement]~~

EXHIBIT B

TO ELEVENTH AMENDMENT

Schedule 2.01

Lender	Extended 2027 Revolving Commitments
JPMorgan Chase Bank, N.A.	$116,000,000
Bank of America, N.A.	$116,000,000
Barclays Bank PLC	$116,000,000
Citizens Bank, N.A.	$116,000,000
Credit Agricole Corporate and Investment Bank	$116,000,000
Truist Bank	$116,000,000
Bank of Montreal	$100,000,000
Santander Bank, NA	$79,000,000
Goldman Sachs Bank USA	$69,000,000
Fifth Third Bank, National Association	$41,000,000
Manufacturers & Traders Trust Company	$41,000,000
Comerica Bank	$32,000,000
Crédit Industriel et Commercial, New York Branch	$16,000,000
Texas Capital Bank, N.A.	$13,000,000
Webster Bank, N.A.	$13,000,000

Total	$1,100,000,000

EXHIBIT C

TO ELEVENTH AMENDMENT

SCHEDULE 1.01A

CERTAIN SUBSIDIARIES

Cartus Puerto Rico Corporation (Puerto Rico)

West Coast Escrow Company (California)

First California Escrow Corporation (Delaware)

TRG Services, Escrow, Inc. (Delaware)

Terra Coastal Escrow, Inc. (California)

Fairtide Insurance Ltd. (Bermuda)

Apple Ridge Funding LLC

Apple Ridge Services Corporation

Cartus Financing Limited (UK)

Cartus Financial Corporation

SCHEDULE 1.01AA

CERTAIN DOMESTIC SUBSIDIARIES

1.	Immaterial Subsidiaries listed on Schedule 1.01D

2.	Majority-owned Joint Ventures listed on Schedule 1.01H

3.	West Coast Escrow Company

4.	First California Escrow Corporation

5.	TRG Services, Escrow, Inc.

6.	Terra Coastal Escrow, Inc.

SCHEDULE 1.01D

IMMATERIAL SUBSIDIARIES

Broker Technology Solutions LLC

CBHB, LLC

CBWM Holdings, LLC

CBWM, LLC

Coldwell Banker Realty Network LLC

Corcoran BK LLC

Global Legacy Group, LLC

Hubbell Briarwood Realty Co.

License Holding Co., L.L.C.

NRT Long Island City LLC

NRT NY RP Holding LLC

NRT Referral Network LLC (Utah)

NRT West Rents, Inc.

Real Estate Institute of Michigan, LLC

SB Brokerage, LLC

Sotheby’s International Realty Hamptons LLC

STB Brokerage West, LLC

STB Brokerage, LLC

TCTA Acquisition, LLC

TCTA Holding, LLC

Tri-County Title Agency—Michigan, LLC

SCHEDULE 1.01F

SUBSIDIARY LOAN PARTIES

Alpha Referral Network LLC

Anywhere Advisors LLC

Anywhere Advisors Nevada LLC

Anywhere Brands LLC

Anywhere Integrated Affiliates Holdings LLC

Anywhere Integrated Services LLC

Anywhere Integrated Holdings LLC

Anywhere Integrated Venture Partner LLC

Anywhere Leads, Inc.

Anywhere Real Estate Operations LLC
Anywhere Real Estate Services Group LLC
Better Homes and Gardens Real Estate Licensee LLC
Better Homes and Gardens Real Estate LLC
Burgdorff LLC
Burnet Realty LLC
Career Development Center, LLC
Cartus Corporation
Case Title Company CB Commercial NRT Pennsylvania LLC
CDRE TM LLC
Century 21 Real Estate LLC
CGRN, Inc.
Climb Franchise Systems LLC
Climb Real Estate, Inc.
Climb Real Estate LLC
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker LLC
Coldwell Banker NRT RealVitalize, Inc.
Coldwell Banker Pacific Properties LLC
Coldwell Banker Real Estate LLC
Coldwell Banker Real Estate Services LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Brokerage LLC
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network (CA)
Coldwell Banker Residential Referral Network, Inc. (PA)
Colorado Commercial, LLC
Corcoran Group LLC
Cornerstone Title Company
Equity Title Company
Equity Title Messenger Service Holding LLC
ERA Franchise Systems LLC
Estately, Inc.

Guardian Holding Company
HFS.com Connecticut Real Estate LLC
HFS.com Real Estate Incorporated
HFS.com Real Estate LLC
HFS LLC
Home Referral Network LLC
Jack Gaughen LLC
Lakecrest Title, LLC Land Title and Escrow, Inc.
Martha Turner Properties, L.P.
Martha Turner Sotheby’s International Realty Referral Company LLC
MTPGP, LLC
NRT Arizona Commercial LLC
NRT Arizona LLC
NRT Arizona Referral LLC
NRT California Incorporated
NRT Carolinas LLC
NRT Carolinas Referral Network LLC
NRT Colorado LLC
NRT Columbus LLC
NRT Commercial LLC
NRT Devonshire LLC
NRT Devonshire West LLC
NRT Hawaii Referral, LLC
NRT Mid-Atlantic LLC
NRT Missouri LLC
NRT Missouri Referral Network LLC
NRT New England LLC
NRT New York LLC
NRT Northfork LLC
NRT Philadelphia LLC NRT Pittsburgh LLC
NRT Queens LLC
NRT Referral Network LLC (DE)
NRT Relocation LLC
NRT REOExperts LLC
NRT Sunshine Inc.
NRT Texas LLC
NRT Utah LLC
NRT Vacation Rentals Arizona LLC
NRT Vacation Rentals California, Inc.
NRT Vacation Rentals Delaware LLC
NRT West, Inc.
NRT ZipRealty LLC
ONCOR International LLC
Real Estate Referral LLC

Real Estate Services LLC
Realogy Insurance Agency, Inc.
RealVitalize Affiliates, Inc.
RealVitalize Affiliates LLC
RealVitalize LLC
Referral Associates of New England LLC
Referral Network LLC (FL)
Referral Network, LLC (CO)
Secured Land Transfers LLC
Sotheby’s International Realty Affiliates LLC
Sotheby’s International Realty Global Development Advisors LLC
Sotheby’s International Realty Licensee LLC
Sotheby’s International Realty Referral Company, Inc. (CA)
Sotheby’s International Realty Referral Company, LLC (DE)
Sotheby’s International Realty, Inc.
The Bain Associates Referral LLC
The Landover Corporation
The Sunshine Group, Ltd.
Title Resource Group Settlement Services LLC
TRG Maryland Holdings LLC
TRG Settlement Services, LLP
Warburg Realty Partnership, Ltd.
WRP91 LLC ZapLabs LLC

SCHEDULE 1.01H

JOINT VENTURES

Majority-owned Joint Ventures

Bromac Title Services LLC
Burnet Title of Indiana, LLC First Advantage Title, LLC
Carpenter Title Agency, LLC
Guardian Title Company
Mercury Title LLC
Metro Title, LLC
Quality Choice Title LLC
REALtech Title LLC
Riverbend Title, LLC
RT Title Agency, LLC

St. Mary’s Title Services, LLC

True Line Technologies LLC

CBHB, LLC

Hubbell Briarwood Realty Co

CBWM, LLC

STB Brokerage, LLC

SB Brokerage, LLC

License Holding Co., L.L.C.

Real Estate Institute of Michigan, LLC

STB Brokerage West, LLC

TCTA Acquisition, LLC

Tri-County Title Agency—Michigan, LLC

Minority-Owned Joint Ventures

Bankers Title Agency, LLC

Cascade West Title Company, LLC

Catalina Title Agency, LLC

Closing Parent Holdco, L.P.

Cypress Title Corporation

Equity Title Agency, Inc.

First Equity Title Agency, LLC

Guaranteed Rate Affinity, LLC

Concierge Auctions, LLC
Concierge Auctions Holdings LLC
Concierge Auctions CT, LLC
Concierge International Real Estate, Inc
Concierge Auctions, ULC Ho’okele Escrow Corporation

Ho’okele Operations LLC Ho’okele Title LLC NEWMLS LLC

Progressive Holding Company

Progressive Title Company, Inc.

Real Plus II, LLC

RealSafe Title, LLC

RealSure LLC

RealTitle of the Carolinas, LLC

Regency Title Company, L.L.C.

Reuveni Real Estate, LLC

RESO-CA JV LLC

SCHEDULE 1.01I

INELIGIBLE INSTITUTIONS

1.	Highland Capital Management, L.P.

2.	W.R. Huff Asset Management Co., Inc.

3.	ABN AMRO Bank N.V.

4.	Berkshire Hathaway Inc.

5.	Icahn & Co. Inc., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership

6.	Davidson Kempner Capital Management LLC

7.	Black Diamond Capital Management, LLC

8.	Q Investments LP

9.	Aurelius Capital Management

10.	Senator Investment Group

11.	SoftBank Group

12.	Compass

13.	eXp World Holdings Inc.

14.	Zillow Group, Inc.

15.	Redfin Corporation

16.	CoStar Group, Inc.

17.	RE/MAX Holdings, Inc.

18.	Any affiliate of, and fund or other entity managed by, any of the entities listed above

SCHEDULE 3.08

SUBSIDIARIES

Wholly-owned U.S. Subsidiaries

Name of Entity	Jurisdiction of Organization	Ownership
Title Resource Group Settlement Services, LLC	Alabama	TRG Settlement Services, LLP—100%

Anywhere Real Estate Operations LLC	California	Anywhere Real Estate Services Group LLC—100%

Case Title Company	California	Anywhere Integrated Services LLC—100%

Climb Real Estate, Inc.	California	Anywhere Advisors LLC – 100%

Coldwell Banker Real Estate LLC	California	Coldwell Banker LLC—100%

Coldwell Banker Residential Brokerage Company	California	Coldwell Banker Residential Brokerage LLC—100%

Coldwell Banker Residential Real Estate LLC	California	Coldwell Banker Residential Brokerage LLC—100%

Coldwell Banker Residential Referral Network	California	Coldwell Banker Residential Brokerage LLC—100%

Cornerstone Title Company	California	Anywhere Integrated Holdings LLC—100%

Equity Title Company	California	Anywhere Integrated Services LLC—100%

NRT West Rents, Inc.	California	NRT West, Inc.—100%

NRT West, Inc.	California	Anywhere Advisors LLC – 100%

Sotheby’s International Realty Referral Company Inc.	California	Sotheby’s International Realty, Inc. – 100%

Terra Coastal Escrow, Inc.	California	Anywhere Integrated Services LLC—100%

West Coast Escrow Company	California	Anywhere Integrated Services LLC—100%

Colorado Commercial, LLC	Colorado	NRT Colorado LLC—100%

NRT Colorado LLC	Colorado	Anywhere Advisors LLC – 100%

Referral Network, LLC	Colorado	NRT Colorado LLC—100%

Anywhere Advisors LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Anywhere Advisors Nevada LLC	Nevada	Anywhere Advisors LLC – 100%

Anywhere Brands LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Anywhere Integrated Affiliates Holdings LLC	Delaware	Anywhere Integrated Holdings LLC – 100%

Name of Entity	Jurisdiction of Organization	Ownership
Anywhere Integrated Holdings LLC	Delaware	Anywhere Integrated Services LLC – 100%

Anywhere Integrated Services LLC	Delaware	Anywhere Real Estate Services Group LLC – 100%

Anywhere Integrated Venture Partner LLC	Delaware	Anywhere Integrated Services LLC – 100%

Anywhere Intermediate Holdings LLC	Delaware	Anywhere Real Estate Inc. – 100%

Anywhere Leads, Inc.	Delaware	Cartus Corporation – 100%

Anywhere Real Estate Group LLC	Delaware	Anywhere Intermediate Holdings LLC – 100%

Anywhere Real Estate Services Group LLC	Delaware	Anywhere Real Estate Group LLC—100%

Better Homes and Gardens Real Estate Licensee LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Better Homes and Gardens Real Estate LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Broker Technology Solutions LLC	Delaware	ZapLabs LLC – 100%

Burgdorff LLC	Delaware	Anywhere Advisors LLC – 100%

Career Development Center, LLC	Delaware	NRT Arizona LLC- 100%

Cartus Corporation	Delaware	Anywhere Real Estate Services Group LLC—100%

CB Commercial NRT Pennsylvania LLC	Delaware	NRT Pittsburgh LLC—100%

CBWM Holdings, LLC	Delaware	Anywhere Advisors LLC – 100%

CDRE TM LLC	Delaware	Anywhere Advisors LLC – 100%

Century 21 Real Estate LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

CGRN, Inc.	Delaware	Anywhere Real Estate Services Group LLC—100%

Climb Franchise Systems LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Climb Real Estate LLC	Delaware	Anywhere Advisors LLC – 100%

Coldwell Banker LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Coldwell Banker NRT RealVitalize, Inc.	Delaware	Anywhere Advisors LLC – 100%

Coldwell Banker Real Estate Services LLC	Delaware	Coldwell Banker Residential Real Estate LLC—100%

Coldwell Banker Realty Network LLC	Delaware	Anywhere Advisors LLC – 100%

Coldwell Banker Residential Brokerage LLC	Delaware	Anywhere Advisors LLC – 100%

Corcoran BK LLC	Delaware	NRT New York LLC – 100%

Name of Entity	Jurisdiction of Organization	Ownership
Corcoran Group LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Equity Title Messenger Service Holding LLC	Delaware	Anywhere Integrated Services LLC—100%

ERA Franchise Systems LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

First California Escrow Corporation	Delaware	Anywhere Integrated Affiliates Holdings LLC—100%

Guardian Holding Company	Delaware	Anywhere Integrated Services LLC—100%

HFS LLC	Delaware	Anywhere Advisors LLC – 100%

HFS.com Connecticut Real Estate LLC	Delaware	NRT New England LLC -100%

HFS.com Real Estate Incorporated	Delaware	HFS.com Real Estate LLC – 100%

HFS.com Real Estate LLC	Delaware	Anywhere Advisors LLC – 100%

Jack Gaughen LLC	Delaware	NRT Mid-Atlantic LLC—100%

NRT Arizona Commercial LLC	Delaware	NRT Arizona LLC—100%

NRT Arizona LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Arizona Referral LLC	Delaware	NRT Arizona LLC—100%

NRT California Incorporated	Delaware	NRT New York LLC – 100%

NRT Carolinas LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Carolinas Referral Network LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Columbus LLC	Delaware	Coldwell Banker Residential Real Estate LLC—100%

NRT Commercial LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Devonshire LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Devonshire West LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Hawaii Referral, LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Long Island City LLC	Delaware	NRT New York LLC – 100%

NRT Mid-Atlantic LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Missouri LLC	Delaware	Coldwell Banker Residential Brokerage LLC—100%

NRT Missouri Referral Network LLC	Delaware	Coldwell Banker Residential Referral Network—100%

NRT New England LLC	Delaware	Anywhere Advisors LLC – 100%

NRT New York LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Northfork LLC	Delaware	NRT New York LLC—100%

NRT NY RP Holding LLC	Delaware	NRT New York LLC – 100%

NRT Philadelphia LLC	Delaware	Anywhere Advisors LLC – 100%

Name of Entity	Jurisdiction of Organization	Ownership
NRT Pittsburgh LLC	Delaware	Coldwell Banker Residential Real Estate LLC—100%

NRT Queens LLC	Delaware	NRT New York LLC – 100%

NRT Referral Network LLC	Delaware	Anywhere Advisors LLC - 100%

NRT Relocation LLC	Delaware	Anywhere Real Estate Operations LLC—100%

NRT REOExperts LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Sunshine Inc.	Delaware	Anywhere Advisors LLC – 100%

NRT Utah LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Vacation Rentals Arizona LLC	Delaware	Anywhere Advisors LLC – 100%

NRT Vacation Rentals California, Inc.	Delaware	Anywhere Advisors LLC – 100%

NRT Vacation Rentals Delaware LLC	Delaware	Anywhere Advisors LLC – 100%

NRT ZipRealty LLC	Delaware	Anywhere Advisors LLC – 100%

ONCOR International LLC	Delaware	Anywhere Brands LLC—100%

Real Estate Referral LLC	Delaware	NRT New England LLC—100%

Real Estate Services LLC	Delaware	Anywhere Advisors LLC – 100%

RealVitalize Affiliates LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

RealVitalize Affiliates, Inc.	Delaware	RealVitalize Affiliates LLC – 100%

RealVitalize LLC	Delaware	Anywhere Advisors LLC – 100%

Secured Land Transfers LLC	Delaware	TRG Maryland Holdings LLC—100%

Sotheby’s International Realty Affiliates LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Sotheby’s International Realty Global Development Advisors LLC	Delaware	Sotheby’s International Realty, Inc.—100%

Sotheby’s International Realty Hamptons LLC	Delaware	Sotheby’s International Realty, Inc.—100%

Sotheby’s International Realty Licensee LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Sotheby’s International Realty Referral Company, LLC	Delaware	Sotheby’s International Realty, Inc.—100%

TCTA Holding, LLC	Delaware	Anywhere Advisors LLC – 100%

TRG Maryland Holdings LLC	Delaware	Anywhere Integrated Services LLC – 100%

TRG Services, Escrow, Inc.	Delaware	Anywhere Real Estate Services Group LLC—100%

ZapLabs LLC	Delaware	Anywhere Real Estate Services Group LLC—100%

Anywhere Co-Issuer Corp.	Florida	NRT Sunshine, Inc.—100%

Name of Entity	Jurisdiction of Organization	Ownership
Referral Network LLC	Florida	Coldwell Banker Residential Referral Network—100%

Coldwell Banker Commercial Pacific Properties LLC	Hawaii	Anywhere Advisors LLC – 100%

Coldwell Banker Pacific Properties LLC	Hawaii	Coldwell Banker Real Estate Services LLC—100%

Land Title and Escrow, Inc.	Idaho	Secured Land Transfers LLC—100%

Realogy Insurance Agency, Inc.	Massachusetts	Anywhere Integrated Services LLC – 100%

Referral Associates of New England LLC	Massachusetts	NRT New England LLC—100%

Sotheby’s International Realty, Inc.	Michigan	Anywhere Advisors LLC – 100%

Burnet Realty LLC	Minnesota	Anywhere Advisors LLC – 100%

Home Referral Network LLC	Minnesota	Anywhere Advisors LLC – 100%

The Sunshine Group, Ltd.	New York	NRT Sunshine Inc.—100%

Warburg Realty Partnership, Ltd.	New York	Anywhere Advisors LLC – 100%

WRP91, LLC	New York	Warburg Realty Partnership Ltd. – 100%

Coldwell Banker Residential Referral Network, Inc.	Pennsylvania	NRT Pittsburgh LLC—100%

TRG Settlement Services, LLP	Pennsylvania	TRG Maryland Holdings LLC—1% Secured Land Transfers LLC—99%

Cartus Puerto Rico Corporation	Puerto Rico	Cartus Corporation—100%

Lakecrest Title, LLC	Tennessee	Anywhere Integrated Services LLC—100%

Alpha Referral Network LLC	Texas	Coldwell Banker Residential Referral Network—100%

Martha Turner Properties, L.P.	Texas	Sotheby’s International Realty, Inc. – 99% MTPGP, LLC – 1%

Martha Turner Sotheby’s International Realty Referral Company LLC	Texas	Sotheby’s International Realty, Inc. – 100%

MTPGP, LLC	Texas	Sotheby’s International Realty, Inc. – 100%

NRT Texas LLC	Texas	Anywhere Advisors LLC – 100%

NRT Referral Network LLC	Utah	NRT Utah LLC—100%

Estately, Inc.	Washington	NRT New England LLC – 100%

The Bain Associates Referral LLC	Washington	The Landover Corporation—100%

The Landover Corporation	Washington	Anywhere Advisors LLC – 100%

Global Legacy Group, LLC	Washington	The Bain Associates Referral LLC – 100%

Name of Entity	Jurisdiction of Organization	Ownership
Apple Ridge Funding LLC[2]	Delaware	Apple Ridge Services Corporation – 100%
Apple Ridge Services Corporation[2]	Delaware	Cartus Financial Corporation – 100%
Cartus Financial Corporation[2]	Delaware	Cartus Corporation – 100%
Cartus Relocation Corporation[2]	Delaware	Cartus Corporation – 100%
Realogy Cavalier Holdco LLC[3]	Delaware	Cartus Corporation – 100%

[1]	Insurance Company.
[2]	Special Purpose Securitization Subsidiary.
[3]	Qualified CFC Holding Company.

Foreign Subsidiaries

Name of Entity	Jurisdiction of Organization	Ownership
Cartus Brasil Serviços de Reloçacão Ltda.	Brazil	Cartus Corporation – 99% Realogy Cavalier Holdco LLC – 1%

Cartus Business Answers (No. 2) Plc	United Kingdom	Cartus Limited – 100%

Cartus Corporation Pte. Ltd.	Singapore	Realogy Cavalier Holdco LLC – 100%

Cartus Financing Limited	United Kingdom	Cartus Limited – 100%

Cartus Global Holdings Limited	Hong Kong	Realogy Cavalier Holdco LLC – 100%

Cartus Holdings Limited	United Kingdom	Cartus Corporation – 100%

Cartus India Private Limited	India	Cartus Corporation —51% Cartus Global Holdings Limited – 49%

Cartus Limited	United Kingdom	Cartus Holdings Limited – 100%

Cartus Real Estate Consultancy (Shanghai) Co., Ltd.	China	Cartus Relocation Hong Kong Limited – 100%

Cartus Relocation Canada Limited	New Brunswick	Cartus Corporation – 100%

Cartus Relocation Hong Kong Limited	Hong Kong	Cartus Corporation – 100%

Cartus Services II Limited	United Kingdom	Cartus Holdings Limited – 100%

Cartus UK Plc	United Kingdom	Cartus Limited – 100%

Fairtide Insurance Ltd.[1]	Bermuda	Cartus Corporation—100%

[1]	Fairtide Insurance Ltd. Is also an lso an Insurance Subsidiary.

Majority-owned Joint Ventures

Name of Entity	Jurisdiction of Organization	Ownership
Bromac Title Services LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—51%

Burnet Title of Indiana, LLC	Indiana	Secured Land Transfers—75%

Carpenter Title Agency, LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC – 51%

First Advantage Title, LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—51%

Guardian Title Company	California	Anywhere Integrated Services LLC – 67.55%

Mercury Title LLC	Arkansas	Anywhere Integrated Affiliates Holdings LLC—51%

Metro Title, LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—55%

Quality Choice Title LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—81%

REALtech Title LLC	Delaware	TRG Maryland Holdings LLC – 51%

Riverbend Title, LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—51%

RT Title Agency, LLC	Delaware	Anywhere Integrated Affiliates Holdings LLC—51%

St. Mary’s Title Services, LLC	New Hampshire	Anywhere Integrated Affiliates Holdings LLC—55%

True Line Technologies LLC	Ohio	Anywhere Integrated Affiliates Holdings LLC—51%

CBWM, LLC	Delaware	CBWM Holdings, LLC – 71.4% Anywhere Advisors LLC – 14.3%

STB Brokerage, LLC	Michigan	CBWM, LLC – 100%

SB Brokerage, LLC	Michigan	STB Brokerage, LLC – 100%

License Holding Co., L.L.C.	Michigan	STB Brokerage, LLC – 100%

Real Estate Institute of Michigan, LLC	Michigan	STB Brokerage, LLC – 100%

STB Brokerage West, LLC	Michigan	STB Brokerage, LLC – 100%

CBHB, LLC	Delaware	Anywhere Advisors LLC – 87.5%

Hubbell Briarwood Realty Co.	Michigan	CBHB, LLC – 100%

TCTA Acquisition, LLC	Delaware	TCTA Holding, LLC – 71.4% Anywhere Advisors LLC – 14.3%

Tri-County Title Agency – Michigan, LLC	Michigan	TCTA Acquisition, LLC – 100%

SCHEDULE 6.01

INDEBTEDNESS

1.	$3,495,030—insurance premium financing for D&O, E&O and Property & Casualty Insurance.

2.	$3,553,178—owed by Cartus to the State of Connecticut Department of Economic and Community Development for tenant improvements.

3.	$1,209,345—owed by Cartus to Lloyds TSB for overdraft facilities.

4.	$549,372,241—Operating Lease obligations (most of which is real estate leases).

5.	$24,756,915—Capital Lease Obligations.

SCHEDULE 6.02(a)

LIENS

Liens securing the existing Capital Lease Obligations set forth on Schedule 6.01.

New Jersey tax judgment liens against Century 21 Real Estate LLC in favor of Department of Labor/Division of Employer Accounts, Mercer (five liens in aggregate: $1,073,168)

Judgment #	Debt Amount	Judgment Filing Date	Creditor	Filing Location
DJ 112482 07	$97,735.15	5/2/2007	Div of Employer Accts	Mercer
DJ 120207 08	$1,395.96	5/21/2008	Div of Employer Accts	Mercer
DJ 185086 02	$217,863.00	8/13/2002	Dept of Labor	Mercer
DJ 301160 06	$749,963.20	11/16/2006	Div of Employer Accts	Mercer
DJ 244952 00	$6,210.36	12/22/2000	Dept of Labor	Mercer

California regulatory authority approval required to transfer the equity interests in the following entities (which have been pledged):

•	Cornerstone Title Company

•	Equity Title Company

•	Case Title Company

SCHEDULE 6.04

INVESTMENTS

1.	Existing Investments as of the Eleventh Amendment Effective Date in the minority-owned joint ventures listed on Schedule 1.01H.

2.	Existing Investments in (i) Notarize; (ii) OJO Holdings Corp.; and (iii) Moderne Venture Funds; and (iv) various title plants.

SCHEDULE 10.01

NOTICE INFORMATION

To the Loan Parties:

Anywhere Intermediate Holdings LLC

175 Park Avenue

Madison, NJ 07940

Attention: Seth Truwit

Email: Seth.Truwit@anywhere.re

With a copy to:

Skadden, Arps, Slate Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Steven Messina

Facsimile: (917) 777-3509

Email: steven.messina@skadden.com

To Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Phone No: +1-302-634-1920

Email: michelle.keesee@chase.com

To the Collateral Agent:

JPMorgan Chase & Co.

CIB DMO WLO

Mail code NY1-C413

4 CMC, Brooklyn, NY, 11245-0001

United States

Email: ib.collateral.services@jpmchase.com

To the Issuing Banks:

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.

10420 Highland Manor Dr. 4th Floor

Tampa, FL 33610

Attention: Standby LC Unit

Tel: 800-364-1969

Fax: 856-294-5267

Email: GTS.Client.Services@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Phone No: +1-302-634-1920

Email: michelle.keesee@chase.com

Bank of Montreal

BMO Financial Group

50 South Sixth Street, Suite 1000

Minneapolis, MN 55402

Attention: Jennifer Krumwiede, Senior Deal Specialists, Commercial & Corporate Lending Operations

Tel: 612-904-8132

Fax: 612-904-8011

Email: Jennifer.Krumwiede@bmo.com

With a copy to:

BMO Harris Bank N.A.

50 South Sixth Street, Suite 1000

Minneapolis, MN 55402

Attention: Seth J/ Swanson, Director

Phone No: 612-904-8566

Email: Seth.Swanson@bmo.com

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Lionel Mould & Rishab Bhardwaj, Loan Administrator

Tel: 212-261-7045

Fax: 917-849-6318

Email: Usloanops2@ca-cib.com

EXHIBIT D

TO ELEVENTH AMENDMENT

SCHEDULE 3.09(a)

LITIGATION

1.

Batton, Bolton, Brace, Kim, James, Mullis, Bisbicos and Parsons v. The National Association of Realtors, Realogy Holdings Corp., Homeservices of America, Inc., BHH Affiliates, LLC, HSF Affiliates, LLC, The Long & Foster Companies, Inc., RE/MAX LLC, and Keller Williams Realty, Inc. (U.S. District Court for the Northern District of Illinois Eastern Division). In this putative nationwide class action filed on January 25, 2021 (formerly captioned as Leeder), the plaintiffs take issue with certain NAR policies, including those related to buyer broker compensation at issue in the Moehrl and Sitzer matters as well as those at issue in the 2020 settlement between the DOJ and NAR, but claim the alleged conspiracy has harmed buyers (instead of sellers). The plaintiffs allege that the defendants made agreements and engaged in a conspiracy in restraint of trade in violation of the Sherman Act and were unjustly enriched, and seek a permanent injunction enjoining NAR from establishing in the future the same or similar rules, policies, or practices as those challenged in the action as well as an award of damages and/or restitution, interest, and reasonable attorneys’ fees and expenses. The Company (together with the other companies named in the complaint) filed a motion to dismiss the complaint on April 20, 2021 and, on June 4, 2021, the plaintiff filed his opposition to which the defendants replied on July 6, 2021. On May 2, 2022, the Court granted the motion to dismiss without prejudice. On July 6, 2022, plaintiffs filed an amended complaint dismissing Leeder as named plaintiff, and substituting in eight new named plaintiffs, and may consequently be referred to as Batton v. The National Association of Realtors, et al. The amended complaint is substantially similar to the original complaint but, in addition to the federal Sherman Act and unjust enrichment claims, plaintiffs have added two claims based on certain state antitrust statutes and consumer protection statutes.

2.

Bumpus, et al. v. Realogy Holdings Corp., et al. (U.S. District Court for the Northern District of California, San Francisco Division). In this class action filed on June 11, 2019, against Anywhere Real Estate Inc. (f/k/a Realogy Holdings Corp.), Anywhere Intermediate Holdings LLC (f/k/a Realogy Intermediate Holdings LLC), Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC ), Anywhere Real Estate Services Group LLC (f/k/a Realogy Services Group LLC), and Anywhere Advisors LLC (f/k/a Realogy Brokerage Group LLC and NRT LLC), and Mojo Dialing Solutions, LLC, plaintiffs allege that independent sales agents affiliated with Anywhere Advisors LLC violated the Telephone Consumer Protection Act of 1991 (TCPA) using dialers provided by Mojo and others. Plaintiffs seek relief on behalf of a National Do Not Call Registry class, an Internal Do Not Call class, and an Artificial or Prerecorded Message class. In March 2022, the Court granted plaintiffs’ motion for class certification for the foregoing classes as to the Anywhere defendants but not as to co-defendant Mojo and dismissed Mojo from the case. Plaintiffs and the Anywhere defendants’ cross-motions for summary judgment were denied without prejudice on May 11, 2022. The Company’s petition for permission to appeal the class certification filed with the 9th Circuit Court of Appeals was denied and the Plaintiffs’ class notice plan was approved on May 26, 2022.